UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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NOBLE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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NOBLE CORPORATION
Dorfstrasse 19A
6340 Baar
Zug, Switzerland

INVITATION TO ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held On April 29, 2011

To the Shareholders of Noble Corporation:

The annual general meeting of shareholders of Noble Corporation, a Swiss corporation (the “Company”), will be held on April 29, 2011, at 3:00 p.m., local time, at the Parkhotel Zug, Industriestrasse 14, Zug, Switzerland.

Agenda Items

(1)	Election of Directors.

Proposal of the Board of Directors

The Board of Directors proposes that the directors set forth below be reelected for a three-year term that will expire in 2014:

Lawrence J. Chazen;
Jon A. Marshall; and
Mary P. Ricciardello.

(2)	Approval of the 2010 Annual Report, the Consolidated Financial Statements of the Company for Fiscal Year 2010 and the Statutory Financial Statements of the Company for Fiscal Year 2010.

Proposal of the Board of Directors

The Board of Directors proposes that our shareholders approve the 2010 Annual Report, the consolidated financial statements for fiscal year 2010 and the statutory financial statements for fiscal year 2010.

(3)	Creation of Reserve Through Appropriation of Retained Earnings.

Proposal of the Board of Directors

The Board of Directors proposes that our shareholders approve the appropriation of Swiss francs (CHF) 345,073,345 of the Company’s retained earnings at December 31, 2010 to a reserve for treasury shares. This reserve would be established and utilized to cancel treasury shares pursuant to Proposal (4), once such cancellation of treasury shares is approved and executed.

(4)	Capital Reduction by Cancellation of Certain Shares Held in Treasury.

Proposal of the Board of Directors

The Board of Directors proposes that our shareholders approve a capital reduction through a cancellation of 10,115,693 shares held in treasury and the amendment to Article 4 of our Articles of Association accordingly.

(5)	Extension of Board Authority to Issue Authorized Share Capital.

Proposal of the Board of Directors

The Board of Directors proposes that our shareholders extend the Board’s authority to issue up to 133,075,000 shares until April 28, 2013 and approve the amendment to Article 6 paragraph 1 of our Articles of Association accordingly. The maximum number of issuable shares corresponds to approximately 48.2% of our registered share capital as of March 10, 2011, and 50% of our registered share capital after giving effect to the capital reduction described in Proposal (4).

(6)	Return of Capital in the Form of a Par Value Reduction.

Proposal of the Board of Directors

The Board of Directors proposes to pay a return of capital through a reduction of the par value of our shares in an aggregate amount equal to CHF 0.52 per share, which is equal to approximately USD $0.56 using the currency exchange rate as published by the Swiss National Bank on March 10, 2011 (0.9331 CHF/1.0 USD), and to pay such amount in four installments of CHF 0.13 per share in August 2011, November 2011, February 2012 and May 2012. Actual distribution payments will be subject to the satisfaction of applicable Swiss law requirements and may vary due to fluctuations in the Swiss franc/U.S. dollar exchange rate between now and each distribution payment date. This reduction in the par value of our shares would have the effect of reducing the current share capital of the Company by an aggregate amount of CHF 143,658,160.36 (based on registered share capital as of March 10, 2011) or CHF 138,398,000 (after giving effect to the capital reduction described in Proposal (4)) (such amounts subject to any adjustment based on the Company’s actual share capital as of the time of the application to the Commercial Registry of the Canton of Zug for the registration of each portion of the capital reduction).

(7)	Ratification of Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for Fiscal Year 2011 and Election of PricewaterhouseCoopers AG as Statutory Auditor.

Proposal of the Board of Directors

The Board of Directors proposes that our shareholders ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2011 and that PricewaterhouseCoopers AG be elected as the Company’s statutory auditor pursuant to the Swiss Code of Obligations for a one-year term commencing on the date of the 2011 annual general meeting of shareholders and terminating on the date of the 2012 annual general meeting of shareholders.

(8)	Discharge of the Members of the Board of Directors and the Executive Officers for Fiscal Year 2010.

Proposal of the Board of Directors

The Board of Directors proposes that our shareholders discharge the members of the Board of Directors and the executive officers from personal liability for fiscal year 2010.

(9)	An Advisory Vote on the Company’s Executive Compensation.

Proposal of the Board of Directors

The Board of Directors proposes that our shareholders, in an advisory vote, approve the compensation of the Company’s named executive officers.

(10)	An Advisory Vote on Whether An Advisory Vote on Executive Compensation Will be Held Every One, Two or Three Years.

Proposal of the Board of Directors

The Board of Directors proposes that our shareholders, in an advisory vote, approve a frequency of once every three years for the submission to shareholders of an advisory vote on the compensation of the Company’s named executive officers.

Organizational Matters

A copy of the proxy materials, including a proxy card, will be sent to each shareholder registered in the Company’s share register as of the close of business, U.S. Eastern time, on March 4, 2011. Any additional shareholders who are registered with voting rights in the Company’s share register as of the close of business, U.S. Eastern time, on April 11, 2011 or who notify the Company’s Corporate Secretary in writing of their acquisition of shares by such time will receive a copy of the proxy materials after April 11, 2011. Shareholders who are not registered in the Company’s share register as of the close of business, U.S. Eastern time, on April 11, 2011 or who have not notified the Company’s Corporate Secretary in writing (mail to Noble Corporation, Attention: Corporate Secretary, Dorfstrasse 19A, 6340 Baar, Zug, Switzerland) of their acquisition of shares by such time will not be entitled to attend, vote or grant proxies to vote at, the 2011 annual general meeting. No shareholder will be entered in or removed from the Company’s share register as a shareholder with voting rights between the close of business, U.S. Eastern time, on April 11, 2011 and the opening of business, U.S. Eastern time, on the day following the annual general meeting. Computershare Trust Company, N.A., as agent, which maintains the Company’s share register, will, however, continue to register transfers of Noble Corporation shares in the share register in its capacity as transfer agent during this period.

Shareholders who are registered with voting rights in the Company’s share register as of the close of business, U.S. Eastern time, on April 11, 2011 or who have notified the Company’s Corporate Secretary in writing of their acquisition of shares by such time (and who have had their notice properly accepted by the Corporate Secretary) have the right to attend the annual general meeting and vote their shares, or may grant a proxy to vote on each of the proposals in this invitation and any other matter properly presented at the meeting for consideration to either the Company or the independent representative, Mr. Joachim Kloter, Kloter & Kohli Attorneys, by marking the proxy card appropriately, executing it in the space provided, dating it and returning it prior to close of business, U.S. Eastern time, on April 28, 2011 either to:

Noble Corporation
c/o MacKenzie Partners, Inc.
Corporate Election Services
P.O. Box 3230
Pittsburgh, PA 15230-9404

or, if granting a proxy to the independent representative:

Mr. Joachim Kloter
c/o Kloter & Kohli Attorneys
Streulistrasse 28
P.O. Box
CH 8032 Zurich, Switzerland

Shares of holders who are registered with voting rights in the Company’s register as of the close of business, U.S. Eastern time, on April 11, 2011 or who have notified the Company’s Corporate Secretary in writing of their acquisition of shares by such time (and who have had their notice properly accepted by the Corporate Secretary) and who have timely submitted a properly executed proxy card and specifically indicated their votes will be voted as indicated. The Company or the independent representative, as applicable, will vote shares of holders with voting rights who have timely submitted a properly executed proxy card and have not specifically indicated their votes (irrespective of whether a proxy has been granted to the Company or the independent representative) in the manner recommended by the Board of Directors.

If any other matters are properly presented at the meeting for consideration, the Company and the independent representative, as applicable, will vote on these matters in the manner recommended by the Board of Directors.

Shareholders who hold their shares in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee when voting their shares. Shareholders who hold their shares in the name of a bank, broker or other nominee and wish to vote in person at the meeting must obtain a valid proxy from the organization that holds their shares.

We may accept a proxy by any form of communication permitted by Swiss law and our Articles of Association.

Please note that shareholders attending the annual general meeting in person or by proxy are required to show their proxy card and proper identification on the day of the annual general meeting. In order to determine attendance correctly, any shareholder leaving the annual general meeting early or temporarily is requested to present such shareholder’s proxy card and proper identification upon exit.

Proxy Holders of Deposited Shares

Institutions subject to the Swiss Federal Law on Banks and Savings Banks as well as professional asset managers who hold proxies for beneficial owners who did not grant proxies to the Company or the independent representative are kindly asked to inform the Company of the number and par value of the shares they represent as soon as possible, but no later than April 29, 2011, 2:00 p.m. Zug time, at the admission desk for the annual general meeting.

Annual Report, Consolidated Financial Statements

A copy of the 2010 Annual Report of the Company, including the consolidated financial statements for fiscal year 2010, the statutory financial statements for fiscal year 2010 and the audit reports on such statements, are available for physical inspection at the Company’s registered office at Dorfstrasse 19A, 6340 Baar, Zug, Switzerland. Copies of these materials may be obtained without charge by contacting Investor Relations at our offices at Dorfstrasse 19A, 6340 Baar, Zug, Switzerland, telephone number 41 (41) 761-6555.

Your vote is important.  All shareholders are cordially invited to attend the meeting. We urge you, whether or not you plan to attend the meeting, to submit your proxy by completing, signing, dating and mailing the enclosed proxy or voting instruction card in the postage-paid envelope provided.

By Order of the Board of Directors

Julie J. Robertson
Secretary

Baar, Switzerland
March 14, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL GENERAL MEETING TO BE HELD ON APRIL 29, 2011.

Our proxy statement and 2010 Annual Report are available at
www.noblecorp.com/2011proxymaterials

The U.S. Securities and Exchange Commission has adopted a “Notice and Access” rule that allows companies to deliver a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders in lieu of a paper copy of the proxy statement, the glossy annual report to shareholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2010, and the 2010 statutory financials, including the audit reports on the 2010 consolidated financial statements and on the 2010 statutory financials (the “2010 Annual Report”), and related materials (collectively, the “proxy materials”). Accordingly, on March 14, 2011, we will start mailing the Notice to our shareholders and will post our proxy materials on the website referenced in the Notice (www.noblecorp.com/2011proxymaterials).

The Notice will instruct you as to how you may access and review the information in the proxy materials. Alternatively, you may order a paper copy of the proxy materials at no charge by following the instructions provided in the Notice.

In addition, we intend to mail a paper copy of the proxy materials to any other shareholder who is a shareholder of record on April 11, 2011 but was not a shareholder on March 4, 2011.

v

Page No.

GENERAL	1

BACKGROUND OF THE COMPANY	1

PROXIES AND VOTING INSTRUCTIONS	1

PRESENCE QUORUM	3

VOTES REQUIRED	3

RECORD DATE	4

PROPOSAL 1 ELECTION OF DIRECTORS	4

NOMINEES FOR DIRECTORS	5

ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS	7

POLICIES AND PROCEDURES RELATING TO TRANSACTIONS WITH RELATED PERSONS	12

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	14

EXECUTIVE COMPENSATION	15

COMPENSATION DISCUSSION AND ANALYSIS	15

COMPENSATION COMMITTEE REPORT	28

SUMMARY COMPENSATION TABLE	29

GRANTS OF PLAN-BASED AWARDS	30

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	31

OPTION EXERCISES AND STOCK VESTED	32

PENSION BENEFITS	32

NONQUALIFIED DEFERRED COMPENSATION	34

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE OF CONTROL	35

DIRECTOR COMPENSATION	41

EQUITY COMPENSATION PLAN INFORMATION	43

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	43

REPORT OF THE AUDIT COMMITTEE	44

AUDITORS	45

PROPOSAL 2 APPROVAL OF THE 2010 ANNUAL REPORT, THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY FOR FISCAL YEAR 2010 AND THE STATUTORY FINANCIAL STATEMENTS OF THE COMPANY FOR FISCAL YEAR 2010	46

PROPOSAL 3 CREATION OF RESERVE THROUGH APPROPRIATION OF RETAINED EARNINGS	47

PROPOSAL 4 CAPITAL REDUCTION BY CANCELLATION OF CERTAIN SHARES HELD IN TREASURY	48

PROPOSAL 5 EXTENSION OF BOARD AUTHORITY TO ISSUE AUTHORIZED SHARE CAPITAL	49

PROPOSAL 6 RETURN OF CAPITAL IN THE FORM OF A PAR VALUE REDUCTION	51

PROPOSAL 7 APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND ELECTION OF PRICEWATERHOUSECOOPERS AG AS STATUTORY AUDITOR	53

NOBLE CORPORATION
Dorfstrasse 19A
6340 Baar
Zug, Switzerland

PROXY STATEMENT

For Annual General Meeting of Shareholders
To Be Held on April 29, 2011

GENERAL

This proxy statement is furnished to shareholders of Noble Corporation, a Swiss company (“Noble Switzerland”), in connection with the solicitation by our board of directors (“Board”) of proxies for use at the annual general meeting of shareholders to be held on April 29, 2011 at 3:00 p.m., local time, at the Parkhotel Zug, Industriestrasse 14, Zug, Switzerland, and for the purposes set forth in the accompanying notice. The approximate date of first mailing of this proxy statement and the accompanying proxy or, in the case of participants in the Noble Drilling Corporation 401(k) Savings Plan, voting instruction card is March 14, 2011.

Background of the Company

In March 2009, Noble Corporation, a Cayman Islands company (“Noble Cayman”), completed a series of transactions pursuant to which Noble Cayman, by way of schemes of arrangement under Cayman Islands law, became a wholly owned subsidiary of Noble Switzerland (the “Transaction”). In the Transaction, Noble Switzerland issued one of its shares in exchange for each ordinary share of Noble Cayman. In addition, Noble Switzerland issued approximately 15 million of its shares to Noble Cayman for future use to satisfy its obligations to deliver shares in connection with awards granted under its employee benefit plans and other corporate purposes. The Transaction effectively changed the place of incorporation of the publicly traded parent of the Noble group of companies from the Cayman Islands to Switzerland.

References to the “Company,” “we,” “us,” or “our” for periods before March 27, 2009 include Noble Cayman together with its subsidiaries, unless the context indicates otherwise. References to the “Company,” “we,” “us” or “our” for periods from and after March 27, 2009 include Noble Switzerland together with its subsidiaries, unless the context indicates otherwise.

Proxies and Voting Instructions

A proxy card is being sent with this proxy statement to each holder of shares registered in the Company’s register as of the close of business, U.S. Eastern time, on March 4, 2011. In addition, a proxy card will be sent with this proxy statement to each additional holder of shares who is registered with voting rights in the Company’s register as of the close of business, U.S. Eastern time, on April 11, 2011 (which is effectively the record date for the meeting) or who notifies the Company’s Corporate Secretary in writing of their acquisition of shares by such time. If you are registered as a shareholder in the Company’s register as of the close of business, U.S. Eastern time, on April 11, 2011 or you have notified the Company’s Corporate Secretary in writing of your acquisition of shares by such time (and your notice has been properly accepted by the Corporate Secretary), you may grant a proxy to vote on each of the proposals described in this proxy statement and any other matter properly presented at the meeting for consideration to either the Company or the independent representative, Mr. Joachim Kloter, Kloter & Kohli Attorneys, by marking your proxy card appropriately, executing it in the space provided, dating it and returning it prior to the close of business, U.S. Eastern time, on April 28, 2011 either to:

Noble Corporation
c/o MacKenzie Partners, Inc.
Corporate Election Services
P.O. Box 3230
Pittsburgh, PA 15230-9404

or, if granting a proxy to the independent representative:

Mr. Joachim Kloter
c/o Kloter & Kohli Attorneys
Streulistrasse 28
P.O. Box
CH 8032 Zurich, Switzerland

Please sign, date and mail your proxy card in the envelope provided.

If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares.  In particular, if you hold your shares in “street name” through The Depository Trust Company (“DTC”), you should follow the procedures typically applicable to voting of securities beneficially held through DTC because Cede & Co., as nominee of DTC, has been registered with voting rights in the Company’s share register with respect to such shares.

Although the Company is organized under Swiss law, the Company is subject to the SEC proxy requirements and the applicable corporate governance rules of the New York Stock Exchange (“NYSE”), where its shares are listed, and has not imposed any restrictions on trading of its shares as a condition of voting at the annual general meeting. In particular, the Company has not imposed any “share blocking” or similar transfer restrictions of a type that might be associated with voting by holders of bearer shares or American Depositary Receipts and has not issued any bearer shares or American Depositary Receipts.

Under NYSE rules, brokers who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, but are precluded from exercising their voting discretion for proposals for “non-routine” matters. Proxies submitted by brokers without instructions from customers for these non-routine matters are referred to as “broker non-votes.” The following proposals are non-routine matters under NYSE rules: Proposal (1) (Election of Directors), Proposal (4) (Capital Reduction by Cancellation of Certain Shares Held in Treasury), Proposal (6) (Return of Capital in the Form of a Par Value Reduction), Proposal (9) (Advisory Vote on Executive Compensation) and Proposal (10) (Advisory Vote on Frequency of Executive Compensation Advisory Vote).

If you were a holder with voting rights on April 11, 2011 and have timely submitted a properly executed proxy card and specifically indicated your votes, your shares will be voted as indicated. If you were a holder with voting rights on April 11, 2011 and you have timely submitted a properly executed proxy card and have not specifically indicated your votes (irrespective of whether a proxy has been granted to the Company or the independent representative), the Company or the independent representative, as applicable, will vote your shares in the manner recommended by our Board.

There are no other matters that our Board intends to present, or has received proper notice that others will present, at the annual general meeting. If any other matters are properly presented at the meeting for consideration, the Company and the independent representative, as applicable, will vote any proxies submitted to them on these matters in the manner recommended by our Board.

You may revoke your proxy at any time prior to its exercise by:

•	giving written notice of the revocation to our Corporate Secretary, with respect to proxies granted to the Company, or to the independent representative at the address set forth above, with respect to proxies granted to the independent representative, in each case before April 29, 2011;

•	notifying our Corporate Secretary at least two hours before the time the meeting is scheduled to begin, with respect to proxies granted to the Company, or notifying the independent representative at least two hours before the time the meeting is scheduled to begin, with respect to proxies granted to the independent representative, and appearing at the annual general meeting and voting in person; or

•	properly completing and executing a later-dated proxy and delivering it to our Corporate Secretary or the independent representative, as applicable, at or before the meeting.

If you attend the annual general meeting in person without voting, this will not automatically revoke your proxy. If you revoke your proxy during the meeting, this will not affect any vote previously taken. If you hold shares through someone else, such as a bank, broker or other nominee, and you desire to revoke your proxy, you should follow the instructions provided by your bank, broker or other nominee.

If you were a participant in the Noble Drilling Corporation 401(k) Savings Plan as of the close of business, U.S. Eastern time, on March 4, 2011 or April 11, 2011, you should receive a voting instruction card for shares held in the Plan. You can provide instructions to the plan trustee as to how to vote shares held in the plan by completing, signing, dating and mailing the voting instruction card in the postage-paid envelope.

Presence Quorum

The presence of shareholders, in person or by proxy, holding at least a majority of the total shares entitled to vote at the annual general meeting will constitute a presence quorum for purposes of all proposals. For all proposals, abstentions and “broker non-votes” will be counted as present for purposes of determining whether there is a presence quorum.

Votes Required

Each share is entitled to one vote.

Approval of the proposal to reelect the three nominees named in the proxy statement as directors (Agenda Item (1)) requires the affirmative vote of a plurality of the votes cast in person or by proxy. The plurality requirement means that the director nominee with the most votes for a board seat is elected to that board seat.

Approval of the proposal to extend our Board’s authority to issue authorized share capital (Agenda Item (5)) requires the affirmative vote of at least two-thirds of the shares represented in person or by proxy at the annual general meeting (which will also satisfy the requirement for approval of the absolute majority of the par value of such shares).

Approval of each of the following proposals requires the affirmative vote of a majority of the votes cast on such proposal at the annual general meeting in person or by proxy:

•	the proposal to approve the 2010 Annual Report, the consolidated financial statements of the Company for fiscal year 2010 and the statutory financial statements of the Company for fiscal year 2010 (Agenda Item (2));

•	the proposal to create of reserve through appropriation of retained earnings (Agenda Item (3));

•	the proposal to reduce the Company’s share capital by cancellation of certain shares held in treasury (Agenda Item (4));

•	the proposal to pay a return of capital in the form of a par value reduction (Agenda Item (6));

•	the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011 and to elect PricewaterhouseCoopers AG as the Company’s statutory auditor for a one-year term (Agenda Item (7));

•	the proposal to discharge the members of our Board and our executive officers for fiscal year 2010 (Agenda Item (8));

•	the advisory vote on executive compensation (Agenda Item (9)); and

•	the advisory vote on the frequency of the executive compensation advisory vote (Agenda Item (10)).

Abstentions and broker non-votes will have no effect on the proposals in Agenda Item (1) (the election of directors), Agenda Item (2) (approval of the 2010 Annual Report, the consolidated financial statements of the Company for fiscal year 2010 and the statutory financial statements of the Company for fiscal year 2010), Agenda Item (3) (creation of a reserve through appropriation of retained earnings), Agenda Item (4) (approval of a capital reduction by cancellation of certain shares held in treasury), Agenda Item (6) (approval of a return of capital in the form of a par value reduction), Agenda Item (7) (the ratification of appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2011 and election of PricewaterhouseCoopers AG as the Company’s statutory auditor), Agenda Item (8) (discharge of the members of our Board and our executive officers), Agenda Item (9) (advisory vote on executive compensation) and Agenda Item (10) (advisory vote on the frequency of the executive compensation advisory vote). The votes of any member of our Board or any of our executive officers will not be counted towards the proposal to discharge the members of our Board and our executive officers.

Abstentions and broker non-votes will be the equivalent of a vote against the proposal in Agenda Item (5) (extension of Board authority to issue authorized share capital).

Record Date

Only shareholders of record as of the close of business, U.S. Eastern time, on April 11, 2011 are entitled to notice of, to attend, and to vote or to grant proxies to vote at, the annual general meeting. No shareholder will be entered in or removed from the Company’s share register with voting rights between the close of business, U.S. Eastern time, on April 11, 2011 and the opening of business, U.S. Eastern time, on the day following the annual general meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Articles of Association provide for three classes of directors, with approximately one-third of the directors constituting our Board being elected each year to serve a three-year term. Three directors compose the class whose term expires at the 2011 annual general meeting: Lawrence J. Chazen, Jon A. Marshall and Mary P. Ricciardello.

The nominating and corporate governance committee of our Board has approved, and our Board has unanimously nominated, Mr. Chazen, Mr. Marshall and Ms. Ricciardello for re-election as directors of the Company to serve three-year terms expiring in 2014.

The directors nominated for re-election at the annual general meeting will be elected by a plurality of the votes cast by the shareholders present in person or by proxy at the meeting. All duly submitted and unrevoked proxies will be voted for the nominees nominated by our Board, except where authorization so to vote is withheld.

Recommendation

Our Board unanimously recommends that shareholders vote FOR the re-election of its nominees for director.

Information about the directors nominated for re-election at the annual general meeting, and the directors whose terms do not expire at the annual general meeting, is presented below. When assessing the qualifications of a particular person to serve as a director, our nominating and corporate governance committee and our Board consider an individual candidate’s experience as well as the collective experiences of our Board members taken as a whole. The members of our Board, including the directors nominated for re-election, have a variety of experiences and attributes that qualify them to serve on our Board, including accounting, finance and legal experience, extensive senior management experience in the energy industry, including oil and gas and offshore drilling, and experience as directors of other public companies. Certain members also possess valuable historical knowledge of the Company and our industry by virtue of their previous service on our Board.

NOMINEES FOR DIRECTORS

Lawrence J. Chazen, age 70, director since 1994	Mr. Chazen has served since 1977 as Chief Executive Officer of Lawrence J. Chazen, Inc., a California registered investment adviser engaged in providing financial advisory services. Mr. Chazen brings to our Board a strong financial background, knowledge of the drilling industry and a history with the Company as a director for over 15 years.

Jon A. Marshall, age 59, director since 2009	Mr. Marshall served as President and Chief Operating Officer of Transocean Inc. from November 2007 to May 2008, and immediately prior to that served as Chief Executive Officer of GlobalSantaFe Corporation from May 2003 until November 2007, when GlobalSantaFe merged with Transocean. Transocean is an offshore drilling contractor. Mr. Marshall has not held a principal employment since leaving his position with Transocean. Mr. Marshall is a director of Cobalt International Energy, Inc. and also serves as a director of two non-profit organizations. Mr. Marshall brings to our Board experience in executive positions and experience as a director for public offshore drilling companies.

Mary P. Ricciardello, age 55, director since 2003	Ms. Ricciardello served as Senior Vice President and Chief Accounting Officer of Reliant Energy, Inc. from January 2001 to August 2002, and immediately prior to that served as its Senior Vice President and Comptroller from September 1999 to January 2001 and as its Vice President and Comptroller from 1996 to September 1999. Ms. Ricciardello also served as Senior Vice President and Chief Accounting Officer of Reliant Resources, Inc. from May 2001 to August 2002. Reliant principally provides electricity and energy services to retail and wholesale customers. Ms. Ricciardello’s current principal occupation is as a certified public accountant, and she has not held a principal employment since leaving her positions with Reliant Energy, Inc. and Reliant Resources, Inc. in August 2002. Ms. Ricciardello is also a director of Devon Energy Corporation and several non-profit organizations. Ms. Ricciardello also served as a director of U.S. Concrete, Inc. from 2003 until August 2010. Ms. Ricciardello brings to our Board extensive accounting experience and experience from service on the boards of multiple public companies.

Class Whose Term Expires In 2012

Julie H. Edwards, age 52, director since 2006	Ms. Edwards served as Senior Vice President of Corporate Development of Southern Union Company from November 2006 to January 2007, and immediately prior to that served as its Senior Vice President and Chief Financial Officer from July 2005 to November 2006. Southern Union is primarily engaged in the transportation and distribution of natural gas. Prior to joining Southern Union, Ms. Edwards served as Executive Vice President — Finance and Administration and Chief Financial Officer for Frontier Oil Corporation in Houston since 2000. She joined Frontier Oil in 1991 as Vice President — Secretary and Treasurer after serving as Vice President of Corporate Finance for Smith Barney, Harris, Upham & Co., Inc., New York and Houston, from 1988 to 1991, after joining the company as an associate in 1985. Ms. Edwards has not held a principal employment since retiring from Southern Union. Ms. Edwards is also a director of ONEOK, Inc. and ONEOK Partners GP, L.L.C. Ms. Edwards served as a director of the NATCO Group, Inc. from 2004 until its merger with Cameron International Corporation in 2009. Ms. Edwards brings to our Board experience in finance and senior management positions for multiple energy companies and experience as a director of several public companies.

Marc E. Leland, age 72, director since 1994	Mr. Leland has served since 1984 as President of Marc E. Leland & Associates, Inc., a company engaged in the business of providing financial advisory services. During his career, Mr. Leland has served as Assistant Secretary of the Treasury for International Affairs, Senior Advisor at the Mutual Balanced Force Reduction Negotiations in Vienna, Austria, a partner in the law firms of Proskauer, Rose, Goetz & Mendelsohn and Cerf, Robinson & Leland, General Counsel to the Peace Corps, a faculty fellow at Harvard Law School and a Ford Foundation fellow at the Institute of Comparative Law in Paris, France. Mr. Leland has previously served as a director of numerous public companies, including Avon Products, Inc. and S.G. Warburg & Co. Mr. Leland also serves as a director of several non-profit organizations. Mr. Leland brings to our Board a strong financial and legal background and knowledge of the drilling industry and the Company by virtue of his service as a director of the Company for over 15 years.

David W. Williams, age 53, director since 2008	Mr. Williams has served as Chairman, President and Chief Executive Officer of the Company since January 2, 2008. Mr. Williams served as Senior Vice President — Business Development of Noble Drilling Services Inc., an indirect, wholly-owned subsidiary of the Company, from September 2006 to January 2007, as Senior Vice President — Operations of Noble Drilling Services Inc. from January to April 2007, and as Senior Vice President and Chief Operating Officer of the Company from April 2007 to January 2, 2008. Prior to September 2006, Mr. Williams served for more than five years as Executive Vice President of Diamond Offshore Drilling, Inc., an offshore oil and gas drilling contractor. Mr. Williams brings to our Board extensive experience in senior management positions in the offshore drilling sector and knowledge of the Company and the industry by virtue of his position as President and Chief Executive Officer of the Company.

Class Whose Term Expires In 2013

Michael A. Cawley, age 63, director since 1985	Mr. Cawley has served as President and Chief Executive Officer of The Samuel Roberts Noble Foundation, Inc., a not-for-profit corporation (the “Noble Foundation”), since February 1992, after serving as Executive Vice President of the Noble Foundation since January 1991. Mr. Cawley has served as a trustee of the Noble Foundation since 1988. The Noble Foundation is engaged in agricultural research, education, demonstration and consultation; plant biology and applied biotechnology; and assistance through granting to selected nonprofit organizations. For more than five years prior to 1991, Mr. Cawley was the President of Thompson & Cawley, a professional corporation, attorneys at law; and Mr. Cawley currently serves as Of Counsel to the law firm of Thompson, Cawley, Veazey & Burns, a professional corporation. Mr. Cawley is a director of Noble Energy, Inc. and also serves as a director of several non-profit organizations. Mr. Cawley brings to our Board experience in, and knowledge of, both the drilling industry and broader energy industry and knowledge of the Company by virtue of his 25 years experience as a director of the Company and his other energy industry and legal experience.

Gordon T. Hall, age 51, director since 2009	Mr. Hall serves as Chairman of the Board of Exterran Holdings, Inc., a natural gas compression and production services company. He previously served as Chairman of the Board of Hanover Compressor Company from May 2005 until its merger with Universal Compression Holdings, Inc. to create Exterran in August 2007. Mr. Hall retired as Managing Director from Credit Suisse, a brokerage services and investment banking firm, where he was employed from 1987 through 2002. While at Credit Suisse, Mr. Hall served as Senior Oil Field Services Analyst and Co-Head of the Global Energy Group. Mr. Hall has not held a principal employment since leaving his position with Credit Suisse. Mr. Hall was a director of Hydril Company, an oil and gas service company specializing in pressure control equipment and premium connections for tubing and casing, until its merger with Tenaris S.A. in May 2007 and was a director of Grant Prideco, Inc., a drilling technology and manufacturing company, until its acquisition by National Oilwell Varco, Inc. in April 2008. Mr. Hall also serves as a director of several non-profit organizations. Mr. Hall brings to our Board financial and analytical expertise and investment banking experience, with a focus on the energy sector, and experience as a director of multiple public energy companies.

Jack E. Little, age 72, director since 2000	Mr. Little served as President and Chief Executive Officer of Shell Oil Company, and a member of the Board of Directors and Chairman and Chief Executive Officer of Shell Exploration & Production Company for more than five years until his retirement in June 1999. Shell Oil Company and its subsidiaries, with extensive operations in the United States, explore, develop, produce, purchase, transport and market crude oil and natural gas; they also purchase, manufacture, transport and market oil and chemical products and provide technical and business services. Mr. Little also served as a director of TXU Corporation from 2001 to 2007 and as a Trustee for the Baylor College of Medicine. Mr. Little brings to our Board extensive experience in the energy industry, specifically in oil and gas exploration and production and related services, and significant executive experience.

None of the corporations or other organizations in which our non-management directors carried on their respective principal occupations and employments or for which our non-management directors served as directors during the past five years is a parent, subsidiary or other affiliate of the Company.

ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

Board Independence

Our Board has determined that (a) each of Mr. Cawley, Mr. Chazen, Ms. Edwards, Mr. Hall, Mr. Leland, Mr. Little, Mr. Marshall and Ms. Ricciardello qualifies as an “independent” director under the NYSE corporate governance rules and (b) each of Mr. Chazen, Ms. Edwards, Mr. Hall and Ms. Ricciardello, constituting all the members of the audit committee, qualifies as “independent” under Rule 10A-3 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). Independent non-management directors comprise in full the membership of each committee described below under “Board Committees and Meetings.”

In order for a director to be considered independent under the NYSE rules, our Board must affirmatively determine that the director has no material relationship with the Company. The Company’s corporate governance guidelines provide that a director will not be independent if, within the preceding three years,

•	the director was employed by the Company;

•	an immediate family member of the director was an executive officer of the Company;

•	the director or an immediate family member of the director received more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such service is not contingent in any way on continued service);

•	the director was affiliated with or employed by, or an immediate family member of the director was affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company;

•	the director or an immediate family member of the director was employed as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee; or

•	the director is an executive officer or an employee, or an immediate family member of the director is an executive officer, of a company that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or two percent of such other company’s consolidated gross revenues.

The following will not be considered by our Board to be a material relationship that would impair a director’s independence. If a director is an executive officer of, or beneficially owns in excess of 10 percent equity interest in, another company

•	that does business with the Company, and the amount of the annual payments to the Company is less than five percent of the annual consolidated gross revenues of the Company;

•	that does business with the Company, and the amount of the annual payments by the Company to such other company is less than five percent of the annual consolidated gross revenues of the Company; or

•	to which the Company was indebted at the end of its last fiscal year in an aggregate amount that is less than five percent of the consolidated assets of the Company.

For relationships not covered by the guidelines in the immediately preceding paragraph, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, is made by our directors who satisfy the independence guidelines described above. These independence guidelines used by our Board are set forth in our corporate governance guidelines, which are published under the governance section of our website at www.noblecorp.com.

In accordance with the Company’s corporate governance guidelines, the non-management directors have chosen a lead director to preside at regularly scheduled executive sessions of our Board held without management present. Mr. Cawley currently serves as lead director. For more information, please read “Board’s Leadership Structure and Role in Risk Oversight.”

Board Committees and Meetings

The Company has standing audit, compensation and nominating and corporate governance committees of our Board. Each of these committees operates under a written charter that has been adopted by the respective committee and by our Board. The charters are published under the governance section of the Company’s website at www.noblecorp.com and are available in print to any shareholders who request them.

The current members of the committees, number of meetings held by each committee during 2010, and a description of the functions performed by each committee are set forth below:

Audit Committee (nine meetings).  The current members of the audit committee are Mary P. Ricciardello, Chair, Lawrence J. Chazen, Julie H. Edwards and Gordon T. Hall. The primary responsibilities of the audit committee are to select and retain the Company’s auditors (including review and approval of the terms of engagement and fees), to review with the auditors the Company’s financial reports (and other financial information) provided to the SEC and the investing public, to prepare and publish an annual report for inclusion in this proxy statement, and to assist our Board with oversight of the following: integrity of the Company’s financial statements; compliance by the Company with standards of business ethics and legal and regulatory requirements; qualifications and independence of the Company’s independent auditors (including both our independent registered public accounting firm and our statutory auditors); and performance of the Company’s independent auditors and internal auditors. Our Board has determined that Ms. Ricciardello is an “audit committee financial expert” as that term is defined under the applicable SEC rules and regulations. The audit committee’s report relating to 2010 begins on page 44 of this proxy statement.

Compensation Committee (eight meetings).  The current members of the compensation committee are Marc E. Leland, Chair, Michael A. Cawley, Jack E. Little and Jon A. Marshall. The primary responsibilities of the compensation committee are to discharge our Board’s responsibilities relating to compensation of directors and executive officers, to assist our Board in reviewing and administering compensation, benefits, incentive and equity-based compensation plans, and to prepare an annual disclosure under the caption “Compensation Committee Report” for inclusion in the Company’s proxy statement for its annual general meeting of shareholders. The compensation committee’s report relating to 2010 appears on page 28 of this proxy statement.

Nominating and Corporate Governance Committee (four meetings).  The current members of the nominating and corporate governance committee are Michael A. Cawley, Chair, Julie H. Edwards and Marc E. Leland. The primary responsibilities of the nominating and corporate governance committee are to assist our Board in reviewing, evaluating, selecting and recommending director nominees when one or more directors are to be appointed, elected or re-elected to our Board; to monitor, develop and recommend to our Board a set of principles, policies and practices relating to corporate governance; and to oversee the process by which our Board, our Chief Executive Officer and executive management are evaluated.

The nominating and corporate governance committee believes that directors should possess the highest personal and professional ethics, character, integrity and values; an inquisitive and objective perspective; practical wisdom; and mature judgment. Directors must be willing to devote sufficient time to discharging their duties and responsibilities effectively, and they should be committed to serving on our Board for an extended period of time. The nominating and corporate governance committee considers diversity in identifying nominees for director and endeavors to have a Board representing diverse experience in areas that will contribute to our Board’s ability to perform its roles relating to oversight of the Company’s business, strategy and risk exposure worldwide. Without limiting the generality of the preceding sentence, the nominating and corporate governance committee takes into account, among other things, the diversity of business, leadership and personal experience of Board candidates and determines how that experience will serve the best interests of the Company.

The nominating and corporate governance committee’s process for identifying candidates includes seeking recommendations from one or more of the following: current and retired directors and executive officers of the Company; a firm (or firms) that specializes in identifying director candidates (which firm may earn a fee for its services paid by the Company); persons known to directors of the Company in accounting, legal and other professional service organizations or educational institutions; and, subject to compliance with applicable procedures, shareholders of the Company. The nominating and corporate governance committee’s process for evaluating candidates includes investigation of the person’s specific experiences and skills, time availability in light of commitments, potential conflicts of interest, and independence from management and the Company. Candidates recommended by a shareholder are evaluated in the same manner as are other candidates. We did not receive any recommendations from shareholders of the Company for director nominees for the annual general meeting.

Under the Company’s policy on director attendance at annual general meetings of shareholders, all directors are expected to attend each annual general meeting, and any director who should become unable to attend the annual general meeting is responsible for notifying the Chairman of the Board in advance of the meeting. At the date of this proxy statement, we know of no director who will not attend the annual general meeting. In 2010, all directors attended the general meeting of shareholders held on April 30, 2010.

In 2010, our Board held five meetings. In 2010, each director attended at least 75% of the aggregate of (1) the total number of meetings of our Board and (2) the total number of meetings of committees of our Board on which such director served (during the periods that such director served).

Our By-laws provide that our Board will select from among its members one Chairman, and since January 2008, David W. Williams has held both the positions of Chairman and Chief Executive Officer of the Company. For much of our corporate history, our Chief Executive Officer has also served as Chairman. This Board leadership structure has served the Company and our shareholders well and is commonly used by other companies whose securities are publicly traded in the United States.

Our Articles of Association provide our Board the flexibility either to combine or to separate the positions of Chairman and Chief Executive Officer. Our Board believes it is in the best interests of the Company and our shareholders for our Board to have the flexibility to determine the best director to serve as Chairman, whether such director is an independent director or our Chief Executive Officer. At the current time, our Board believes that the Company and our shareholders are best served by having the Chief Executive Officer also serve as Chairman. The Chief Executive Officer bears the primary responsibility for managing our day-to-day business, and our Board believes that he is the person who is best suited to chair Board meetings and ensure that key business issues and shareholder interests are brought to the attention of our Board.

Our Board believes that the Company and our shareholders are best served when directors are free to exercise their respective independent judgment to determine what leadership structure works best for us based upon the then current facts and circumstances. Although our Board may determine to separate the positions of Chairman and Chief Executive Officer in the future should circumstances change, for the foreseeable future we believe that combining these positions in an individual with extensive experience in the drilling industry, together with a lead director and Board committees chaired by independent directors as described below, is the right leadership structure for our Board.

In addition to Mr. Williams, our Board has eight board members, all of whom are independent under the NYSE corporate governance rules as described under “Additional Information Regarding the Board of Directors — Board Independence.” Pursuant to our corporate governance guidelines, our non-management directors meet in executive sessions without our Chief Executive Officer or any other management present in connection with each regularly scheduled meeting of our Board. In accordance with our corporate governance guidelines, our non-management directors have chosen Mr. Cawley to serve as lead director and to preside at regularly scheduled executive sessions of our Board and at any other Board meeting held without management present. The lead director is also responsible for approving information sent to our Board, including meeting agendas and meeting schedules for our Board, and for acting as the principal conduit for the communication of information from the non-management directors to our Chief Executive Officer.

In addition, each of our Board’s three standing committees, the audit committee, the compensation committee and the nominating and corporate governance committee, is composed of independent directors and each has a non-management, independent Board member acting as chair.

To provide ongoing reviews of the effectiveness of our Board, including the effectiveness of our Board leadership structure, our corporate governance guidelines provide for annual assessments by Board members of the effectiveness of our Board and of our Board committees on which such members serve.

Consistent with our Articles of Association, By-laws and corporate governance guidelines, our Board is responsible for determining the ultimate direction of our business, determining the principles of our business strategy and policies and promoting the long-term interests of the Company. Our Board possesses and exercises oversight authority over our business and, subject to our governing documents and applicable law, generally delegates day-to-day management of the Company to our Chief Executive Officer and our executive management. Viewed from this perspective, our Board generally oversees risk management, and the Chief Executive Officer and other members of executive management generally manage the material risks that we face.

Pursuant to the requirements of laws, rules and regulations that apply to companies whose securities are publicly traded in the United States, as described above, our audit committee assists our Board in oversight of the integrity of the Company’s financial statements, our compliance with standards of business ethics and legal and regulatory requirements and various matters relating to our publicly available financial information and our internal and independent auditors. Our audit committee also discusses policies with respect to risk assessment and risk management with our management team. Certain risks associated with the performance of our executive management fall within the authority of our nominating and corporate governance committee, which is responsible for evaluating potential conflicts of interest and independence of directors and Board candidates, monitoring and developing corporate governance principles and overseeing the process by which our Board, our Chief Executive Officer and our executive management are evaluated. Risks associated with retaining executive management fall within the scope of the authority of our compensation committee, which assists our Board in reviewing and administering compensation, benefits, incentive and equity-based compensation plans.

Responsibility for risk oversight that does not fall within the scope of authority of our three standing Board committees rests with our entire Board. Our Board also has the responsibility for monitoring and assessing any potential material risks identified by its committees, or otherwise ensuring management is monitoring and assessing, and, to the extent appropriate, mitigating such risks. Risks falling within this area include but are not limited to general business and industry risks, operating risks, financial risks and compliance risks that we face. We have not concentrated within our executive management responsibility for all risk management in a single risk management officer within our executive management, but rather we rely on a management steering committee to administer an enterprise risk management (ERM) system that is designed to ensure that the most significant risks to the Company, on a consolidated basis, are being managed and monitored appropriately. Through the ERM system, the steering committee:

•	monitors the universe of risks that we face;

•	assesses processes and participants for identifying risk;

•	determines the Company’s risk appetite and approves mitigation strategies and responsibilities;

•	attempts to ensure top risk areas are addressed and managed where possible;

•	works with any committee member or their designees to assist in evaluation of risks that may be of concern to the Board or a committee of the Board; and

•	makes regular reports to our Board on management’s assessment of exposure to risk and steps management has taken to monitor and deal with such exposure.

Our Board monitors the ERM system and other risk management information provided to it and provides feedback to management from time to time that may be used to better align risk management practices and systems with the risk philosophy and risk tolerances of our Board.

Shareholder Communications with Directors

Our Board has approved the following process for shareholders and other security holders of the Company and interested parties to send communications to our Board. To contact all directors on our Board, all directors on a Board committee, an individual director, or the non-management directors of our Board as a group, the shareholder, other security holder or interested party can:

•	mail Noble Corporation, Attention: Corporate Secretary, at Dorfstrasse 19A, 6430 Baar, Zug, Switzerland;

•	e-mail nobleboard@noblecorp.com; or

•	telephone the NobleLine (anonymous and available 24 hours a day, seven days a week) at +1 (704) 544-2879.

All communications received in the mail are opened by the office of the Company’s Secretary for the purpose of determining whether the contents represent a message to our Board. All communications received electronically are processed under the oversight of our Board by the Company’s general counsel or chief compliance officer. Complaints or concerns relating to the Company’s accounting, internal accounting controls, or auditing matters are referred to the audit committee of our Board. Complaints or concerns relating to other corporate matters, which are not addressed to a specific director, are referred to the appropriate functional manager within the Company for review and response. Complaints or concerns relating to corporate matters other than the specific items referred to the audit committee as described above, which are addressed to a specific director, committee of our Board, or group of directors, are promptly relayed to such persons.

Director Education

We provide our directors with information and materials that are designed to assist them in performing their duties as directors. We provide directors with periodic training on certain policies, standards and procedures of the Company, including guidance and advice on compliance therewith. We provide director manuals, periodic presentations on new developments in relevant areas, such as legal and accounting matters, as well as opportunities to attend director education programs at the Company’s expense. Our director manual contains important information about the Company and the responsibilities of our directors, including: our Articles of Association and By-laws; guidelines for assignments regarding standing committees of our Board; the charter for each of our Board committees; a summary of laws and regulations regarding compliance with insider reporting and trading; our code of business conduct and ethics; corporate directors’ guidebooks published by such organizations as the American Bar Association Section of Business Law, National Association of Corporate Directors, and American Society of Corporate Secretaries; a statement of the Company paradigms that govern how we conduct our business; and our safety policy and quality policy and objectives.

POLICIES AND PROCEDURES RELATING TO
TRANSACTIONS WITH RELATED PERSONS

Transactions with related persons are reviewed, approved or ratified in accordance with the policies and procedures set forth in our code of business conduct and ethics and our administrative policy manual, the procedures described below for director and officer questionnaires, and the other procedures described below.

Our code of business conduct and ethics provides that certain conflicts of interest are prohibited as a matter of Company policy. Under such code of business conduct and ethics, any employee, officer or director who becomes aware of a conflict, potential conflict or an uncertainty as to whether a conflict exists should bring the matter to the attention of a supervisor, manager or other appropriate personnel. Officers and directors are prohibited from personally taking an opportunity for business or profit that belongs to the Company, or competing with the Company in any way. Any actual or potential conflict of interest of this nature must be disclosed to the Board or a committee of the Board. Our Board and senior management review all reported relationships and transactions in which the Company and any director, officer or family member of a director or officer are participants to determine whether an actual or potential conflict of interest exists. Our Board may approve or ratify any such relationship or transaction if our Board determines that such relationship or transaction is in the Company’s best interests (or not inconsistent with the Company’s best interests) and the best interests of our shareholders. A conflict of interest exists when an individual’s personal interest is adverse to or otherwise in conflict with the interests of the Company. Our code of business conduct and ethics sets forth several examples of how conflicts of interest may arise, including when

•	an employee, officer or director or a member of his or her family receives improper personal benefits because of such employee’s, officer’s or director’s position in the Company;

•	a loan by the Company to, or a guarantee by the Company of an obligation of, an employee or his or her family member is made;

•	an employee works for or has any direct or indirect business connection with any of our competitors, customers or suppliers; or

•	Company assets and properties are used for personal gain or Company business opportunities are usurped for personal gain.

In addition, our administrative policy manual, which applies to all our employees, defines some additional examples of what the Company considers to be a conflict of interest, including when

•	subject to certain limited exceptions, an employee or consultant or any member of his or her immediate family has an interest in any business entity that deals with the Company where there is an opportunity for preferential treatment to be given or received;

•	an employee or consultant serves as an officer, a director, or in any management capacity of another business entity directly or indirectly related to the contract drilling or energy services industries without specific authority from our Board;

•	an employee or consultant or any member of his or her immediate family buys, sells or leases any kind of property, facilities or equipment from or to the Company or any of its subsidiaries or to any business entity or individual who is or is seeking to become a contractor, supplier or customer of the Company, without specific authority from our Board; or

•	subject to certain limited exceptions, an employee or consultant or any member of his or her immediate family accepts gifts, payments, extravagant entertainment, services or loans in any form from anyone soliciting business, or who may already have established business relations, with the Company.

Each year we require all our directors, nominees for director and executive officers to complete and sign a questionnaire in connection with the solicitation of proxies for use at our annual general meeting of shareholders. The purpose of the questionnaire is to obtain information, including information regarding transactions with related persons, for inclusion in our proxy statement or annual report.

In addition, we review SEC filings made by beneficial owners of more than five percent of any class of our voting securities to determine whether information relating to transactions with such persons needs to be included in our proxy statement or annual report.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 4, 2011, we had 252,079,592 shares outstanding, excluding shares held in treasury. The following table sets forth, as of March 4, 2011, (1) the beneficial ownership of shares by each of our directors, each “named executive officer” listed in the Summary Compensation Table appearing in this proxy statement, and all our directors and named executive officers as a group, and (2) information about the only persons who were known to the Company to be the beneficial owners of more than five percent of the outstanding shares.

	Shares
	Beneficially Owned(1)
	Number of		Percent of
Name	Shares		Class(2)

Directors
Michael A. Cawley	125,626	(3)(4)	—
Lawrence J. Chazen	57,090	(3)	—
Julie H. Edwards	56,233	(3)	—
Gordon T. Hall	13,466	(3)
Marc E. Leland	144,904	(3)	—
Jack E. Little	112,175	(3)	—
Jon A. Marshall	13,660	(3)
Mary P. Ricciardello	75,673	(3)	—
David W. Williams	664,601	(3)	—
Named Executive Officers (excluding any Director listed above) and Group
Julie J. Robertson	929,246	(3)	—
Thomas L. Mitchell	323,751	(3)	—
Donald E. Jacobsen	33,417	(3)	—
Roger B. Hunt	26,804	(3)	—
All directors and executive officers as a group (15 persons)	2,724,450	(5)	1.1%
FMR LLC	20,865,724	(6)	8.3%
Wentworth, Hauser & Violich, Inc.	15,236,009	(7)	6.0%

(1)	Unless otherwise indicated, the beneficial owner has sole voting and investment power over all shares listed.

(2)	The percent of class shown is less than one percent unless otherwise indicated.

(3)	Includes shares not outstanding but subject to options exercisable at March 4, 2011 or within 60 days thereafter, as follows: Mr. Cawley — 63,000 shares; Mr. Chazen — 18,000 shares; Ms. Edwards — 20,000 shares; Mr. Hall — no shares; Mr. Leland — 53,000 shares; Mr. Little — 53,000 shares; Mr. Marshall — no shares; Ms. Ricciardello — 28,000 shares; Mr. Williams — 269,429 shares; Ms. Robertson — 403,287 shares; Mr. Mitchell — 145,658 shares; Mr. Jacobsen — 4,061 shares; and Mr. Hunt — 4,061 shares.

(4)	Excludes 1,369,278 shares beneficially owned by the Noble Foundation. Mr. Cawley is President and Chief Executive Officer and a trustee of the Noble Foundation. However, Mr. Cawley does not have any voting or investment power over any securities held by the Noble Foundation and disclaims beneficial ownership of the shares held by the Noble Foundation.

(5)	Includes 1,097,796 shares not outstanding but subject to options exercisable at March 4, 2011 or within 60 days thereafter.

(6)	Based on a Schedule 13G/A (Amendment No. 15) filed with the SEC on February 14, 2011 by FMR LLC. The filing is made jointly with Edward C. Johnson 3d and Fidelity Management & Research Company. FMR LLC reports sole investment power over all such shares and sole voting power over 3,840,479 shares. The address for FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

(7)	Based on a Schedule 13G/A (Amendment No. 1) filed with the SEC on February 14, 2011 by Wentworth, Hauser & Violich, Inc. (“Wentworth”) and Hirayama Investments, LLC (“Hirayama”). Wentworth reports sole voting power over 14,247,309 shares, and Wentworth and Hirayama report shared dispositive power over 15,236,009 shares. The address for Wentworth and Hirayama is 301 Battery Street, Suite 400, San Francisco, California 94111.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary and Compensation Philosophy

The Company believes that its executive compensation program reflects the Company’s philosophy that executive compensation should be structured so as to closely align each executive’s interests with the interests of our shareholders. The program is designed to emphasize equity-based incentive and performance-based pay and, in order to promote an atmosphere of teamwork, fairness and motivation, these concepts extend beyond the named executive officers to other key employees throughout the Company. The primary objectives of the Company’s compensation program are to:

•	motivate our executives to assist the Company in achieving key operating, safety and financial performance goals that enhance long-term shareholder value;

•	reward outstanding performance in achieving these goals without subjecting the Company to excessive or unnecessary risk; and

•	establish and maintain a competitive executive compensation program that enables the Company to attract, motivate and retain experienced and highly capable executives who will contribute to the long-term success of the Company.

Consistent with this philosophy, we seek to provide a total compensation package for the named executive officers that is competitive with those of the companies in the Peer Group (as defined on page 18). This practice, which is consistent with our stated compensation philosophy, is structured such that a substantial portion of total compensation is subject to Company, individual and share price performance and is at risk of forfeiture. In designing these compensation packages, the compensation committee annually reviews each compensation component and compares its use and level to various internal and external performance standards and market reference points.

Our compensation program for our named executive officers consists of the following components:

•	Base pay. This fixed cash component of compensation is generally used to attract and retain executives, with target salary levels set to be competitive with our Peer Group.

•	Annual incentive compensation. This component of compensation, paid as an annual cash bonus pursuant to the Noble Corporation Short Term Incentive Plan (“STIP”), encourages and rewards achievement of annual operating, safety and financial goals, as well as individual performance.

•	Performance-based equity awards. This component of compensation, awarded pursuant to the Noble Corporation 1991 Stock Option and Restricted Stock Plan (the “1991 Plan”), consists of stock options, designed to increase in value as our share price appreciates, and performance-based restricted stock units based upon the Company’s cumulative total shareholder return relative to our Peer Group over a three-year period.

•	Time-vested equity awards. This component of compensation, consisting of time-vested restricted stock unit awards, facilitates retention, aligns executives’ interest with the interests of our shareholders and allows executives to become stakeholders in the Company.

•	Other Benefits. The retirement and other benefits described below.

The overall offshore drilling market in 2010 was significantly affected by the Deepwater Horizon incident in the U.S. Gulf of Mexico and the U.S. governmental response to the incident. The Company’s results suffered from the reduction in activity in the U.S. Gulf of Mexico during 2010 due in part to the Company’s significant exposure in this area. Additionally, the Company faced challenges due to continuing uncertainty in Mexico, challenges in the construction of newbuild rigs, and a slower than expected increase in the demand for offshore drilling services. Despite these challenges, during 2010 and early 2011, the Company successfully completed the acquisition of FDR Holdings Ltd. (“Frontier”), signed agreements with Royal Dutch Shell plc (“Shell”) for several existing and newbuild rigs, completed construction on the Noble Dave Beard and Noble

Jim Day, and announced construction contracts for two high-specification jackup rigs and two additional newbuild drillships, one of which has been awarded a letter of intent by a subsidiary of Shell.

The compensation of our named executive officers in 2010 is reflective of the Company’s commitment to aligning compensation with performance results. For example, bonus payouts under the STIP were lower in 2010 than 2009 due to lower than expected earnings per share and cash operating margin relative to budget, partially offset by strong safety results. The compensation committee determined not to increase base salaries for 2011 for the named executive officers at the committee’s scheduled review of salaries in February 2011. Also, none of the performance-vested restricted shares for the 2008-2010 performance cycle vested as a result of total shareholder return over the performance period and all were forfeited. For a detailed discussion of these and other factors affecting compensation of our named executive officers, see “How Amounts for Compensation Components are Determined.”

When used in this Compensation Discussion and Analysis section, the term “named executive officers” means those persons listed in the “Summary Compensation” table set forth on page 29.

Board Process and Independent Review of Compensation Program

The compensation committee of our Board is responsible for determining the compensation of our directors and executive officers and for establishing, implementing and monitoring adherence to our executive compensation philosophy. The compensation committee provides guidance to our Board in reviewing and administering the compensation programs, benefits, incentive and equity-based compensation plans. The compensation committee operates independently of management and receives compensation advice and data from outside independent advisors.

In addition, the compensation committee may delegate its authority to an officer of the Company to administer certain compensation or benefit plans subject to restrictions that may be placed upon the administration and operation of those plans. This includes oversight of any restrictions that may be placed upon participants in the plans by the committee, the plan terms or associated regulations. In addition, the compensation committee may form one or more subcommittees and delegate its authority to any such subcommittee, as it deems appropriate.

The compensation committee charter authorizes the committee to retain and terminate, as the committee deems necessary, independent advisors to provide advice and evaluation of the compensation of directors or executive officers, or other matters relating to compensation, benefits, incentive and equity-based compensation plans and corporate performance. The compensation committee is further authorized to approve the fees and retention terms of any independent advisor that it retains. The compensation committee has engaged Mercer (US) Inc., an independent consulting firm, to serve as the committee’s compensation consultant. Mercer was engaged by the compensation committee beginning in May 2010 to replace Pearl Meyer & Partners, the compensation committee’s former compensation consultant.

The compensation consultant reports to and acts at the direction of the compensation committee and is independent of management, provides comparative market data regarding executive and director compensation to assist in establishing reference points for the principal components of compensation and provides information regarding compensation trends in the general marketplace, compensation practices of the Peer Group described below, and regulatory and compliance developments. The compensation consultant is instructed to validate certain data that our Administration Department submits to our compensation committee regarding various aspects of compensation for our employees, executive officers and directors. The compensation consultant regularly participates in the meetings of the compensation committee and meets privately with the committee at the committee’s request.

In determining compensation for our Chief Executive Officer, the compensation committee evaluates and assesses his performance related to leadership, financial and operating results, board relations, and other considerations. The compensation consultant provides market information and perspectives on market-based adjustments, which are included in the committee’s decision making process. The compensation committee incorporates these considerations, as well as compensation market information, into its adjustment decisions.

In determining compensation for executive officers other than our Chief Executive Officer, our Chief Executive Officer works with the compensation consultant and our Executive Vice President to review compensation market information and prior compensation decisions and to recommend compensation adjustments to the compensation committee at its last meeting of each year (October) and first meeting of each year (late January or early February). Our Chief Executive Officer and Executive Vice President may attend compensation committee meetings at the request of the committee, except when the compensation of such individuals is being discussed. The compensation committee reviews and approves all compensation for the named executive officers.

Executive Compensation Program Design

In order to accomplish the objectives of our compensation program, we include in the compensation of our executive officers a substantial amount of equity-based incentives and performance-based pay. The amount of total compensation attributable to equity-based incentives or performance-based pay is determined annually based on the analysis of competitive data. Equity-based incentives and performance-based pay constituted a substantial portion of the compensation package of our named executive officers during the year ended December 31, 2010. The compensation package is designed such that a majority of the compensation is at risk, as highlighted in the table below.

	David W.	Julie J.	Thomas L.	Donald E.	Roger B.
Compensation Component	Williams	Robertson	Mitchell	Jacobsen	Hunt

Base Pay (fixed compensation)	13%	20%	21%	28%	24%
Annual Incentive Compensation at Target(1)	14%	15%	15%	18%	16%
Performance-based equity awards(2)	42%	38%	37%	31%	35%
Time-vested equity awards(3)	31%	27%	27%	23%	25%

Total Compensation	100%	100%	100%	100%	100%

(1)	The percentages represent the bonus (executive’s base salary multiplied by executive’s annual incentive target percentage) divided by Total Compensation (as defined in this table).

(2)	The percentages represent the sum of stock option grants and performance-based stock awards divided by Total Compensation.

(3)	The percentages represent the sum of time-vested restricted stock awards, which are not performance-based, divided by Total Compensation.

We believe that our executive officers should be fairly compensated each year relative to market pay levels of our Peer Group and internal equity within the Company. We do not take into account gains on previously awarded compensation from the Company, such as gains from previously awarded stock options, in setting other elements of compensation, such as base pay, short-term incentive award payments, long-term incentive awards or retirement and other benefits. For newly-hired executive officers, we take into account their prior base salary and performance and incentive based pay, as well as the contribution expected to be made by the new executive officer and the responsibilities and duties of the executive officer with us.

Compensation Program Peer Groups

We compete for talent with employers across many different sectors around the world, but our primary competitive market consists of offshore drilling companies and oilfield service companies. In making compensation decisions for our named executive officers, each element of their total direct compensation is compared against published compensation data and data provided by the compensation consultant. Data from peer groups plays an important role in the process used by the compensation committee to determine the design, components and award levels in our executive pay programs. The compensation committee endeavors to conduct a review of the compensation program, including treatment of each named executive officer, on an annual basis to ensure that our compensation program works as designed and intended and in light of current market conditions. These reviews by the compensation committee facilitate discussion among the members of the compensation committee regarding all of our compensation and benefit programs.

Beginning in 2010, the peer group of companies approved by our compensation committee and used as external benchmarks for comparing each component of executive compensation (the “Peer Group”) was as follows: Atwood Oceanics, Inc., Baker Hughes Inc., Diamond Offshore Drilling, Inc., Ensco plc., FMC Technologies Inc., Halliburton Company, Nabors Industries Ltd., National Oilwell Varco, Inc., Oceaneering International, Inc., Pride International, Inc., Rowan Companies, Inc., Schlumberger Ltd., Smith International Inc.1, Transocean Ltd., and Weatherford International Ltd. We also measure achievement of performance goals to determine vesting of our performance-based restricted stock units against the Peer Group.

Prior to 2010, we benchmarked our executive compensation and measured performance goals against several different peer groups, including a smaller direct peer group consisting exclusively of drilling companies, a broader energy peer group that included oilfield services companies and exploration and production companies, and the Dow Jones U.S. Oil Equipment & Services Index (the “DJ Index”). Beginning in 2010, we began using the Peer Group, as we believe it consists of companies in the drilling and oilfield services industries that are more representative of our business and with whom we directly compete for talent. We continue to use a separate peer group (the “Competitor Group”) comprised of drilling companies — Diamond Offshore Drilling, Inc., ENSCO plc., Hercules Offshore, Inc., Pride International, Inc., Rowan Companies, Inc. and Transocean, Ltd. — for measurement of the performance bonus portion of the STIP because the compensation committee believes that certain performance measures under the STIP, such as safety performance and cash operating margin (as described below), are more appropriately evaluated against the drilling companies comprising this group.

For performance-based restricted stock granted prior to 2010 (including the performance-vested restricted shares for the 2009-2011 performance cycle), we measure achievement of performance goals against the metrics in effect when those awards were made, which consist of the DJ Index and the Competitor Group (substituting Helmerich & Payne, Inc. and Nabors Industries, Ltd. for Hercules Offshore, Inc.). For more details, see “How Amounts for Compensation Components are Determined - 2010 Long-Term Incentives.”

The compensation committee benchmarks compensation of the named executive officers to the compensation of individuals in like positions in the companies included in the Peer Group. Beginning in 2011, the compensation committee no longer benchmarks executive compensation to specific levels or percentiles of the Peer Group, but instead endeavors to be competitive with the Peer Group with respect to the various components and the aggregate level of compensation of officers in comparable positions. The compensation committee believes that this approach gives the committee the flexibility to respond to individual circumstances and offer competitive compensation packages to our executives. The committee uses regression analysis in evaluating compensation benchmarking data because of variances in size among companies. Thus, where applicable, adjusted values are used as the basis of comparison. Where sufficient data for individuals in like positions is unavailable, the compensation committee may supplement the data with published compensation surveys (for energy and general industry companies of comparable size to us as measured by revenues).

How Amounts for Compensation Components are Determined

2010 Base Salary.  Base salary levels of the named executive officers were determined based on a combination of factors, including our compensation philosophy, market compensation data, competition for key executive talent, the named executive officer’s experience, leadership, prior contribution to the Company’s success, the Company’s overall annual budget for merit increases and the named executive officer’s individual performance in the prior year. The compensation committee conducts an annual review of the base salaries of named executive officers by taking into account these factors.

Base salary was increased for Mr. Williams, Ms. Robertson, Mr. Mitchell, Mr. Jacobsen and Mr. Hunt in February 2010 in connection with the compensation committee’s annual review of base salaries. As in 2009, the compensation committee continued to focus on the heightened competition for executives in the energy market in 2010. In February 2011, the compensation committee reviewed base salaries for the named executive

1 In August 2010, Smith International Inc. merged with Schlumberger Ltd. and was removed from the Peer Group.

officers as part of the committee’s regularly scheduled review of salaries and determined not to increase base salaries at that time. The decision was based on Company performance in 2010 and the evaluation of market data. As a result, base salaries for 2011, which remain unchanged from the prior year, for our named executive officers are as follows: Mr. Williams — $1,000,000; Ms. Robertson — $495,000; Mr. Mitchell — $459,000; Mr. Jacobsen — $485,000; and Mr. Hunt — $386,000.

For the named executive officers serving the Company at December 31, 2010, base salary at that date ranged from the 40th percentile to the 50th percentile of the market of like positions within the Peer Group.

2010 Short-Term Incentives and Other Bonus Awards.  The STIP gives participants, including the named executive officers, the opportunity to earn annual cash bonuses in relation to specified target award levels defined as a percentage of their base salaries. To be eligible to receive a STIP award for the 2010 plan year, the participant must have been actively employed on December 31, 2010 and must have continued to be employed through the date on which the STIP award payments were made. The 2010 STIP does not require a minimum period of service to be eligible for consideration of an award.

Plan award sizes were developed considering market data and internal equity. For each of the named executive officers, the combination of base salary plus target award ranged from the 40th percentile to the 55th percentile of the market of like positions within the Peer Group.

The purpose of the STIP is to tie compensation directly to specific annual business goals and management objectives and individual performance. The Company believes that the performance goals for the 2010 plan year, which were based on safety results, earnings per share, and cash operating margin, were appropriately chosen to focus our named executive officers on performance designed to lead to increased shareholder value.

For 2010, the target awards for our named executive officers set forth in the plan range from 65 percent of base salary to 100 percent of base salary, with the latter target award set only for our Chief Executive Officer. The resulting total STIP awards for the 2010 plan year, which include both the Performance Bonus and Discretionary Bonus described below, could have ranged from zero to 200 percent of base salary for the named executive officer with the highest target award and from zero to 130 percent of base salary for the named executive officer with the lowest target award. For 2011, in light of competitive data, the compensation committee changed the target awards for our named executive officers to a new range of 70 percent of base salary to 100 percent of base salary.

For each participant, a portion of the total STIP award is based on the achievement of performance goals (“Performance Bonus”) relative to industry safety results and financial budget, as well as additional adjustments for performance relative to companies in the Competitor Group. The remaining portion of the STIP award is available at the discretion of the compensation committee based on merit, individual and team performance and additional selected criteria (“Discretionary Bonus”). The compensation committee sets the performance goals for the Performance Bonus annually.

Performance Bonus.  The Performance Bonus portion of the STIP award is calculated by multiplying one-half of the total target STIP award by a multiplier, which is calculated by measuring actual performance against the performance goals. Corporate personnel, including the named executive officers, have different performance goals from division personnel, but the total applicable multiplier for corporate personnel (as explained below) takes into account division level performance. The performance goals for 2010 for corporate personnel were weighted with respect to three criteria: safety results (25 percent), earnings per share (35 percent) and cash operating margin (40 percent), defined as total revenues less contract drilling, reimbursable and labor contract costs.

For the 2010 plan year, a combined weighted percentage of goal achievement for corporate employees was calculated by weighting the achievement of the corporate goals described above. The applicable multiplier used to calculate the Performance Bonus was then determined within a range of zero (for a combined weighted percentage of goal achievement of less than 65 percent) and 2.0 (for a combined weighted percentage of goal achievement of more than 160 percent). The Performance Bonus portion of the STIP award was then determined by taking the applicable multiplier, ranging from zero to 2.0, and multiplying it by one-half of the individual’s total target STIP award.

For the 2010 plan year, the combined weighted percentage of goal achievement for corporate personnel was calculated by first determining a combined weighted percentage of corporate goal achievement as follows:

•	0.25 [Safety Results] x (1.25 [adjustment factor for performance relative to industry average + 0.25 [an additional adjustment factor relative to Competitor Group performance]) +

•	0.35 [Earnings Per Share] x 0.00 [adjustment factor for performance relative to budget] +

•	0.40 [Cash Operating Margin] x (0.50 [adjustment factor for performance relative to budget] + 0.50 [an additional adjustment factor relative to Competitor Group performance]) equals a combined weighted adjustment factor of 0.775 or a combined weighted percentage of corporate goal achievement of 77.5 percent.

The compensation committee measures safety results by comparing our total recordable incident rate (TRIR) against the International Association of Drilling Contractors (IADC) average. For 2010, our TRIR of 0.58 was approximately 31% better than the IADC average of 0.84, resulting in an adjustment factor of 1.25 for this performance metric. Under the STIP, an additional adjustment factor of 0.25 for safety results was included based on the Company’s safety results being the lowest as compared to the combined relative IADC categories. For any given plan year, the 12-month measurement period for safety results begins on October 1 of the previous year and ends on September 30 of the plan year due to the availability of IADC data.

The compensation committee measures earnings per share (EPS) and cash operating margin (COM) performance relative to our annual budget. For 2010, our actual EPS of $3.02 was approximately 65% of the budgeted EPS target of $4.62. Since EPS performance was below the minimum threshold for payment of this component of the Performance Bonus, no bonus amount was paid with respect to the EPS component. For 2010, our actual COM of approximately $1.55 billion was approximately 77% of the budgeted COM target of approximately $2.02 billion. Actual COM was within the range of 76-85% of the budgeted amounts for 2010, resulting in an adjustment factor of 0.50. Under the STIP, an additional adjustment factor of 0.50 for COM was included in recognition of the Company’s COM performance ranking first among the Competitor Group.

The combined weighted adjustment factor of 0.775, or 77.5 percent, relates solely to performance relative to corporate level goals. The total applicable multiplier for corporate personnel, including the named executive officers, also takes into account division level performance. For 2010, the weighted adjustment factor at the division level was 1.19, or 119 percent. Together, the corporate level performance and the division level performance resulted in a combined adjustment factor of 0.983, or 98.3 percent, for 2010. Under the STIP, this combined weighted percentage of goal achievement of 98.3 percent corresponds to an applicable multiplier of 1.0, which resulted in the named executive officers’ being awarded a Performance Bonus equal to 1.00 times their target Performance Bonus. The Performance Bonuses for the 2010 plan year paid to the named executive officers who were eligible to receive a STIP award are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

Discretionary Bonus.  The Discretionary Bonus portion of the STIP award is available at the discretion of the compensation committee and can range from zero to 2.0 times one-half of the individual’s total target STIP award.

Our Chief Executive Officer recommended, and the compensation committee approved, Discretionary Bonuses for the 2010 plan year for the named executive officers (other than our Chief Executive Officer) who were eligible to participate in the STIP for the 2010 plan year. The Discretionary Bonus for our Chief Executive Officer was recommended by the compensation committee for approval by the full Board. The Discretionary Bonuses for the 2010 plan year paid to the named executive officers are included in the Bonus column of the Summary Compensation Table.

2010 Long-Term Incentives.  We think it is important to reward executive officers and key employees with equity compensation, in keeping with our overall compensation philosophy to align executives’ and employees’ interests with the interests of our shareholders. We believe long-term incentives promote sustained shareholder value by encouraging named executive officers to accomplish goals that benefit the Company on both a short-term and long-term basis. The amount of long-term incentive compensation is determined annually based on the analysis of competitive data. Under the 1991 Plan, the compensation committee granted stock options and awarded performance-vested restricted stock units and time-vested restricted stock units in 2010 to individuals (including our named executive officers) who demonstrated superior performance in their current position, as well as the likelihood of high-level performance in the future.

In 2010, awards of long-term incentives to named executive officers were made so that approximately 20 percent, 40 percent and 40 percent of the total value of all long-term incentives were made in the form of nonqualified stock options, time-vested restricted stock units and performance-vested restricted stock units, respectively.

Stock Options.  Each award of nonqualified stock options to our named executive officers in 2010 vests one-third per year over three years commencing one year from the grant date. All options granted have an exercise price equal to the fair market value (average of the high and low sales price) of our shares on the date of grant. Each option expires 10 years after the date of its grant. The Black-Scholes option pricing model is used to calculate the number of stock options awarded to named executive officers to calculate the number of options whose value approximated 20 percent of the total value of the long-term incentive awards awarded to a named executive officer in 2010.

Time-Vested Restricted Stock Units.  Each award of time-vested restricted stock units to our named executive officers in 2010 vests one-third per year over three years commencing one year from the award date. Upon vesting, time-vested restricted stock units convert automatically into unrestricted shares. Holders of time-vested restricted stock units are entitled to receive dividend and distribution equivalents on the restricted stock units they hold at the same rate and in the same manner as the holders of unrestricted shares. The market price of our shares at the time of award is used to calculate the number of time-vested restricted stock units awarded whose value approximated 40 percent of the total value of the long-term incentive awards awarded to a named executive officer in 2010.

Performance-Vested Restricted Stock Units.  Performance-vested restricted stock units vest based on the achievement of specified corporate performance criteria over a three-year performance cycle. The number of performance-vested restricted stock units awarded to a participant equals the number of units that would vest if the maximum level of performance for a given performance cycle is achieved. The number of such units that vests is determined after the end of the applicable performance period. Any performance-vested restricted stock units that do not vest are forfeited. Upon satisfaction of the performance criteria and vesting, restricted stock units convert into unrestricted shares. Holders of performance-vested restricted stock units are entitled to receive dividend and distribution equivalents on the restricted stock units they hold at the same rate and in the same manner as unrestricted shares. The market price of our shares at the time of award, the difficulty in achieving the performance targets and the accounting valuation of the award are used to calculate the number of performance-vested restricted stock units awarded, whose value approximated 40 percent of the total value of the long-term incentive awards awarded to a named executive officer in 2010.

In setting the target number of performance-vested restricted stock units, the compensation committee takes into consideration market data, the award’s impact on total compensation, the performance of the executive during the last completed year, and the potential for further contributions by the executive in the future.

The compensation committee selected the target award levels in the tables below because it believes that if the Company performs at or above the 75th percentile relative to the companies in the Peer Group, compensation levels should be commensurate with this performance. If the Company performs below this level, our compensation levels should be lower than the 75th percentile. The maximum number of performance-vested restricted stock units that can be awarded is approximately 150% of the target award level; therefore, target level performance at the 75th percentile equates to approximately two-thirds of the maximum number of performance-vested restricted stock units awarded.

The terms of the performance-vested restricted stock units awarded by the compensation committee in February 2010 for the 2010-2012 performance cycle provide that the total number of restricted stock units awarded will vest based on a performance measure of cumulative total shareholder return (TSR) for our shares relative to the companies in the Peer Group.

To determine the number of performance-vested restricted stock units awarded for the 2010-2012 performance cycle that will vest, the percentile ranking of the TSR for our shares is computed relative to the companies in the Peer Group at the end of the performance cycle. Then, the Peer Group percentile ranking is cross-referenced in the table below to determine the percentage of performance-vested restricted stock units that will vest for the 2010-2012 performance cycle.

Performance Table

		Percentage of Performance-Vested
TSR for Shares		Maximum Restricted
Relative to the Peer Group		Stock Units Vesting(1)

90%tile and greater	(maximum)	100.0%
85%tile		88.7%
80%tile		78.0%
75%tile	(target)	66.7%
70%tile		62.0%
65%tile		57.3%
60%tile		52.7%
55%tile		47.3%
50%tile		42.7%
45%tile		38.0%
40%tile	(threshold)	33.3%
Below 40%tile		0%

(1)	Values between those listed are interpolated on a linear basis. Each percentage represents a percentage of the total number of restricted stock units awarded for the maximum level of performance for the 2010-2012 performance cycle.

The performance-vested restricted shares awarded by the compensation committee in February 2007 for the 2007-2009 performance cycle were eligible for vesting effective February 7, 2010. Performance-vested restricted shares for the 2007-2009 performance cycle were evaluated based on the performance measure of TSR for our shares relative to the companies in the DJ Index as well as companies in the Competitor Group (except that Helmerich & Payne, Inc. and Nabors Industries, Ltd. are used instead of Hercules Offshore, Inc. pursuant to the terms of the grant agreement governing such award). At the end of the performance period, the percentile ranking of the TSR for our shares corresponded to the vesting of 44.01 percent of the outstanding performance-vested restricted shares awarded. Based on this performance, the total number of performance-vested restricted shares that vested for those named executive officers who received an award were as follows: Mr. Williams — 34,834, Ms. Robertson — 29,028 shares and Mr. Mitchell — 23,222 shares, and an aggregate of 110,790 shares did not vest and were forfeited by these individuals.

The performance-vested restricted shares awarded by the compensation committee in February 2008 for the 2008-2010 performance cycle were eligible for vesting effective February 4, 2011. Performance-vested restricted shares for the 2008-2010 performance cycle were evaluated based on the performance measure of TSR for our shares relative to the companies in the DJ Index and the Competitor Group (as modified in the preceding paragraph). At the end of the performance period, the percentile ranking of the TSR for our shares relative to the companies in the DJ Index and the Competitor Group was below the minimum threshold for vesting, so none of the outstanding performance-vested restricted shares awarded for the 2008-2010 performance cycle vested. An aggregate of 189,477 shares did not vest and were forfeited by Mr. Williams, Ms. Robertson and Mr. Mitchell.

In February 2011, the compensation committee approved grants to the named executive officers of performance-based restricted stock units for the 2011-2013 performance cycle. As with the awards for the 2010-2012 performance cycle, the awards for the 2011-2013 performance cycle provide that the total number of restricted stock units awarded will vest based on the TSR for our shares relative to the companies in the Peer Group. The compensation committee selected the target award level at the 51st percentile relative to the companies in the Peer Group. The maximum number of performance-vested restricted stock units that can be awarded is approximately 200% of the target award level; therefore, target level performance at the 51st percentile equates to approximately half of the maximum number of performance-vested restricted stock units awarded. TSR performance below the 25th percentile relative to the companies in the Peer Group will result in the vesting of none of the outstanding performance-vested restricted stock units awarded for the 2011-2013 performance cycle.

To determine the number of performance-vested restricted stock units awarded for the 2011-2013 performance cycle that will vest, the percentile ranking of the TSR for our shares is computed relative to the companies in the Peer Group at the end of the performance cycle. Then, the Peer Group percentile ranking is cross-referenced in the table below to determine the percentage of performance-vested restricted stock units that will vest for the 2011-2013 performance cycle.

Performance Table

		Percentage of Performance-Vested
TSR for Shares		Maximum Restricted
Relative to the Peer Group		Stock Units Vesting(1)

90%tile and greater	(maximum)	100%
75%tile	(above target)	75%
51%tile	(target)	50%
25%tile	(threshold)	25%
Below 25%tile	(below threshold)	0%

(1)	Values between those listed are interpolated on a linear basis. Each percentage represents a percentage of the total number of restricted stock units awarded for the maximum level of performance for the 2011-2013 performance cycle.

The changes to the performance-based restricted stock unit awards for the 2011-2013 performance cycle were instituted to better retain and incentivize management while retaining meaningful performance metrics that align management with the interests of our shareholders. The compensation committee also believes that these metrics are more comparable with the metrics used by our Peer Group for performance-based awards.

The total value of the long-term incentive awards is developed considering our objectives for this component of total compensation relative to the pay of the companies in the Peer Group and is set to be competitive with the Peer Group. Our Chief Executive Officer recommends for consideration and approval by the compensation committee the total value of the awards to the compensation committee for all positions other than his own. The compensation committee determines the total award value of the long-term incentive awards for our Chief Executive Officer and, based in part on the Chief Executive Officer’s recommendations, the other positions.

In applying the methodology above, the compensation committee has the discretion to adjust option grants and restricted stock unit awards for the current year based on considerations of internal equity and individual performance during the prior year.

Awards granted under the 1991 Plan that have not vested may be subject to accelerated vesting upon the occurrence of certain events. The vesting of awards are subject to acceleration upon the death, Disability or Retirement of the employee or a Change in Control of the Company (as set forth, and as such terms are defined, in the 1991 Plan, the grant agreements relating to such awards or the change of control employment agreements).

Retirement and Other Benefits

We offer retirement programs that are intended to supplement the personal savings and social security for covered officers and other employees. The programs include the Noble Drilling Corporation 401(k) Savings Plan, the Noble Drilling Corporation 401(k) Savings Restoration Plan, the Noble Drilling Corporation Salaried Employees’ Retirement Plan, the Noble Drilling Corporation Retirement Restoration Plan, and the Noble Drilling Corporation Profit Sharing Plan. The Company believes that these retirement programs assist the Company in maintaining a competitive position in attracting and retaining officers and other employees.

401(k) Savings Plan and 401(k) Savings Restoration Plan.  We adopted the Noble Drilling Corporation 401(k) Savings Plan to enable qualified employees, including the named executive officers, to save for retirement through a tax-advantaged combination of employee and Company contributions and to provide employees the opportunity to directly manage their retirement plan assets through a variety of investment options. The 401(k) Plan allows eligible employees to elect to contribute from one percent to 50 percent of their basic compensation, which is generally the employee’s base pay, to the plan. Employee contributions are matched in cash by us at the rate of $0.70 per $1.00 employee contribution for the first six percent of the employee’s basic compensation. After the employee has completed five years of continuous service as determined under the 401(k) Plan, employee contributions are matched in cash or shares by us at the rate of $1.00 per $1.00 employee contribution for the first six percent of the employee’s basic compensation. Vesting in an employee’s employer matching contribution account is based on the employee’s years of service with the Company and its affiliates. The amount credited to an employee’s employer matching contribution account becomes fully vested upon completion of three years of service by the employee. However, regardless of the number of years of service, an employee is fully vested in his employer matching contribution account if the employee retires at age 65 or later or the employee’s employment is terminated due to death or disability.

The Noble Drilling Corporation 401(k) Savings Restoration Plan and the Noble Drilling Corporation 2009 401(k) Savings Restoration Plan are unfunded, nonqualified employee benefit plans under which certain highly compensated employees of the Company and its subsidiaries may elect to defer compensation in excess of amounts deferrable under the Noble Drilling Corporation 401(k) Savings Plan. These nonqualified plans are discussed in further detail below in this Executive Compensation section following the table captioned “Nonqualified Deferred Compensation.”

Profit Sharing Plan.  The Noble Drilling Corporation Profit Sharing Plan is a qualified defined contribution plan. This plan excludes as participants any employee hired prior to August 1, 2004 or any employee who participates in the Noble Drilling Corporation Salaried Employees’ Retirement Plan (in which participation was discontinued effective July 31, 2004 for persons originally commencing employment after that date). Each year we may elect to make a discretionary contribution to the plan. Any such contribution would be an amount determined and authorized for the plan year by our Board and the board of directors of Noble Drilling Corporation, a Delaware corporation wholly-owned by direct and indirect subsidiaries of the Company. The total plan contribution, if any, is allocated to each participant in the plan based on such employee’s basic compensation, which is generally the employee’s base pay for the year, in proportion to the total basic compensation of all participants in the plan. For the 2010 plan year, each participant was allocated a contribution equal to 3.11 percent of his basic compensation. Vesting in an employee’s profit sharing account is based on the employee’s years of service with the Company and its affiliates. The amount credited to an employee’s profit sharing account becomes fully vested upon completion of three years of service by the employee. However, regardless of the number of years of service, an employee is fully vested in his employer matching contribution account if the employee retires at age 65 or later or the employee’s employment is terminated due to death or disability.

Salaried Employees’ Retirement Plan and Retirement Restoration Plan.  Participation in the Noble Drilling Corporation Salaried Employees’ Retirement Plan (and the related unfunded, nonqualified Noble Drilling Corporation Retirement Restoration Plan) remains in effect for all participants originally hired on or before July 31, 2004. In general, our U.S. salaried employees, including the named executive officers who are participants, are provided with income for their retirement through the Noble Drilling Corporation Salaried Employees’ Retirement Plan, a qualified defined benefit pension plan, in which benefits are determined by years of service and average monthly compensation calculated pursuant to the plan. Eligible compensation in excess of the annual compensation limit as defined by the Internal Revenue Service for a given year is considered in the Noble Drilling Corporation Retirement Restoration Plan. Because the benefits under these plans increase with an employee’s period of service, we believe these plans encourage participants to make long-term commitments to the Company. The Noble Drilling Corporation Salaried Employees’ Retirement Plan and Noble Drilling Corporation Retirement Restoration Plan are discussed in further detail below in this Executive Compensation section following the table captioned “Pension Benefits.”

Other Benefits.  The Company provides named executive officers with perquisites and other personal benefits that the Company and the compensation committee believe are reasonable and consistent with its overall compensation program. Attributed costs of perquisites for the named executive officers for the year ended December 31, 2010 are included in the All Other Compensation column of the “Summary Compensation” table.

The Company provides healthcare, life and disability insurance, and other employee benefit programs to its employees, including its named executive officers, which the Company believes assists in maintaining a competitive position in terms of attracting and retaining officers and other employees. These employee benefits plans are provided on a non-discriminatory basis to all employees.

Relocation Benefits for Employees Relocating to Switzerland

In 2009 and 2010, we relocated certain of our employees, including the named executive officers, to Geneva, Switzerland. The relocation benefits to which the named executive officers are entitled include the following:

•	a relocation package that includes (i) a lump sum relocation allowance equal to one month’s base salary plus $10,000 (up to a maximum of $80,000); (ii) temporary housing in Geneva, Switzerland for up to six months; and (iii) standard outbound services, including “house hunting” trips, tax preparation services, home sales assistance, shipment of personal effects and other relocation costs;

•	a housing allowance of between CHF 16,150 and CHF 19,475 per month, for five years;

•	a car allowance of CHF 1,500 per month, for five years;

•	a foreign service premium of 16 percent of base pay, for five years;

•	a resident area allowance of nine percent of base pay, for five years;

•	reimbursement or payment of school fees for eligible dependents to age 19, or through high school equivalency; and

•	an annual home leave allowance equivalent to an advance purchase business class round-trip ticket for the employee, spouse and eligible dependents back to their point of origin.

We will also provide tax equalization for the employees, including the named executive officers, for five years so that their overall tax liability will be equal to their “stay at home” tax liability with respect to their base salary, annual bonus, foreign service premium, resident area allowance and incentive plan awards. The allowances and reimbursements outlined above will be increased to cover Swiss taxes and social security payments. The employees, including the named executive officers will, under our tax equalization plan, be fully reimbursed for any obligation they may have to pay Swiss wealth tax. We believe the relocation benefits are appropriate and necessary to maintain our management team, including the named executive officers.

Share Ownership Guidelines

We encourage all our directors and executives to align their interests with our shareholders by making a personal investment in our shares. The Company’s minimum share ownership guidelines for our executives are set forth below. The named executive officers participate in pay grade levels 33 through 37. We expect that each of our executives will meet these minimum guidelines within five years of when the guidelines first apply to the executive.

Ownership Guidelines
Pay Grade Level	(Multiple of Base Salary)

Pay Grade 37	5.0 times
Pay Grades 34 through 36	4.0 times
Pay Grades 31 through 33	3.5 times
Pay Grades 28 through 30	2.5 times
Pay Grade 27	2.0 times
Pay Grade 26	1.5 times

The Company’s minimum share ownership guidelines for our outside directors are five times their annual retainer, or $250,000. We expect that each director will meet these minimum guidelines within three years of when the guidelines first apply to the director.

Determination of Timing of Equity-Based Awards

The Company’s practice historically has been to award restricted shares or restricted stock units and grant options to new executives contemporaneously with their hire date and to current executives at regularly-scheduled quarterly meetings of the compensation committee following the public release of the immediately preceding quarter’s financial results and any other material nonpublic information.

Change of Control Arrangements

The named executive officers serving at December 31, 2010 are parties to change of control employment agreements which we have offered to certain senior executives since 1998. These agreements become effective only upon a change of control (within the meaning set forth in the agreement). If a defined change of control occurs and the employment of the named executive officer is terminated either by us (for reasons other than death, disability or cause) or by the officer (for good reason or upon the officer’s determination to leave without any reason during the 30-day period immediately following the first anniversary of the change of control), which requirements can be referred to as a “double trigger”, the executive officer will receive payments and benefits set forth in the agreement. The terms of the agreements are summarized in this proxy statement under the caption “Potential Payments on Termination or Change of Control — Change of Control Employment Agreements.” We believe a “double trigger” requirement, rather than a “single trigger” requirement (which would be satisfied simply if a change of control occurs), maximizes shareholder value because it prevents an unintended windfall to the named executive officers in the event of a friendly (non-hostile) change of control.

Impact of Accounting and Tax Treatments of Compensation

In recent years the compensation committee has increased the proportion of annual long-term incentive compensation to our named executive officers represented in the form of restricted shares or restricted stock units as compared to nonqualified stock options. This compensation committee action reflects, among other things, the changes in accounting standards modifying the accounting treatment of nonqualified stock options. The compensation committee intends to continually monitor these issues regarding tax and accounting regulations, overall effectiveness of the programs and best practices.

The compensation committee intends to retain flexibility to design compensation programs, even where compensation payable under such programs may not be fully deductible, if such programs effectively recognize a full range of criteria important to the Company’s success and result in a gain to the Company that would outweigh the limited negative tax effect.

Conclusion

We believe our compensation program’s components and levels are appropriate for our industry and provide a direct link to enhancing shareholder value and advancing the core principles of our compensation philosophy and objectives to ensure the long-term success of the Company. We will continue to monitor current trends and issues in our industry, as well as the effectiveness of our program with respect to our named executive officers, to properly consider whether to modify our program where and when appropriate.

The following compensation committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules, except for the required disclosure herein or in the Annual Report on Form 10-K for the year ended December 31, 2010, or to the liabilities of Section 18 of the Exchange Act, and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Compensation Committee Report

To the Shareholders of Noble Corporation:

The compensation committee of the Board has reviewed and discussed with management of the Company the Compensation Discussion and Analysis included in this proxy statement. Based on such review and discussion, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Marc E. Leland, Chair
Michael A. Cawley
Jack E. Little
Jon A. Marshall

The following table sets forth the compensation of the person who served as our Chief Executive Officer during 2010, the person who served as our Chief Financial Officer during 2010, and the other executive officers of the Company who we have determined are our named executive officers for 2010 pursuant to the applicable rules of the SEC (collectively, the “named executive officers”).

Summary Compensation Table

							Change in
							Pension
							Value and
							Non-Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Awards(2)	Awards(2)	Compensation(1)	Earnings(3)	Compensation(4)		Total

David W. Williams	2010	$983,750	$750,000	$4,323,613	$1,120,907	$500,000	$332,712	$1,574,394	(5)	$9,585,376
Chairman, President	2009	$801,666	$795,625	$4,369,661	$873,435	$704,375	$225,665	$689,051	(5)	$8,459,478
and Chief Executive Officer, and former Senior Vice President and Chief Operating Officer(5)	2008	$765,001	$650,000	$4,662,588	$822,816	$573,750	$124,770	$33,141		$7,632,066
Julie J. Robertson	2010	$493,500	$279,375	$1,289,519	$334,308	$185,625	$757,272	$974,285	(6)	$4,313,884
Executive Vice	2009	$475,167	$336,969	$1,688,271	$337,461	$313,031	$395,665	$74,317	(6)	$3,620,881
President and Corporate Secretary	2008	$452,500	$284,062	$1,968,631	$347,408	$255,938	$383,994	$22,749		$3,715,282
Thomas L. Mitchell	2010	$457,917	$257,875	$1,137,765	$294,975	$172,125	—	$909,057	(7)	$3,229,714
Senior Vice President,	2009	$444,250	$297,312	$1,489,660	$297,760	$292,688	—	$578,872	(7)	$3,400,542
Chief Financial Officer, Treasurer and Controller	2008	$422,916	$260,938	$1,657,804	$292,560	$239,063	—	$29,530		$2,902,811
Donald E. Jacobsen	2010	$484,167	$227,375	$758,547	$196,650	$157,625	—	$794,618	(8)	$2,618,982
Senior Vice President — Operations
Roger B. Hunt	2010	$385,083	$219,550	$758,547	$196,650	$125,450	—	$669,827	(9)	$2,355,107
Senior Vice President — Marketing and Contracts

(1)	The Discretionary Bonuses awarded under the applicable STIP are disclosed in the Bonus column. The cash Performance Bonuses awarded under the STIP are disclosed in the Non-Equity Incentive Plan Compensation column.

(2)	Represents the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. A description of the assumptions made in our valuation of restricted shares and stock option awards is set forth in Note 8 to our audited consolidated financial statements in the 2010 Form 10-K. The maximum value of the performance-based restricted stock awards, calculated as the maximum number of shares that may be issued multiplied by the market price of the shares on the grant date is as follows: Mr. Williams — $4,536,769; Ms. Robertson — $1,353,085; Mr. Mitchell — $1,193,847; Mr. Jacobsen— $795,951; and Mr. Hunt — $795,951.

(3)	The amounts in this column represent the aggregate change in the actuarial present value of each named executive officer’s accumulated benefit under the Noble Drilling Corporation Salaried Employees’ Retirement Plan and the Noble Drilling Corporation Retirement Restoration Plan for the year. Does not include any amounts that are above-market or preferential earnings on deferred compensation.

(4)	The amount in All Other Compensation includes foreign service employment benefits paid in connection with the relocation of each named executive officer to our principal executive offices in Geneva, Switzerland as follows:

				Foreign	Resident
		Relocation	Housing /Auto	Service	Area	Reimbursement	Moving	Swiss Tax
	Year	Allowance	Allowance*	Premium	Allowance	of School Fees*	Expenses	Payment*

David W. Williams	2010	—	$247,235	$157,408	$81,038	—	—	$587,425
	2009	$78,217	$95,837	$51,419	$28,924	—	$121,013	$209,647
Julie J. Robertson	2010	$53,145	$230,438	$75,184	$38,574	—	$24,669	$351,794
	2009	—	$17,964	—	—	—	—	—
Thomas L. Mitchell	2010	—	$208,547	$73,266	$37,766	—	—	$406,863
	2009	$47,861	$81,808	$26,200	$14,743	$25,810	$47,938	$139,635
Donald E. Jacobsen	2010	$53,691	$208,042	$76,616	$39,467	—	20,729	$323,261
Roger B. Hunt	2010	—	$210,644	$61,606	$31,772	$16,414	3,229	$280,884

*	Payments made in Swiss francs and converted to U.S. dollars at the time of payment using the exchange rate on the date of payment.

(5)	On January 2, 2008, Mr. Williams was appointed as Chairman of the Board, Chief Executive Officer and President of the Company. Compensation amounts for the full year are reflected in this Summary Compensation Table. In addition to the foreign service employment benefits described above, the amount in All Other Compensation includes Company contributions to the Noble Drilling Corporation 401(k) Savings Plan and the Noble Drilling Corporation 401(k) Savings Restoration Plan, dividends and returns of capital paid by the Company on restricted shares ($476,051 for 2010, $83,856 for 2009), an annual home leave allowance, premiums paid by the Company for life, AD&D and business travel and accident insurance, and a tax preparation allowance.

(6)	In addition to the foreign service employment benefits described above, the amount in All Other Compensation includes Company contributions to the Noble Drilling Corporation 401(k) Savings Plan and the Noble Drilling Corporation 401(k) Savings Restoration Plan, dividends and returns of capital paid by the Company on restricted shares ($174,376 for 2010, $38,774 for 2009), an annual home leave allowance, and premiums paid by the Company for life, AD&D and business travel and accident insurance.

(7)	In addition to the foreign service employment benefits described above, the amount in All Other Compensation includes Company contributions to the Noble Drilling Corporation 401(k) Savings Plan, dividends and returns of capital paid by the Company on restricted shares ($152,015 for 2010, $36,223 for 2009), Profit Sharing Plan contributions, a tax preparation allowance, an annual home leave allowance, and premiums paid by the Company for life, AD&D and business travel and accident insurance.

(8)	Mr. Jacobsen joined the Company as Senior Vice President — Operations on July 30, 2009. For 2010, in addition to the foreign service employment benefits described above, the amount in All Other Compensation includes Company contributions to the Noble Drilling Corporation 401(k) Savings Plan, a contribution to the Profit Sharing Plan, dividends and returns of capital paid by the Company on restricted shares ($45,124), an annual home leave allowance, and premiums paid by the Company for life, AD&D and business travel and accident insurance.

(9)	Mr. Hunt joined the Company as Senior Vice President — Marketing and Contracts on July 20, 2009. For 2010, in addition to the foreign service employment benefits described above, the amount in All Other Compensation includes Company contributions to the Noble Drilling Corporation 401(k) Savings Plan, a contribution to the Profit Sharing Plan, dividends and returns of capital paid by the Company on restricted shares ($40,621), an annual home leave allowance, and premiums paid by the Company for life, AD&D and business travel and accident insurance.

The following table sets forth certain information about grants of plan-based awards during the year ended December 31, 2010 to each of the named executive officers.

Grants of Plan-Based Awards

									All Other
								All Other	Option
								Stock	Awards:
		Estimated Possible Payouts			Estimated Future Payouts Under			Awards:	Number of	Exercise or	Grant Date
		Under Non-Equity Incentive			Equity Incentive			Number of	Securities	Base Price	Fair Value of
		Plan Awards(1)			Plan Awards(2)			shares of	Underlying	of Option	Stock and
			Target	Maximum	Threshold	Target	Maximum	Stock or	Options	Awards	Option
Name	Grant Date	Threshold ($)	($)	($)	(#)	(#)	(#)	Units (#)(3)	(#)(4)	($/Sh)(4)	Awards(5)

David W. Williams	February 6, 2010	—	$500,000	$1,000,000	38,063	76,126	114,190	57,780	69,449	$39.46	$5,444,521

Julie J. Robertson	February 6, 2010	—	$185,625	$371,250	11,352	22,705	34,057	17,233	20,713	$39.46	$1,623,827

Thomas L. Mitchell	February 6, 2010	—	$172,125	$344,250	10,017	20,033	30,049	15,205	18,276	$39.46	$1,432,740

Donald E. Jacobsen	February 6, 2010	—	$157,625	$315,250	6,678	13,356	20,034	10,137	12,184	$39.46	$955,197

Roger B. Hunt	February 6, 2010	—	$125,450	$250,900	6,678	13,356	20,034	10,137	12,184	$39.46	$955,197

(1)	Represents the dollar value of the applicable range (threshold, target and maximum amounts) of Performance Bonuses awarded under the 2010 STIP. The Performance Bonus awarded to the named executive officers under the 2010 STIP are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	Represents performance-vested restricted stock units awarded during the year ended December 31, 2010 under the 1991 Plan.

(3)	Represents time-vested restricted stock units awarded during the year ended December 31, 2010 under the 1991 Plan.

(4)	Represents nonqualified stock options granted during the year ended December 31, 2010 under the 1991 Plan. The exercise price for these nonqualified stock options of $39.46 represents the fair market value per share on the date of grant as specified in the 1991 Plan (average of the high and low prices of the shares on the day preceding the grant date).

(5)	Represents the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718.

For a description of the material terms of the awards reported in the Grants of Plan-Based Awards table, including performance-based conditions and vesting schedules applicable to such awards, see “Compensation Discussion and Analysis — How Amounts for Compensation Components are Determined.”

The following table sets forth certain information about outstanding equity awards at December 31, 2010 held by the named executive officers.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards(1)					Stock Awards
									Equity		Equity
									Incentive		Incentive Plan
									Plan		Awards:
									Awards:		Market or
								Market	Number of		Payout Value
						Number of		Value of	Unearned		of Unearned
	Number of	Number of				Shares or		Shares or	Shares, Units		Shares, Units
	Securities	Securities				Units of		Units of	or Other		or Other
	Underlying	Underlying				Stock That		Stock That	Rights That		Rights That
	Unexercised	Unexercised		Option		Have Not		Have Not	Have Not		Have Not
	Options (#)	Options (#)		Exercise	Option	Vested (#)		Vested ($)	Vested		Vested
Name	Exercisable	Unexercisable		Price ($)	Expiration Date	(2)		(3)	(#)(4)		($)(3)

David W. Williams	—	69,449	(5)	$39.46	February 6, 2020	121,124	(8)	$4,332,605	276,078	(13)	$9,875,310
	33,697	67,395	(6)	$24.66	February 25, 2019
	34,284	17,142	(7)	$43.01	February 7, 2018
	27,460	—		$35.79	February 13, 2017
	100,000	—		$31.505	September 20, 2016
Julie J. Robertson	—	20,713	(5)	$39.46	February 6, 2020	42,273	(9)	$1,512,105	102,507	(14)	$3,666,675
	13,019	26,039	(6)	$24.66	February 25, 2019
	14,475	7,238	(7)	$43.01	February 7, 2018
	22,884	—		$35.79	February 13, 2017
	23,752	—		$37.925	February 2, 2016
	34,000	—		$26.46	April 27, 2015
	17,996	—		$18.78	April 20, 2014
	150,000	—		$15.60	July 25, 2012
	100,000	—		$15.55	July 26, 2011
Thomas L. Mitchell	—	18,276	(5)	$39.46	February 6, 2020	37,031	(10)	$1,324,599	89,239	(15)	$3,192,079
	11,487	22,976	(6)	$24.66	February 25, 2019
	12,190	6,095	(7)	$43.01	February 7, 2018
	18,306	—		$35.79	February 13, 2017
	80,000	—		$35.495	November 6, 2016
Donald E. Jacobsen	—	12,184	(5)	$39.46	February 6, 2020	29,815	(11)	$1,066,483	13,356	(16)	$477,744
Roger B. Hunt	—	12,184	(5)	$39.46	February 6, 2020	24,987	(12)	$893,785	13,356	(16)	$477,744

(1)	For each named executive officer, represents nonqualified stock options granted under the 1991 Plan.

(2)	Except as otherwise noted, the numbers in this column represent time-vested restricted shares and restricted stock units awarded under the 1991 Plan.

(3)	The market value was computed by multiplying the closing market price of the shares at December 31, 2010 ($35.77 per share) by the number of shares that have not vested.

(4)	The numbers in this column represent performance-vested restricted shares and restricted stock units and are calculated based on the assumption that the applicable target performance goal is achieved.

(5)	One-third of the options granted are exercisable on each of February 6, 2011, February 6, 2012, and February 6, 2013.

(6)	One-third of the options granted are exercisable on each of February 25, 2010, February 25, 2011, and February 25, 2012.

(7)	One-third of the options granted are exercisable on each of February 7, 2009, February 7, 2010, and February 7, 2011.

(8)	Of these shares, 19,260 vested on February 6, 2011, 15,763 vested on February 7, 2011, 23,790 vested on February 25, 2011, 19,260 will vest on February 6, 2012, 23,791 will vest on February 25, 2012, and 19,260 will vest on February 6, 2013.

(9)	Of these shares, 5,744 vested on February 6, 2011, 6,656 vested on February 7, 2011, 9,192 vested on February 25, 2011, 5,744 will vest on February 6, 2012, 9,192 will vest on February 25, 2012, and 5,745 will vest on February 6, 2013.

(10)	Of these shares, 5,068 vested on February 6, 2011, 5,605 vested on February 7, 2011, 8,110 vested on February 25, 2011, 5,068 will vest on February 6, 2012, 8,111 will vest on February 25, 2012, and 5,069 will vest on February 6, 2013.

(11)	Of these shares, 3,379 vested on February 6, 2011, 9,839 will vest on July 30, 2011, 3,379 will vest on February 6, 2012, 9,839 will vest on July 30, 2012, and 3,379 will vest on February 6, 2013.

(12)	Of these shares, 3,379 vested on February 6, 2011, 7,425 will vest on July 20, 2011, 3,379 will vest on February 6, 2012, 7,425 will vest on July 20, 2012, and 3,379 will vest on February 6, 2013.

(13)	Includes 76,126, 128,898 and 71,054 performance-vested restricted shares that will vest, if at all, based on the applicable performance measures over the 2010-2012, 2009-2011 and 2008-2010 performance cycles; performance-vested restricted shares awarded in 2008 for the 2008-2010 performance cycle did not vest and were forfeited subsequent to December 31, 2010.

(14)	Includes 22,705, 49,801 and 30,001 performance-vested restricted shares that will vest, if at all, based on the applicable performance measures over the 2010-2012, 2009-2011 and 2008-2010 performance cycles; performance-vested restricted shares awarded in 2008 for the 2008-2010 performance cycle did not vest and were forfeited subsequent to December 31, 2010.

(15)	Includes 20,033, 43,942 and 25,264 performance-vested restricted shares that will vest, if at all, based on the applicable performance measures over the 2010-2012, 2009-2011 and 2008-2010 performance cycles; performance-vested restricted shares awarded in 2008 for the 2008-2010 performance cycle did not vest and were forfeited subsequent to December 31, 2010.

(16)	Includes 13,356 performance-vested restricted shares that will vest, if at all, based on the applicable performance measures over the 2010-2012 performance cycle.

The following table sets forth certain information about the amounts received upon the exercise of options or the vesting of restricted shares during the year ended December 31, 2010 for each of the named executive officers on an aggregated basis.

Option Exercises and Stock Vested

	Option Awards(1)		Stock Awards(1)
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
Name	Exercise (#)	Exercise ($)(2)	Vesting (#)	Vesting ($)(3)

David W. Williams	—	—	81,093	$3,309,019
Julie J. Robertson	100,000	$1,324,201	50,462	$2,059,069
Thomas L. Mitchell	—	—	41,408	$1,655,269
Donald E. Jacobsen	—	—	9,838	$315,701
Roger B. Hunt	—	—	7,425	$228,096

(1)	Represents non-qualified stock option grants and restricted share awards under the 1991 Plan for each named executive officer.

(2)	The value is based on the difference in the market price of the shares at the time of exercise and the exercise price of the options.

(3)	The value is based on the average of the high and low stock price on the vesting date multiplied by the aggregate number of shares that vested on such date.

The following table sets forth certain information about retirement payments and benefits under Noble Drilling Corporation defined benefit plans for each of the named executive officers.

Pension Benefits

Present
		Number of	Value of	Payments
		Years	Accumulated	During Last
		Credited	Benefit	Fiscal Year
Name	Plan Name	Service (#)(1)	($) (1)(2)	($)

David W. Williams	Salaried Employees’ Retirement Plan	4.281	$82,814	—
	Retirement Restoration Plan	4.281	$600,333	—
Julie J. Robertson	Salaried Employees’ Retirement Plan	22.000	$441,404	—
	Retirement Restoration Plan	22.000	$1,942,941	—
Thomas L. Mitchell(3)	Salaried Employees’ Retirement Plan	—	—	—
	Retirement Restoration Plan	—	—	—
Donald E. Jacobsen(3)	Salaried Employees’ Retirement Plan	—	—	—
	Retirement Restoration Plan	—	—	—
Roger B. Hunt(3)	Salaried Employees’ Retirement Plan	—	—	—
	Retirement Restoration Plan	—	—	—

(1)	Computed as of December 31, 2010, which is the same pension plan measurement date used for financial statement reporting purposes for our audited consolidated financial statements and notes thereto included in the 2010 Form 10-K.

(2)	For purposes of calculating the amounts in this column, retirement age was assumed to be the normal retirement age of 65, as defined in the Noble Drilling Corporation Salaried Employees’ Retirement Plan. A description of the valuation method and all material assumptions applied in quantifying the present value of accumulated benefit is set forth in Note 11 to our audited consolidated financial statements in the 2010 Form 10-K.

(3)	Not a participant in the Noble Drilling Corporation Salaried Employees’ Retirement Plan or the Noble Drilling Corporation Retirement Restoration Plan during 2010.

Under the Noble Drilling Corporation Salaried Employees’ Retirement Plan, the normal retirement date is the date that the participant attains the age of 65. The plan covers salaried employees, but excludes certain categories of salaried employees including any employees hired after July 31, 2004. A participant’s date of hire is the date such participant first performs an hour of service for the Company or its subsidiaries, regardless of any subsequent periods of employment or periods of separation from employment with the Company or its subsidiaries. David W. Williams was employed by a subsidiary of the Company from May to December 1994. Under the plan, Mr. Williams became a participant of the plan effective January 1, 2008, upon completion of a requisite period of employment.

A participant who is employed by the Company or any of its affiliated companies on or after his or her normal retirement date (the date that the participant attains the age of 65) is eligible for a normal retirement pension upon the earlier of his or her required beginning date or the date of termination of his or her employment for any reason other than death or transfer to the employment of another of the Company’s affiliated companies. Required beginning date is defined in the plan generally to mean the April 1 of the calendar year following the later of the calendar year in which a participant attains the age of 70 1/2 years or the calendar year in which the participant commences a period of severance, which (with certain exceptions) commences with the date a participant ceases to be employed by the Company or any of its affiliated companies for reasons of retirement, death, being discharged, or voluntarily ceasing employment, or with the first anniversary of the date of his or her absence for any other reason.

The normal retirement pension accrued under the plan is in the form of an annuity which provides for a payment of a level monthly retirement income to the participant for life, and in the event the participant dies prior to receiving 120 monthly payments, the same monthly amount will continue to be paid to the participant’s designated beneficiary until the total number of monthly payments equals 120. Participants may elect to receive, in lieu of one of the other optional forms of payment provided in the plan, each such option being the actuarial equivalent of the normal form. These optional forms of payment include a single lump-sum (if the present value of the participant’s vested accrued benefit under the plan does not exceed $10,000), a single life annuity, and several forms of joint and survivor elections.

The benefit under the plan is equal to:

•	one percent of the participant’s average monthly compensation multiplied times the number of years of benefit service (maximum 30 years), plus

•	six-tenths of one percent of the participant’s average monthly compensation in excess of one-twelfth of his or her average amount of earnings which may be considered wages under section 3121(a) of the Code, in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which a participant attains (or will attain) social security retirement age, multiplied by the number of years of benefit service (maximum 30 years).

The average monthly compensation is defined in the plan generally to mean the participant’s average monthly rate of compensation from the Company for the 60 consecutive calendar months that give the highest average monthly rate of compensation for the participant. In the plan, compensation is defined (with certain exceptions) to mean the total taxable income of a participant during a given calendar month, including basic compensation, bonuses, commissions and overtime pay, but excluding extraordinary payments and special payments (such as moving expenses, benefits provided under any employee benefit program, and stock options and stock appreciation rights). Compensation includes salary reduction contributions by the participant under any plan maintained by the Company or any of its affiliated companies. Compensation may not exceed the annual compensation limit as specified by the Internal Revenue Service for the given plan year. Any compensation in excess of this limit is taken into account in computing the benefits payable under the Noble Drilling Corporation Retirement Restoration Plan. The Company has not granted extra years of credited service under the restoration plan to any of the named executive officers.

Early retirement can be elected at the time after which the participant has attained the age of 55 and has completed at least five years of service (or for a participant on or before January 1, 1986, when he or she has completed 20 years of covered employment). A participant will be eligible to commence early retirement benefits upon the termination of his or her employment with the Company or its subsidiaries prior to the date that the participant attains the age of 65 for any reason other than death or transfer to employment with another of the Company’s subsidiaries. The formula used in determining an early retirement benefit reduces the accrued monthly retirement income by multiplying the amount of the accrued monthly retirement income by a percentage applicable to the participant’s age as of the date such income commences being paid.

If a participant’s employment terminates for any reason other than retirement, death or transfer to the employment of another of the Company’s subsidiaries and the participant has completed at least five years of service, the participant is eligible for a deferred vested pension. The deferred vested pension for the participant is the monthly retirement income commencing on the first day of the month coinciding with or next following his or her normal retirement date. If the participant has attained the age of 55 and has completed at least five years of service or if the actuarial present value of the participant’s accrued benefit is more than $1,000 but less than $10,000, the participant may elect to receive a monthly retirement income that is computed in the same manner as the monthly retirement income for a participant eligible for an early retirement pension. If the participant dies before benefits are payable under the plan, the surviving spouse or, if the participant is not survived by a spouse, the beneficiary designated by the participant, is eligible to receive a monthly retirement income for life, commencing on the first day of the month next following the date of the participant’s death. The monthly income payable to the surviving spouse or the designated beneficiary shall be the monthly income for life that is the actuarial equivalent of the participant’s accrued benefit under the plan.

The Noble Drilling Corporation Retirement Restoration Plan is an unfunded, nonqualified plan that provides the benefits under the Noble Drilling Corporation Salaried Employees’ Retirement Plan’s benefit formula that cannot be provided by the Noble Drilling Corporation Salaried Employees’ Retirement Plan because of the annual compensation and annual benefit limitations applicable to the Noble Drilling Corporation Salaried Employees’ Retirement Plan under the Code. A participant’s benefit under the Noble Drilling Corporation Retirement Restoration Plan that was accrued and vested on December 31, 2004, will be paid to such participant (or, in the event of his or her death, to his or her designated beneficiary) at the time benefits commence being paid to or with respect to such participant under the Noble Drilling Corporation Salaried Employees’ Retirement Plan, and will be paid in a single lump sum payment, in installments over a period of up to five years, or in a form of payment provided for under the Noble Drilling Corporation Salaried Employees’ Retirement Plan (such form of distribution to be determined by the committee appointed to administer the plan). A participant’s benefit under the Noble Drilling Corporation Retirement Restoration Plan that accrued or became vested after December 31, 2004, will be paid to such participant (or in the event of his or her death, to his or her designated beneficiary) in a single lump sum payment following such participant’s separation from service with the Company and its subsidiaries. Mr. Williams and Ms. Robertson participate in the Noble Drilling Corporation Retirement Restoration Plan.

The following table sets forth for the named executive officers certain information as of December 31, 2010 and for the year then ended about the Noble Drilling Corporation 401(k) Savings Restoration Plan.

Nonqualified Deferred Compensation

	Executive	Company	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at
Name	Last FY ($)(1)	Last FY ($)(2)	Last FY ($)	Distributions ($)	Last FYE ($)

David W. Williams	$19,675	—	$11,738	—	$110,526
Julie J. Robertson	$9,870	—	$97,905	—	$1,611,759
Thomas L. Mitchell(3)	—	—	$288	—	$12,892
Donald E. Jacobsen(3)	—	—	—	—	—
Roger B. Hunt(3)	—	—	—	—	—

(1)	The Executive Contributions reported in this column are also included in the Salary column of the Summary Compensation Table.

(2)	The Company Contributions reported in this column are also included in the All Other Compensation column of the Summary Compensation Table.

(3)	Not a participant in the Noble Drilling Corporation 401(k) Savings Restoration Plan in 2010.

The Noble Drilling Corporation 401(k) Savings Restoration Plan (which applies to compensation deferred by a participant that was vested prior to January 1, 2005) and the Noble Drilling Corporation 2009 401(k) Savings Restoration Plan (which applies to employer matching contributions and to compensation that was either deferred by a participant or became vested on or after January 1, 2005) are nonqualified, unfunded employee benefit plans under which certain highly compensated employees of the Company and its subsidiaries may elect to defer compensation in excess of amounts deferrable under the Noble Drilling Corporation 401(k) Savings Plan and, subject to certain limitations specified in the plan, receive employer matching contributions in cash. The employer matching amount is determined in the same manner as are employer matching contributions under the Noble Drilling Corporation 401(k) Savings Plan.

Compensation considered for deferral under these nonqualified plans consists of cash remuneration payable by an employer, defined in the plan to mean certain subsidiaries of the Company, to a participant in the plan for personal services rendered to such employer prior to reduction for any pre-tax contributions made by such employer and prior to reduction for any compensation reduction amounts elected by the participant for benefits, but excluding bonuses, allowances, commissions, deferred compensation payments and any other extraordinary remuneration. For each plan year, participants are able to defer up to 19 percent of their basic compensation for the plan year, all or any portion of any bonus otherwise payable by an employer for the plan year, and for plan years commencing prior to January 1, 2009, the applicable 401(k) amount. The applicable 401(k) amount is defined to mean, for a participant for a plan year, an amount equal to the participant’s basic compensation for such plan year, multiplied by the contribution percentage that is in effect for such participant under the Noble Drilling Corporation 401(k) Savings Plan for the plan year, reduced by the lesser of (i) the applicable dollar amount set forth in Section 402(g)(1)(B) of the Code for such year or (ii) the dollar amount of any Noble Drilling Corporation 401(k) Savings Plan contribution limitation for such year imposed by the committee.

A participant’s benefit under these nonqualified plans normally will be distributed to such participant (or in the event of his or her death, to his or her designated beneficiary) in a single lump sum payment or in approximately equal annual installments over a period of five years following such participant’s separation from service with the Company and its subsidiaries. Mr. Williams and Ms. Robertson are participants, and Mr. Mitchell has been a participant, in the Noble Drilling Corporation 401(k) Savings Restoration Plan, and Mr. Williams and Ms. Robertson are participants in the Noble Drilling Corporation 2009 401(k) Savings Restoration Plan.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE OF CONTROL

Change of Control Employment Agreements

The Company has guaranteed the performance of a change of control employment agreement entered into by a subsidiary of the Company with each person serving as a named executive officer as of December 31, 2008. These change of control employment agreements were amended and restated as of December 3, 2009 and become effective upon a change of control of the Company (as described below) or a termination of employment in connection with or in anticipation of such a change of control, and remain effective for three years thereafter.

The agreement provides that if the officer’s employment is terminated within three years after a change of control or prior to but in anticipation of a change of control, either (1) by us for reasons other than death, disability or “cause” (as defined in the agreement) or (2) by the officer for “good reason” (which term includes a material diminution of responsibilities or compensation and which allows us a cure period following notice of the good reason) or upon the officer’s determination to leave without any reason during the 30-day period immediately following the first anniversary of the change of control, the officer will receive or be entitled to the following benefits:

•	a lump sum amount equal to the sum of (i) the prorated portion of the officer’s highest bonus paid either in the last three years before the change of control or for the last completed fiscal year after the change of control (the “Highest Bonus”), (ii) an amount equal to 18 times the highest monthly COBRA premium (within the meaning of Code Section 4980B) during the 12-month period preceding the termination of the officer’s employment, and (iii) any accrued vacation pay, in each case to the extent not theretofore paid (collectively, the “Accrued Obligations”);

•	a lump sum payment equal to three times the sum of the officer’s annual base salary (based on the highest monthly salary paid in the 12 months prior to the change of control) and the officer’s Highest Bonus (the “Severance Amount”);

•	welfare benefits for an 18-month period to the officer and the officer’s family at least equal to those that would have been provided had the officer’s employment been continued. If, however, the officer becomes reemployed with another employer and is eligible to receive welfare benefits under another employer provided plan, the welfare benefits provided by the Company and its affiliates would be secondary to those provided by the new employer (“Welfare Benefit Continuation”);

•	a lump sum amount equal to the excess of (i) the actuarial equivalent of the benefit under the qualified defined benefit retirement plan of the Company and its affiliated companies in which the officer would have been eligible to participate had the officer’s employment continued for three years after termination over (ii) the actuarial equivalent of the officer’s actual benefit under such plans (the “Supplemental Retirement Amount”);

•	in certain circumstances, an additional payment in an amount such that after the payment of all income and excise taxes, the officer will be in the same after-tax position as if no excise tax under Section 4999 (the so-called Parachute Payment excise tax) of the Code, if any, had been imposed (the “Excise Tax Payment”);

•	outplacement services for six months (not to exceed $50,000); and

•	the 100 percent vesting of all benefits under the 1991 Plan and any other similar plan to the extent such vesting is permitted under the Code.

A “change of control” is defined in the agreement to mean:

•	the acquisition by any individual, entity or group of 15 percent or more of the Company’s outstanding shares, but excluding any acquisition directly from the Company or by the Company, or any acquisition by any corporation under a reorganization, merger, amalgamation or consolidation if the conditions described below in the third bullet point of this definition are satisfied;

•	individuals who constitute the incumbent board of directors (as defined in the agreement) of the Company cease for any reason to constitute a majority of the board of directors;

•	consummation of a reorganization, merger, amalgamation or consolidation of the Company, unless following such a reorganization, merger, amalgamation or consolidation (i) more than 50 percent of the then outstanding shares of common stock (or equivalent security) of the company resulting from such transaction and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors are then beneficially owned by all or substantially all of the persons who were the beneficial owners of the outstanding shares immediately prior to such transaction, (ii) no person, other than the Company or any person beneficially owning immediately prior to such transaction 15 percent or more of the outstanding shares, beneficially owns 15 percent or more of the then outstanding shares of common stock (or equivalent security) of the company resulting from such transaction or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (iii) a majority of the members of the board of directors of the company resulting from such transaction were members of the incumbent board of directors of the Company at the time of the execution of the initial agreement providing for such transaction;

•	consummation of a sale or other disposition of all or substantially all of the assets of the Company, other than to a company, for which following such sale or other disposition, (i) more than 50 percent of the then outstanding shares of common stock (or equivalent security) of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors are then beneficially owned by all or substantially all of the persons who were the beneficial owners of the outstanding shares immediately prior to such sale or other disposition of assets, (ii) no person, other than the Company or any person beneficially owning immediately prior to such transaction 15 percent or more of the outstanding shares, beneficially owns 15 percent or more of the then outstanding shares of common stock (or equivalent security) of such company or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (iii) a majority of the members of the board of directors of such company were members of the incumbent board of directors of the Company at the time of the execution of the initial agreement providing for such sale or other disposition of assets; or

•	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

However, a “change of control” will not occur as a result of a transaction if (i) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (ii) either (A) the shareholdings for such holding company immediately following such transaction are the same as the shareholdings immediately prior to such transaction or (B) the shares of the Company’s voting securities outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the outstanding voting securities of such holding company immediately after giving effect to such transaction.

Under the agreement, “cause” means (i) the willful and continued failure by the officer to substantially perform his duties or (ii) the willful engaging by the officer in illegal conduct or gross misconduct that is materially detrimental to the Company or its affiliates.

Payments to “specified employees” under Code Section 409A may be delayed until six months after the termination of the officer’s employment.

The agreement contains a confidentiality provision obligating the officer to hold in strict confidence and not to disclose or reveal, directly or indirectly, to any person, or use for the officer’s own personal benefit or for the benefit of anyone else, any trade secrets, confidential dealings or other confidential or proprietary information belonging to or concerning the Company or any of its affiliated companies, with certain exceptions set forth expressly in the provision. Any term or condition of the agreement may be waived at any time by the party entitled to have the benefit thereof (whether the subsidiary of the Company party to the agreement or the officer) if evidenced by a writing signed by such party.

The agreement provides that payments thereunder do not reduce any amounts otherwise payable to the officer, or in any way diminish the officer’s rights as an employee, under any employee benefit plan, program or arrangement or other contract or agreement of the Company or any of its affiliated companies providing benefits to the officer.

Assuming a change of control had taken place on December 31, 2010 and the employment of the named executive officer was terminated either (1) by us for reasons other than death, disability or cause or (2) by the officer for good reason, the following table sets forth the estimated amounts of payments and benefits under the agreement for each of the indicated named executive officers.

	David W.	Julie J.	Thomas L.	Donald E.	Roger B.
Payment or Benefit	Williams	Robertson	Mitchell	Jacobsen	Hunt

Accrued Obligations	$1,534,072	$684,072	$624,072	$334,072	$329,072
Severance Amount	$7,500,000	$3,435,000	$3,147,000	$2,355,000	$2,043,000
Welfare Benefit Continuation	$72,854	$55,873	$54,594	$55,518	$52,000
Supplemental Retirement Amount	$966,691	$527,764	—	—	—
Excise Tax Payment	$8,011,588	—	$2,496,136	$1,270,557	$1,101,203
Outplacement Services(1)	$50,000	$50,000	$50,000	$50,000	$50,000
Accelerated Vesting of Options, Restricted Shares and Restricted Stock Units(2)(3)	$14,956,674	$5,468,073	$4,771,941	$1,544,227	$1,371,529

(1)	Represents an estimate of the costs to the Company of outplacement services for six months.

(2)	The total number of restricted shares and restricted stock units held at December 31, 2010 (the last trading day of 2010), and the aggregate value of accelerated vesting thereof at December 31, 2010 (computed by multiplying $35.77, the closing market price of the shares at December 31, 2010, by the total number of restricted shares and units held), were as follows: Mr. Williams — 397,202 shares valued at $14,207,915; Ms. Robertson — 144,780 shares valued at $5,178,780; Mr. Mitchell — 126,270 shares valued at $4,516,678; Mr. Jacobsen — 43,171 shares valued at $1,544,227; and Mr. Hunt — 38,343 shares valued at $1,371,529. These amounts include shares that did not vest and were forfeited with respect to the 2008-2010 performance cycle subsequent to December 31, 2010.

(3)	The total number of unvested options held at December 31, 2010, and the aggregate value of the accelerated vesting thereof at December 31, 2010 (computed by multiplying $35.77, the closing market price of shares at December 31, 2010, by the total number of shares subject to the options and subtracting the aggregate exercise price for the options) were as follows: Mr. Williams — 153,986 shares valued at $748,759; Ms. Robertson — 53,990 shares valued at $289,293; Mr. Mitchell — 47,347 shares valued at $255,263; Mr. Jacobsen — 12,184 shares valued at $0; and Mr. Hunt — 12,184 shares valued at $0.

The agreement provides that if the officer’s employment is terminated within three years after a change of control by reason of disability or death, the agreement will terminate without further obligation to the officer or the officer’s estate, other than for the payment of Accrued Obligations, the Severance Amount, the Supplemental Retirement Amount and the timely provision of the Welfare Benefit Continuation. If the officer’s employment is terminated for cause within the three years after a change of control, the agreement will terminate without further obligation to the officer other than for payment of the officer’s base salary through the date of termination, to the extent unpaid, and the timely payment when otherwise due of any compensation previously deferred by the officer. If the officer voluntarily terminates the officer’s employment within the three years after a change of control (other than during the 30-day period following the first anniversary of a change of control), excluding a termination for good reason, the agreement will terminate without further obligation to the officer other than for payment of the officer’s base salary through the date of termination, to the extent unpaid, the payment of the Accrued Obligations, and the timely payment when otherwise due of any compensation previously deferred by the officer.

The 1991 Plan

In 2008 and 2009, we granted nonqualified stock options and awarded time-vested and performance-vested restricted shares under the 1991 Plan to our named executive officers. The 1991 Plan was amended in 2009, among other things, to allow for the award of restricted stock units and incorporate the definition of change of control as described above under “Change of Control Employment Agreements.” In 2010, we granted nonqualified stock options and awarded time-vested and performance-vested restricted stock units to our named executive officers.

Nonqualified Stock Options

Our nonqualified stock option agreements provide that if a termination of employment occurs after the date upon which the option first becomes exercisable and before the date that is 10 years from the date of the option grant by reason of the officer’s death, disability or retirement, then the option, including any then unvested shares all of which shall be automatically accelerated, may be exercised at any time within five years after such termination of employment but not after the expiration of the 10-year period. If a named executive officer terminated employment on December 31, 2010 due to disability, death or retirement, all the named executive officer’s then outstanding nonqualified stock options granted by us in 2010, 2009 and 2008 would have become fully exercisable. Under the 1991 Plan, retirement means a termination of employment with the Company or an affiliate of the Company on a voluntary basis by a person if immediately prior to such termination of employment, the sum of the age of such person and the number of such person’s years of continuous service with the Company or one or more of its affiliates is equal to or greater than 60.

Assuming that the named executive officer’s employment terminated on December 31, 2010 due to disability, death or retirement, the following table sets forth certain information about unexercisable options subject to accelerated vesting for the indicated named executive officers.

	Number of Shares
	Underlying Unexercisable
	Options Subject to	Aggregate Value of
Name	Acceleration of Vesting	Acceleration of Vesting

David W. Williams	153,986	$748,759
Julie J. Robertson	53,990	$289,293
Thomas L. Mitchell	47,347	$255,263
Donald E. Jacobsen	12,184	—
Roger B. Hunt	12,184	—

Restricted Shares and Restricted Stock Units

We granted time-vested and performance-vested restricted shares in 2008 and 2009 and restricted stock units in 2010, some of which continue to be subject to vesting restrictions. Our time-vested restricted share and restricted stock unit agreements provide for the full vesting of awards upon the occurrence of the death or disability of the officer, and the time-vested restricted share agreements also provide for full vesting upon a change of control of the Company (whether with or without termination of employment of the officer by the Company or an affiliate). A “change of control” is defined in the 2008 and 2009 time-vested and performance-vested restricted share agreements (described below) to mean:

•	the committee administering the 1991 Plan determines that any person or group has become the beneficial owner of more than 50 percent of the shares;

•	the Company is merged or amalgamated with or into or consolidated with another corporation and, immediately after giving effect to the merger, amalgamation or consolidation, less than 50 percent of the outstanding voting securities entitled to vote generally in the election of directors or persons who serve similar functions of the surviving or resulting entity are then beneficially owned in the aggregate by the shareholders of the Company immediately prior to such merger, amalgamation or consolidation, or if a record date has been set to determine the shareholders of the Company entitled to vote on such merger, amalgamation or consolidation, the shareholders of the Company as of such record date;

•	the Company either individually or in conjunction with one or more subsidiaries of the Company, sells, conveys, transfers or leases, or the subsidiaries of the Company sell, convey, transfer or lease, all or substantially all of the property of the Company and the subsidiaries of the Company, taken as a whole (either in one transaction or a series of related transactions);

•	the Company liquidates or dissolves; or

•	the first day on which a majority of the individuals who constitute the board of directors of the Company are not continuing directors.

Assuming that either the named executive officer’s employment terminated on December 31, 2010 due to disability or death or, in the event of the restricted shares, a change of control had taken place on that date, the following table sets forth certain information about restricted shares and restricted stock units subject to accelerated vesting for the indicated named executive officers.

	Number of Time-Vested
	Restricted Shares and
	Restricted Stock Units Subject to	Aggregate Value of
Name	Acceleration of Vesting	Acceleration of Vesting

David W. Williams	121,124	$4,332,605
Julie J. Robertson	42,273	$1,512,105
Thomas L. Mitchell	37,031	$1,324,599
Donald E. Jacobsen	29,815	$1,066,483
Roger B. Hunt	24,987	$893,785

Our performance-vested restricted share and restricted share unit agreements provide for the vesting of 66.7 percent of the awards upon the occurrence of a change of control of the Company (whether with or without termination of employment of the officer by the Company or an affiliate). The agreements also provide for pro rata vesting upon the occurrence of the death, disability or retirement of the officer, based on months of service completed in the performance period; however, such vesting is also subject to the actual performance achieved and may not result in an award. The 2008 and 2009 agreements define a change of control as described above and the 2010 agreements define a change of control as set out in the 1991 Plan, provided the change of control also satisfies the requirements of Code Section 409A. Assuming that a change of control had taken place on December 31, 2010, the following table sets forth certain information about restricted shares and restricted stock units subject to accelerated vesting for the indicated named executive officers. The amounts in the table below include the shares that did not vest and were forfeited with respect to the 2008-2010 cycle subsequent to December 31, 2010.

	Number of Performance-Vested
	Restricted Shares and
	Restricted Stock Units Subject to	Aggregate Value of
Name	Acceleration of Vesting	Acceleration of Vesting

David W. Williams	276,078	$9,875,310
Julie J. Robertson	102,507	$3,666,675
Thomas L. Mitchell	89,239	$3,192,079
Donald E. Jacobsen	13,356	$477,744
Roger B. Hunt	13,356	$477,744

DIRECTOR COMPENSATION

The compensation committee of our Board sets the compensation of our directors. In determining the appropriate level of compensation for our directors, the compensation committee considers the commitment required from our directors in performing their duties on behalf of the Company, as well as comparative information the committee obtains from compensation consulting firms and from other sources. Set forth below is a description of the compensation of our directors.

Annual Retainers and Other Fees and Expenses.

We pay our non-employee directors an annual retainer of $50,000 of which 20 percent is paid in shares under the Noble Corporation Equity Compensation Plan for Non-Employee Directors. Under this plan, non-employee directors may elect to receive up to all of the remaining 80% in shares or cash. Non-employee directors make elections on a quarterly basis. The number of shares to be issued under the plan in any particular quarter is generally determined using the average of the daily closing prices of the shares for the last 15 consecutive trading days of the previous quarter. No options are issuable under the plan, and there is no “exercise price” applicable to shares delivered under the plan.

In addition, we pay our non-employee directors a Board meeting fee of $2,000. We pay each member of our audit committee a committee fee of $2,500 per meeting and each member of our other committees a committee meeting fee of $2,000 per meeting. The chair of the audit committee and the chair of the nominating and corporate governance committee each receive an annual retainer of $15,000, the chair of the compensation committee receives an annual retainer of $12,500 and the chair of each other standing Board committee receives an annual retainer of $10,000. We also reimburse directors for travel, lodging and related expenses they may incur in attending Board and committee meetings.

Non-Employee Director Stock Options and Restricted Shares.

Under the Noble Corporation 1992 Nonqualified Stock Option and Restricted Share Plan for Nonemployee Directors (the “1992 Plan”) each annually-determined award of a variable number of restricted shares or unrestricted shares is made on a date selected by the Board, or if no such date is selected by the Board, the date on which the Board action approving such award is taken. Any future award of restricted shares will be evidenced by a written agreement that will include such terms and conditions not inconsistent with the terms and conditions of the 1992 Plan as the Board considers appropriate in each case.

On July 30, 2010, an award of 9,255 unrestricted shares under the 1992 Plan was made to each non-employee director serving on that date.

The following table shows the compensation of our directors for the year ended December 31, 2010.

Director Compensation for 2010

					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned or	Stock	Option	Non-Equity	Deferred	All Other
	Paid in	Awards	Awards	Incentive Plan	Compensation	Compensation
Name(1)	Cash ($)(2)	($)(3)	($)	Compensation ($)	Earnings ($)	($)	Total ($)

Michael A. Cawley	$87,250	$300,788	—	—	—	—	$388,038
Lawrence J. Chazen	$85,000	$300,788	—	—	—	—	$385,788
Julie H. Edwards	$88,000	$300,788	—	—	—	—	$388,788
Gordon T. Hall	$85,000	$300,788	—	—	—	—	$385,788
Marc E. Leland	$96,500	$300,788	—	—	—	—	$397,288
Jack E. Little	$74,000	$300,788	—	—	—	—	$374,788
Jon A. Marshall	$76,000	$300,788	—	—	—	—	$376,788
Mary P. Ricciardello	$100,000	$300,788	—	—	—	—	$400,788

(1)	The total number of options to purchase shares outstanding as of December 31, 2010 under the 1992 Plan were as follows: Mr. Cawley — 63,000 options; Mr. Chazen — 18,000 options; Ms. Edwards — 20,000 options; Mr. Hall — 0 options; Mr. Leland — 63,000 options; Mr. Little — 63,000 options; Mr. Marshall — 0 options; and Ms. Ricciardello — 28,000 options.

(2)	Includes the portion of the $50,000 annual retainer paid to our directors in shares under the Noble Corporation Equity Compensation Plan for Non-Employee Directors.

(3)	Represents the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718 for unrestricted shares awarded in 2010. For the unrestricted shares awarded in 2010 to each director listed in the Director Compensation Table, the full FASB ASC Topic 718 grant date fair value was recognized in 2010 on the date the award of unrestricted shares was made.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth as of December 31, 2010 information regarding securities authorized for issuance under our equity compensation plans.

			Number of Securities
			Remaining Available
			for Future Issuance
	Number of Securities	Weighted-Average	Under Equity
	to be Issued Upon	Exercise Price of	Compensation Plans
	Exercise of Outstanding	Outstanding	(Excluding Securities
	Options, Warrants	Options, Warrants	Reflected in Column
Plan Category	And Rights	and Rights	(a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	2,767,486	$26.22	5,200,362
Equity compensation plans not approved by security holders	N/A	N/A	237,651	(1)
Total	2,767,486	$26.22	5,438,013

(1)	Consists of shares issuable under the Noble Drilling Corporation 401(k) Savings Restoration Plan and the Noble Corporation Equity Compensation Plan for Non-Employee Directors.

A description of the material features of the Noble Drilling Corporation 401(k) Savings Restoration Plan and the Noble Corporation Equity Compensation Plan for Non-Employee Directors is set forth on pages 35 and 41, respectively, of this proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10 percent of the shares, to file with the SEC initial reports of ownership and reports of changes in ownership of such shares. Directors, officers and beneficial owners of more than 10 percent of the shares are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2010, our directors, officers and beneficial owners of more than 10 percent of the shares complied with all applicable Section 16(a) filing requirements except as follows: Roger B. Hunt filed late one report relating to the grant of an equity award; Donald E. Jacobsen filed late one report relating to the grant of an equity award; Scott W. Marks filed late two reports relating to four grants of equity awards, one report relating to an acquisition and disposition of phantom shares and one report relating to two acquisitions of phantom shares; Thomas L. Mitchell filed late two reports relating to four grants of equity awards; Julie J. Robertson filed late two reports relating to four grants of equity awards and one report relating to two option exercises and the related sales of shares; William E. Turcotte filed late one report relating to the grant of an equity award; and David W. Williams filed late two reports relating to four grants of equity awards.

REPORT OF THE AUDIT COMMITTEE

To the Shareholders of
Noble Corporation:

The board of directors (the “Board”) of Noble Corporation (the “Company”) maintains an audit committee composed of four non-management directors. The Board has determined that the audit committee’s current membership satisfies the rules of the U.S. Securities and Exchange Commission (“SEC”) and New York Stock Exchange (“NYSE”) that govern audit committees, including the requirements for audit committee member independence set out in Section 303A.02 of the NYSE’s corporate governance standards and Rule 10A-3 under the United States Securities Exchange Act of 1934.

The audit committee oversees the Company’s financial reporting process on behalf of the entire Board. Management has the primary responsibility for the Company’s financial statements and the reporting process, including the systems of internal controls. The primary responsibilities of the audit committee are to select and retain the Company’s auditors (including review and approval of the terms of engagement and fees), to review with the auditors the Company’s financial reports (and other financial information) provided to the SEC and the investing public, to prepare and publish this report, and to assist the Board with oversight of the following:

•	integrity of the Company’s financial statements,

•	compliance by the Company with standards of business ethics and legal and regulatory requirements,

•	qualifications and independence of the Company’s independent auditors and

•	performance of the Company’s independent auditors and internal auditors.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements with management of the Company.

The audit committee reviewed and discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in Public Company Accounting Oversight Board AU Section 380. In addition, the audit committee has discussed with the Company’s independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures below and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regulating the independent auditor’s communications with the audit committee concerning independence.

The audit committee discussed with the independent auditors the overall scope and plans for their audit. The audit committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. The audit committee held nine meetings during 2010 and met again on January 26, 2011, February 4, 2011 and February 24, 2011.

Summary

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2010 for filing with the SEC. The audit committee also determined that the provision of services other than audit services rendered by PricewaterhouseCoopers LLP was compatible with maintaining PricewaterhouseCoopers LLP’s independence.

February 24, 2011	AUDIT COMMITTEE

Mary P. Ricciardello, Chair Lawrence J. Chazen Julie H. Edwards Gordon T. Hall

AUDITORS

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth the fees paid to PricewaterhouseCoopers LLP for services rendered during each of the two years in the period ended December 31, 2010 (in thousands):

	2010	2009

Audit Fees(1)	$4,304	$4,683
Audit-Related Fees(2)	124	119
Tax Compliance Fees	2,378	1,765
Tax Consulting Fees(3)	1,792	1,430
All Other Fees(4)	150	177

Total	$8,748	$8,174

(1)	Represents fees for professional services rendered for the audit of the Company’s annual financial statements for 2010 and 2009 and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for each of those years. Fees for 2009 also include approximately $1 million for audit services rendered in connection with the migration of the parent company of the Noble group to Switzerland and our worldwide internal restructuring.

(2)	Represents fees for professional services rendered for benefit plan audits for 2010 and 2009.

(3)	Fees for 2009 include approximately $1.1 million for professional services rendered in connection with the migration of the parent company of the Noble group to Switzerland. Fees for 2010 include approximately $1.0 million for professional services rendered in connection with our acquisition of FDR Holdings Limited (“Frontier”) and subsequent restructuring.

(4)	The majority of the 2009 amount represents fees for advisory services rendered in connection with our preparation for future conversion to International Financial Reporting Standards. The majority of the 2010 amount represents fees for advisory services rendered in connection with our acquisition of Frontier.

Pre-Approval Policies and Procedures

On January 29, 2004, the audit committee adopted a pre-approval policy framework for audit and non-audit services, which established that the audit committee’s policy is, each year, to adopt a pre-approval policy framework under which specified audit services, audit-related services, tax services and other services may be performed without further specific engagement pre-approval. On February 4, 2011 and February 6, 2010 the audit committee readopted such policy framework for 2011 and 2010, respectively. Under the policy framework, all tax services provided by the independent auditor must be separately pre-approved by the audit committee. Requests or applications to provide services that do require further, separate approval by the audit committee are required to be submitted to the audit committee by both the independent auditors and the chief accounting officer, chief financial officer or controller of the Company, and must include a joint statement that, in their view, the nature or type of service is not a prohibited non-audit service under the SEC’s rules on auditor independence.

PROPOSAL 2

APPROVAL OF THE 2010 ANNUAL REPORT, THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY FOR FISCAL YEAR 2010 AND THE STATUTORY FINANCIAL STATEMENTS OF THE COMPANY FOR FISCAL YEAR 2010

Our Board proposes that the 2010 Annual Report, the consolidated financial statements of the Company for fiscal year 2010 and the statutory financial statements of the Company for fiscal year 2010 be approved. The consolidated financial statements of the Company for fiscal year 2010 and the statutory financial statements of the Company for fiscal year 2010 are contained in the 2010 Annual Report, which was made available to all registered shareholders with this invitation and proxy statement. In addition, these materials will be available for physical inspection at the Company’s registered office at Dorfstrasse 19A, 6340 Baar, Zug, Switzerland. The 2010 Annual Report also contains the reports of PricewaterhouseCoopers AG, the Company’s auditor pursuant to the Swiss Code of Obligations, and information on our business activities and our business and financial situation.

Under Swiss law, the 2010 Annual Report, the consolidated financial statements for fiscal year 2010 and the statutory financial statements for fiscal year 2010 must be submitted to shareholders for approval at each annual general meeting.

Approval of the proposal requires the affirmative vote of holders of at least a majority of the votes cast at the annual general meeting in person or by proxy. All duly submitted and unrevoked proxies will be voted for the proposal, except where authorization to vote is withheld.

Recommendation

Our Board unanimously recommends that shareholders vote FOR the approval of the 2010 Annual Report, the consolidated financial statements of the Company for fiscal year 2010 and the statutory financial statements of the Company for fiscal year 2010.

PROPOSAL 3

CREATION OF RESERVE THROUGH APPROPRIATION OF RETAINED EARNINGS

In connection with the transactions that resulted in the change of the place of incorporation of the parent company of the Noble group of companies from the Cayman Islands to Switzerland, a special reserve was established from the Company’s additional paid-in capital (the “Special Reserve”). The Special Reserve was established to cover the repurchase by the Company of its own shares and the subsequent cancellation of such treasury shares. The Special Reserve would have been used to cancel the treasury shares pursuant to Proposal (4).

A newly adopted Swiss tax law will allow the Company to make payments to shareholders (such as dividends) out of additional paid-in capital without subjecting such payments to Swiss withholding tax. In other words, such payments would generally be subject to the same tax treatment as payments to shareholders out of the Company’s nominal or stated capital, which payments also generally are not subject to Swiss withholding tax.

Given the new Swiss tax law and the added tax benefit that could be realized by using the Special Reserve for payments to our shareholders, our Board of Directors believes that it would be beneficial to the Company and its shareholders not to use the Special Reserve to cancel treasury shares (such as those to be cancelled pursuant to Proposal (4)), and instead retain the Special Reserve for possible future payments to shareholders. In order to preserve the Special Reserve, however, our Board must establish new reserves to effect cancellations of treasury shares, including the cancellation pursuant to Proposal (4). Therefore, our Board has proposed that CHF 345,073,345 of the CHF 513,595,100 retained earnings of the Company at December 31, 2010 be appropriated to a reserve for treasury shares. This reserve would be established and utilized to cancel treasury shares pursuant to Proposal (4), once such cancellation of treasury shares is approved and executed.

The appropriation of retained earnings would have the effect on the Company’s retained earnings indicated below:

CHF (in
thousands)

Accumulated deficit at January 1, 2010	(25,737)
Profit/(Loss) for the period January 1, 2010 through December 31, 2010	539,332

Retained Earnings at December 31, 2010	513,595
Allocation to reserve for treasury shares	(345,073)

Retained earnings to be carried forward	168,522

Approval of the proposal requires the affirmative vote of a majority of the votes cast at the annual general meeting in person or by proxy. All duly submitted and unrevoked proxies will be voted for the proposal, except where authorization to vote is withheld.

Recommendation

Our Board unanimously recommends that shareholders vote FOR approval of the appropriation of CHF 345,073,345 of the Company’s retained earnings, as reflected on the statutory financial statements of the Company at December 31, 2010, to a reserve for treasury shares.

PROPOSAL 4

CAPITAL REDUCTION BY CANCELLATION OF CERTAIN SHARES HELD IN TREASURY

Under the Company’s share repurchase program, as of March 4, 2011, the Company had repurchased and held in treasury 10,287,335 registered shares. Our Board proposes that our shareholders approve a capital reduction through a cancellation of 10,115,693 shares held in treasury (the “Treasury Shares”). Our Board believes it advisable and in the best interests of the Company and our shareholders to cancel the Treasury Shares. The cancellation of the Treasury Shares will have the effect of reducing the current share capital of the Company by an aggregate amount of CHF 38,439,633.40 (based on the current par value of CHF 3.80 as registered in the Commercial Registry of the Canton of Zug) or CHF 37,124,593.31 (based on the prospective par value of CHF 3.67 after the May 2011 installment of the return on capital through a capital reduction approved by our shareholders at the 2010 annual general meeting). Under Swiss law, a report from PricewaterhouseCoopers AG, our statutory auditors, must be available at the general meeting confirming that claims of the Company’s creditors are fully covered after taking into account the capital reduction resulting from the cancellation of the Treasury Shares.

Swiss law generally prohibits a company’s holding its own shares in treasury if the total par value of these shares exceed 10% of the company’s total share capital. The cancellation of the Treasury Shares will allow the Company, without being in conflict with the 10% limit provided by Swiss law, to further repurchase up to approximately 12.5 million shares before the 2012 annual general meeting of shareholders if such repurchases are deemed appropriate and desirable by our Board. Unless the cancellation of shares held in treasury is approved pursuant to this proposal, our ability to repurchase shares would be limited to the approximately 6.8 million shares remaining under our current share repurchase program. Even if this proposal is approved, we cannot provide assurance that we will repurchase any shares under our share repurchase program.

Upon the cancellation of the Treasury Shares, Article 4 of our Articles of Association will be amended to read as follows:

Artikel 4: Anzahl Aktien, Nominalwert, Art	Article 4: Number of Shares, Par Value, Type

Das Aktienkapital der Gesellschaft beträgt Schweizer Franken 1’011’370’000.00* / 976’770’500.00** und ist eingeteilt in 266’150’000 auf den Namen lautende Aktien im Nennwert von Schweizer Franken 3.80* / 3.67** je Aktie (jede Namenaktie nachfolgend bezeichnet als “Aktie” bzw. zusammen die “Aktien”). Das Aktienkapital ist vollständig liberiert.	The share capital of the Company is Swiss Francs 1,011,370,000.00* / 976,770,500.00** and is divided into 266,150,000 fully paid-up registered shares. Each registered share has a par value of Swiss Francs 3.80* / 3.67** (each such registered share hereinafter a “Share” and collectively the “Shares”).
* Bei gegenwärtig im Handelsregister des Kantons Zug eingetragenem Nennwert.	* As of the current par value as registered in the Commercial Registry of the Canton of Zug
** Bei dem nach Anmeldung der letzten Tranche der am 30. April 2010 von der Generalversammlung beschlossenen Kapitalherabsetzung im Handelsregister des Kantons Zug einzutragenden Nennwert.	** As of the prospective par value of the last installment of the capital reduction as resolved upon by the shareholders at the general meeting held on April 30, 2010, as shall be registered in the Commercial Registry of the Canton of Zug

Approval of the proposal requires the affirmative vote of a majority of the votes cast at the annual general meeting in person or by proxy. All duly submitted and unrevoked proxies will be voted for the proposal, except where authorization to vote is withheld.

Recommendation

Our Board unanimously recommends that shareholders vote FOR the capital reduction by cancellation of 10,115,693 shares held in treasury and the corresponding amendment of our Articles of Association.

PROPOSAL 5

EXTENSION OF BOARD AUTHORITY TO ISSUE AUTHORIZED SHARE CAPITAL

Our share capital registered in the Commercial Registry of the Canton of Zug as of March 10, 2011 was CHF 1,049,809,633.40 (based on the current par value of CHF 3.80 per share), or 276,265,693 registered shares (our “Current Share Capital”), which includes shares held in treasury. Our share capital to be registered in the Commercial Registry after giving effect to the capital reduction resulting from the cancellation of the Treasury Shares described in Proposal (4) will be CHF 1,011,370,000 (based on the par value of CHF 3.80 per share), or 266,150,000 registered shares (our “Post-Cancellation Share Capital”). Our share capital to be registered in the Commercial Registry after giving effect to (a) the capital reduction resulting from the cancellation of the Treasury Shares described in Proposal (4) and (b) the last installment of the return of capital in the form of a capital reduction approved by the shareholders at the 2010 annual general meeting will be CHF 976,770,500 (based on the prospective par value of CHF 3.67 per share), or 266,150,000 registered shares. As of March 4, 2011, we had 252,079,592 shares outstanding, excluding shares held in treasury.

Under Swiss law, our shareholders may authorize our Board to issue new registered shares at any time within a period of no more than two years and, thereby, increase our share capital by a maximum amount of 50% of our then existing share capital. Our Board was granted the authority to issue up to 138,132,846 authorized shares in March 2009 in connection with the change of the place of incorporation of the parent company of the Noble group of companies to Switzerland. This authority is set forth in Article 6 of our Articles of Association and will expire on March 26, 2011.

Our Board believes its authority to issue registered shares should be extended for an additional two-year period from the date of the annual general meeting until April 28, 2013. Therefore, our Board proposes that our shareholders grant the Board the authority to issue up to 133,075,000 shares until April 28, 2013 and approve the amendment to Article 6 paragraph 1 of our Articles of Association accordingly. This maximum number of shares is less than the number currently authorized in our Articles of Association because the number of our shares outstanding will decrease after giving effect to the capital reduction resulting from the cancellation of the Treasury Shares described in Proposal (4) if that proposal is approved by shareholders. The maximum number corresponds to approximately 48.2% of our Current Share Capital, and 50% of our Post-Cancellation Share Capital. Our Board believes that providing our Board this authority will allow our Board to retain the flexibility to issue registered shares for acquisition, financing or other business purposes in a timely manner without first obtaining specific shareholder approval and therefore may be an important part of our growth. Without the authority to issue authorized shares, our Board would not be able to issue any new registered shares without first calling a general meeting of our shareholders and obtaining the favorable vote of shareholders to amend our Articles of Association to increase our capital. Such a meeting would require us to prepare and distribute a proxy statement in accordance with the rules of the SEC. This could result in a substantial delay in the ability of our Board to issue shares. Our Board believes that providing our Board the flexibility to issue additional authorized shares quickly could be a strategic benefit.

We currently do not have any specific plans, proposals or arrangements to issue any of the authorized registered shares for any purpose. However, in the ordinary course of our business, our Board may determine from time to time that the issuance of registered shares is in the best interest of the Company.

In order to extend the authority of our Board to issue authorized share capital until April 28, 2013, Article 6 paragraph 1 of our Articles of Association will be amended to read as follows:

Artikel 6: Genehmigtes Aktienkapital	Article 6: Authorized Share Capital

[1]Der Verwaltungsrat ist ermächtigt, das Aktienkapital jederzeit bis spätestens zum 28. April 2013, im Maximalbetrag von Schweizer Franken 505’685’000.00* /488’385’250.00** durch Ausgabe von höchstens 133’075’000 vollständig zu liberierenden Aktien mit einem Nennwert von je Schweizer Franken 3.80***/ 3.67**** zu erhöhen. Eine Erhöhung des Aktienkapitals (i) auf dem Weg einer Festübernahme durch eine Bank, ein Bankenkonsortium oder Dritte und eines anschliessenden Angebots an die bisherigen Aktionäre sowie (ii) in Teilbeträgen ist zulässig.	[1]The Board of Directors is authorized to increase the share capital no later than April 28, 2013, by a maximum amount of Swiss Francs 505,685,000.00* / 488,385,250.00** by issuing a maximum of 133,075,000 fully paid-up Shares with a par value of Swiss Francs 3.80***/ 3.67**** each. An increase of the share capital (i) by means of an offering underwritten by a financial institution, a syndicate of financial institutions or another third party or third parties, followed by an offer to the then-existing shareholders of the Company, and (ii) in partial amounts, shall be permissible.
* Bei gegenwärtig im Handelsregister des Kantons Zug eingetragenem Nennwert.	* As of the current par value as registered in the Commercial Register of the Canton of Zug.
** Bei dem nach Anmeldung der letzten Tranche der am 30. April 2010 von der Generalversammlung beschlossenen Kapitalherabsetzung im Handelsregister des Kantons Zug einzutragenden Nennwert.	**As of the prospective par value of the last installment of the capital reduction as resolved upon by the shareholders at the general meeting held on April 30, 2010, as shall be registered in the Commercial Register of the Canton of Zug.
*** Der gegenwärtig im Handelsregister des Kantons Zug eingetragene Nennwert.	*** The current par value as registered in the Commercial Register of the Canton of Zug.
**** Der nach Anmeldung der letzten Tranche der am 30. April 2010 von der Generalversammlung beschlossenen Kapitalherabsetzung im Handelsregister des Kantons Zug einzutragende Nennwert.	**** The prospective par value of the last installment of the capital reduction as resolved upon by the shareholders at the general meeting held on April 30, 2010, as shall be registered in the Commercial Register of the Canton of Zug.

Approval of the proposal requires the affirmative vote of at least two-thirds of the shares represented at the annual general meeting and the absolute majority of the par value of such shares in person or by proxy. All duly submitted and unrevoked proxies will be voted for the proposal, except where authorization to vote is withheld.

Recommendation

Our Board unanimously recommends that shareholders vote FOR the proposal to extend the authority of our Board to increase the share capital by issuing a maximum of 133,075,000 registered shares until April 28, 2013 and the corresponding amendment of our Articles of Association.

PROPOSAL 6

RETURN OF CAPITAL IN THE FORM OF A PAR VALUE REDUCTION

Our Board proposes to pay a return of capital through a reduction of the par value of our shares (the “Distribution”) in an aggregate amount equal to CHF 0.52 per share (the “Distribution Amount”), which is equal to approximately USD $0.56 using the currency exchange rate as published by the Swiss National Bank on March 10, 2011 (0.9331 CHF/1.0 USD), and to pay the Distribution Amount in four installments of CHF 0.13 per share in August 2011, November 2011, February 2012 and May 2012. The Distribution will be payable for shares issued and outstanding on the effective record date of each quarterly capital reduction (and any treasury shares). We intend to arrange for our transfer agent to convert the Distribution payments so they will be distributed by our transfer agent in U.S. dollars (converted at the exchange rate available approximately two business days prior to the payment date of each installment of the Distribution). As a result, shareholders will be exposed to fluctuations in the Swiss franc/U.S. dollar exchange rate between now and the payment date of each installment of the Distribution.

This reduction in the par value of our shares will have the effect of reducing the Current Share Capital by an aggregate amount of CHF 143,658,160.36, and the Post-Cancellation Share Capital by an aggregate amount of CHF 138,398,000 (such amounts subject to any adjustment based on the Company’s actual share capital as of the time of the application to the Commercial Registry of the Canton of Zug for the registration of each installment of the Distribution).

Under Swiss law, in connection with this proposal, a report from PricewaterhouseCoopers AG, our statutory auditors, must be available at the general meeting confirming that claims of the Company’s creditors are fully covered after taking into account the capital reduction resulting from the par value reduction. Our Board will set the payment date of each installment of the Distribution within the specified month. Before our Board can effect each Distribution installment, it must receive an updated report from PricewaterhouseCoopers AG, our statutory auditors, confirming that claims of the Company’s creditors are still fully covered after taking into account each Distribution installment.

The following table illustrates how we intend to pay the Distribution. The following table also illustrates how the Distribution payment amounts may vary between payment dates, even though the amount of reduction in par value in Swiss francs remains constant. The table is for illustrative purposes only, and the actual Distribution payments will vary and could be materially different than the approximate hypothetical per share Distribution payments below. Actual Distribution payments will be made in U.S. dollars (converted at the exchange rate available approximately two business days prior to the payment date of each installment of the Distribution).

	Amount of	Hypothetical	Approximate
	Reduction in	Exchange Rate	Hypothetical
	Par Value	(Swiss francs/	Distribution per Share
Month of Payment	(Swiss francs)	1.0 USD)	(USD)

August 2011	0.13	0.9569	0.1359
November 2011	0.13	1.0119	0.1285
February 2012	0.13	0.9685	0.1342
May 2012	0.13	1.1564	0.1124

Our Board adopted a resolution declaring it advisable to pay a return of capital through a reduction of the par value of our shares in an amount equal to the Distribution Amount and directed that approval of this return of capital in the form of a par value reduction be submitted for consideration by our shareholders at the annual general meeting.

We describe the details of the procedure of the series of four capital reductions and the proposed amendments to our Articles of Association (and the authoritative German translation) in Annex A-1 (assuming Proposal (4) described above is approved by shareholders) and Annex A-2 (assuming Proposal (4) described above is not approved by shareholders).

Approval of the proposal requires the affirmative vote of a majority of the votes cast at the annual general meeting in person or by proxy. All duly submitted and unrevoked proxies will be voted for the proposal, except where authorization to vote is withheld.

Recommendation

Our Board unanimously recommends that shareholders vote FOR the return of capital in the form of a par value reduction and the corresponding amendment of our Articles of Association.

PROPOSAL 7

APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AND ELECTION OF PRICEWATERHOUSECOOPERS AG AS STATUTORY AUDITOR

The audit committee of our Board has voted unanimously to appoint PricewaterhouseCoopers LLP as independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2011, and to elect PricewaterhouseCoopers AG as statutory auditor for a one-year term commencing on the date of the 2011 annual general meeting of shareholders and terminating on the date of the 2012 annual general meeting of shareholders. PricewaterhouseCoopers LLP has audited our financial statements since 1994. PricewaterhouseCoopers AG served as our statutory auditor for the year ending December 31, 2010.

Representatives of PricewaterhouseCoopers LLP and PricewaterhouseCoopers AG, are expected to be present at the annual general meeting to respond to appropriate questions from shareholders, and they will be given the opportunity to make a statement should they desire to do so.

Approval of the proposal requires the affirmative vote of a majority of the votes cast at the annual general meeting in person or by proxy. All duly submitted and unrevoked proxies will be voted for the proposal, except where authorization to vote is withheld.

Recommendation

Our Board unanimously recommends that shareholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2011 and the election of PricewaterhouseCoopers AG as the Company’s statutory auditor for a one-year term.

PROPOSAL 8

DISCHARGE OF THE MEMBERS OF THE BOARD OF DIRECTORS AND THE EXECUTIVE OFFICERS FOR FISCAL YEAR 2010

Our Board proposes that our shareholders discharge the members of our Board and our executive officers from personal liability for activities during fiscal year 2010. As is customary for Swiss corporations and in accordance with article 698 para. 2 item 5 of the Swiss Code of Obligations, shareholders are requested to discharge the members of our Board and our executive officers from personal liability for their activities during fiscal year 2010. This discharge is only effective with respect to facts that have been disclosed to shareholders and binds shareholders who either voted in favor of the proposal or who subsequently acquired shares with knowledge of the resolution.

Approval of the proposal requires the affirmative vote of holders of at least a majority of the votes cast at the annual general meeting in person or by proxy. All duly submitted and unrevoked proxies will be voted for the proposal, except where authorization to vote is withheld. Any votes by members of our Board and our executive officers will be disregarded for purposes of this proposal.

Recommendation

Our Board unanimously recommends that shareholders vote FOR the discharge of the members of our Board and our executive officers for fiscal year 2010.

PROPOSAL 9

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our Board recognizes the interest the Company’s shareholders have in the compensation of the Company’s named executive officers. In recognition of that interest and in accordance with the requirements of SEC rules and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, this proposal, commonly known as a “say on pay” proposal, provides the Company’s shareholders with the opportunity to cast an advisory vote on the compensation of the Company’s named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, including the discussion of the Company’s compensation program and philosophy and the compensation tables beginning on page 29 of this proxy statement. This advisory vote is intended to give the Company’s shareholders an opportunity to provide an overall assessment of the compensation of the Company’s named executive officers rather than focus on any specific item of compensation. As described in the Compensation Discussion and Analysis included in this proxy statement, the Company has adopted an executive compensation program that reflects the Company’s philosophy that executive compensation should be structured so as to align each executive’s interests with the interests of the Company’s shareholders.

As an advisory vote, the shareholders’ vote on this proposal is not binding on our Board or the Company and our Board could, if it concluded it was in the Company’s best interests to do so, choose not to follow or implement the outcome of the advisory vote. However, the Company expects that the compensation committee of our Board will review voting results on this proposal and give consideration to the outcome when making future executive compensation decisions for the Company’s named executive officers.

Approval of the proposal, on an advisory basis, requires the affirmative vote of holders of at least a majority of the votes cast at the annual general meeting in person or by proxy. All duly submitted and unrevoked proxies will be voted for the proposal, except where a contrary vote is indicated or authorization to vote is withheld.

Recommendation

Our Board unanimously recommends that shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers by voting FOR the approval of the following resolution:

RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement relating to the 2011 annual general meeting of shareholders pursuant to the executive compensation disclosure rules promulgated by the SEC, is hereby approved.

PROPOSAL 10

ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION ADVISORY VOTE

This proposal provides the Company’s shareholders with the opportunity to cast an advisory vote on whether the Company should hold a shareholder advisory vote on the compensation of the Company’s named executive officers (such as Proposal (9)) annually, every two years or every three years. Our Board recommends that the Company hold a shareholder advisory vote on executive compensation every three years (triennially).

Our Board has concluded that holding an advisory vote on executive compensation every three years should be sufficient to permit shareholders to express their opinion while also providing enough time between votes for the effects of changes to the Company’s executive compensation program to be assessed properly. Our compensation objectives are designed to enhance long-term shareholder value through compensation incentives that encourage named executive officers to accomplish goals that benefit the Company on both a short-term and long-term basis. Accordingly, our Board encourages shareholders to evaluate the compensation of our named executive officers over a multi-year horizon and to review our named executive officers’ compensation over the past three fiscal years as reported in the Summary Compensation Table above. In addition, we believe that a triennial advisory vote on executive compensation reflects the appropriate time frame for the compensation committee and our Board to evaluate the results of the most recent advisory vote on executive compensation, to discuss the implications of that vote with shareholders to the extent needed, to develop and implement any adjustments to our executive compensation program that may be in the best interests of the Company and appropriate in light of a past advisory vote on executive compensation, and for shareholders to see and evaluate the compensation committee’s actions in context. In this regard, because the advisory vote on executive compensation occurs after we have already implemented our executive compensation program for the current year, and because the different elements of compensation are designed to operate in an integrated manner and to complement one another, we expect that in certain cases it may not be appropriate or feasible to fully address and respond to any one year’s advisory vote on executive compensation by the time of the following year’s annual general meeting of shareholders.

As an advisory vote, this proposal is not binding on our Board or the Company and our Board could, if it concluded it was in the Company’s best interests to do so, choose not to follow or implement the outcome of the advisory vote. However, in setting the agenda for future shareholder meetings, the Company expects that our Board will review voting results on this proposal and give consideration to the outcome.

Approval of the proposal, on a non-binding advisory basis, requires the affirmative vote of holders of at least a majority of the votes cast at the annual general meeting in person or by proxy. If none of the alternatives in the proposal (one year, two years or three years) receive a majority vote, our Board will consider the frequency that receives the highest number of votes cast by shareholders to be the frequency that has been selected by shareholders. All duly submitted and unrevoked proxies will be voted for the proposal to hold an advisory vote every three years, except where a contrary vote is indicated or authorization to vote is withheld.

Recommendation

Our Board unanimously recommends that shareholders vote to hold an advisory vote on the compensation of the Company’s named executive officers once every THREE years from the options of once every one, two or three years or of abstaining.

OTHER MATTERS

Shareholder Proposals

Any proposal by a shareholder intended to be presented at the 2012 annual general meeting of shareholders must be received by the Company at our principal executive offices at Dorfstrasse 19A, 6340 Baar, Zug, Switzerland, Attention: Julie J. Robertson, Executive Vice President and Secretary, no later than November 14, 2011, for inclusion in our proxy materials relating to that meeting.

In order for a shareholder to bring business before an annual general meeting of shareholders, a written request must be sent to our corporate secretary not less than 60 nor more than 120 days in advance of the annual general meeting, or, in the case of nominations for the election of directors, not less than 90 days in advance of an annual general meeting. Requests regarding agenda items (other than nominations for the election of directors) must include the name and address of the shareholder, a clear and concise statement of the proposed agenda item, and evidence of the required shareholdings recorded in the share register. Requests for nominations for the election of directors must include the name and address of the shareholder, a representation that the shareholder is entitled to vote and intends to appear at the meeting, a description of all arrangements between the director nominee and the shareholder, other information about the director nominee required to be disclosed in the proxy statement by SEC rules, and the consent of the director nominee. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in our proxy statement. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

Solicitation of Proxies

The cost of the solicitation of proxies, including the cost of preparing, printing and mailing the materials used in the solicitation, will be borne by the Company. The Company has retained MacKenzie Partners, Inc. to aid in the solicitation of proxies for a fee of $16,500 and the reimbursement of out-of-pocket expenses. Proxies may also be solicited by personal interview, telephone and telegram and via the Internet by directors, officers and employees of the Company, who will not receive additional compensation for those services. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held by those persons, and the Company will reimburse them for reasonable expenses incurred by them in connection with the forwarding of solicitation materials.

Additional Information about the Company

You can learn more about the Company and our operations by visiting our website at www.noblecorp.com. Among other information we have provided there, you will find:

•	our corporate governance guidelines;
•	the charters of each of our standing committees of the Board;

•	our code of business conduct and ethics (and any amendment thereto or waiver of compliance therewith);

•	our Articles of Association and By-laws;
•	information concerning our business and recent news releases and filings with the SEC; and
•	information concerning our board of directors and shareholder relations.

Copies of our corporate governance guidelines, the charters of each of our standing committees of the Board and our code of business conduct and ethics are available in print upon request. For additional information about the Company, please refer to our 2010 Annual Report, which is being made available with this proxy statement.

NOBLE CORPORATION

David W. Williams
Chairman, President and Chief Executive Officer
Baar, Switzerland
March 14, 2011

ANNEX A-1

DETAILS OF RETURN OF CAPITAL IN THE FORM OF A PAR VALUE REDUCTION
(ASSUMPTION: APPROVAL OF PROPOSAL (6) AND PROPOSAL (4))

The procedures and amendments described below assume our shareholders at the annual general meeting on April 29, 2011 approve Proposal (4) (capital reduction by cancellation of certain shares held in treasury) and Proposal (6) (return of capital in the form of a par value reduction).

The aggregate share capital numbers in the excerpts from the Company’s Articles of Association provided below are based on the Company’s share capital after the last installment of the regular capital reduction that was approved by our shareholders at the annual general meeting held on April 30, 2010, upon which the Company’s share capital will be reduced to Swiss Francs 976,770,500.00, is being entered into the daily ledger of the Commercial Registry of the Canton of Zug. These numbers are subject to adjustment as described below.

In case the last installment of the regular capital reduction that was approved by our shareholders at the annual general meeting held on April 30, 2010 will not have been entered into the daily ledger of the Commercial Registry of the Canton of Zug by the date of the application for registration of the first installment of the capital reduction to be approved by our shareholders at the annual general meeting of April 29, 2011, the share capital numbers as provided below shall be based on a share capital amount of Swiss Francs 1,011,370,000.00 (and a par value of Swiss Francs of 3.80 per registered share) and shall be amended accordingly.

1. The capital reduction will be accomplished as follows:

i. by reducing the par value per registered share from Swiss Francs 3.67 to Swiss Francs 3.15 in four steps, i.e. from Swiss Francs 3.67 to Swiss Francs 3.54 in the third calendar quarter of 2011; from Swiss Francs 3.54 to Swiss Francs 3.41 in the fourth calendar quarter of 2011; from Swiss Francs 3.41 to Swiss Francs 3.28 in the first calendar quarter of 2012; and from Swiss Francs 3.28 to Swiss Francs 3.15 in the second calendar quarter of 2012;

ii. by repayment on a date to be established by the Board of Directors of the respective partial per share reduction amounts of Swiss Francs 0.13 in August 2011, Swiss Francs 0.13 in November 2011, Swiss Francs 0.13 in February 2012, and Swiss Francs 0.13 in May 2012, and in each case to be paid in U.S. dollars (converted at the exchange rate available as published by the Swiss National Bank approximately two business days prior to each such payment date); and

iii. an updated report in accordance with article 732 para. 2 CO by the Company’s statutory auditor shall be prepared in connection with each partial reduction confirming that claims of the Company’s creditors are still fully covered after taking into account each capital reduction step.

2. To enable the annual general meeting of shareholders to resolve on the capital reduction, the Company’s statutory auditor will deliver a report to the annual general meeting of shareholders dated April 29, 2011 confirming in accordance with article 732 para. 2 CO that claims of the Company’s creditors are fully covered after taking into account the capital reduction resulting from the par value reduction.

3. Shares issued from authorized share capital and conditional share capital until registration of the fourth capital reduction in the Commercial Registry (“New Shares”) will be subject to the remaining subsequent capital reductions. The aggregate reduction amount pursuant to Section 1 above will be increased by an amount equal to such remaining par value reductions on the New Shares.

4. The Board of Directors is authorized to determine the application dates of the partial reductions in the Commercial Registry and the repayment procedure for the partial reduction amounts in accordance with article 734 CO.

5. The Board of Directors will only authorize to effect any of the four capital reductions in the event the respective report from the Company’s statutory auditor confirms in accordance with article 732 para. 2 CO

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that claims of the Company’s creditors are fully covered after taking into account the respective capital reduction.

6. At the registration of each installment of the capital reduction in the Commercial Registry, Article 4 of our Articles of Association will be amended as follows:

Artikel 4: Anzahl Aktien, Nominalwert, Art	Article 4: Number of Shares, Par Value, Type

Das Aktienkapital der Gesellschaft beträgt Schweizer Franken 942’171’000.00* / 907’571’500.00** /872’972’000.00*** / 838’372’500.00**** und ist eingeteilt in 266’150’000* / 266’150’000** /266’150’000*** / 266’150’000**** auf den Namen lautende Aktien im Nennwert von Schweizer Franken 3.54* / 3.41** / 3.28*** / 3.15**** je Aktie (jede Namenaktie nachfolgend bezeichnet als “Aktie” bzw. zusammen die “Aktien”). Das Aktienkapital ist vollständig liberiert.	The share capital of the Company is Swiss Francs 942,171,000.00* /907,571,500.00** / 872,972,000.00*** / 838,372,500.00**** and is divided into 266,150,000* / 266,150,000** / 266,150,000*** /266,150,000**** fully paid-up registered shares. Each registered share has a par value of Swiss Francs 3.54* / 3.41** / 3.28*** / 3.15**** (each such registered share hereinafter a “Share” and collectively the “Shares”).
*Nach Vollzug der ersten Nennwertherabsetzungstranche im dritten Quartal 2011 vorbehaltlich allfälliger Veränderungen durch Kapitalerhöhungen aus genehmigtem Aktienkapital (vorausgesetzt, dass die Aktionäre an der ordentlichen Generalversammlung vom 29. April 2011 einer genehmigten Erhöhung des Aktienkapitals bis zum 28. April 2013 zugestimmt haben) oder bedingtem Aktienkapital, die vor der Anmeldung der ersten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.	* Upon completion of the first partial par value reduction in the third calendar quarter 2011 and, except for par value, subject to adjustment based on any capital increases out of authorized share capital (provided that the shareholders, at the annual general meeting held on April 29, 2011, approved the grant of Board authority to issue authorized share capital until April 28, 2013) or conditional share capital prior to the application to the Commercial Registry of the Canton of Zug for registration of the first portion of the capital reduction.
**Nach Vollzug der zweiten Nennwertherabsetzungstranche im vierten Quartal 2011 vorbehaltlich allfälliger Veränderungen durch Kapitalerhöhungen aus genehmigtem Aktienkapital (vorausgesetzt, dass die Aktionäre an der ordentlichen Generalversammlung vom 29. April 2011 einer genehmigten Erhöhung des Aktienkapitals bis zum 28. April 2013 zugestimmt haben) oder bedingtem Aktienkapital, die vor der Anmeldung der zweiten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.	** Upon completion of the second partial par value reduction in the fourth calendar quarter 2011 and, except for par value, subject to adjustment based on any capital increases out of authorized share capital (provided that the shareholders, at the annual general meeting held on April 29, 2011, approved the grant of Board authority to issue authorized share capital until April 28, 2013) or conditional share capital prior to the application to the Commercial Registry of the Canton of Zug for registration of the second portion of the capital reduction.
***Nach Vollzug der dritten Nennwertherabsetzungstranche im ersten Quartal 2012 vorbehaltlich allfälliger Veränderungen durch Kapitalerhöhungen aus genehmigtem Aktienkapital (vorausgesetzt, dass die Aktionäre an der ordentlichen Generalversammlung vom 29. April 2011 einer genehmigten Erhöhung des Aktienkapitals bis zum 28. April 2013 zugestimmt haben) oder bedingtem Aktienkapital, die vor der Anmeldung der dritten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.	*** Upon completion of the third partial par value reduction in the first calendar quarter 2012 and, except for par value, subject to adjustment based on any capital increases out of authorized share capital (provided that the shareholders, at the annual general meeting held on April 29, 2011, approved the grant of Board authority to issue authorized share capital until April 28, 2013) or conditional share capital prior to the application to the Commercial Registry of the Canton of Zug for registration of the third portion of the capital reduction.

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Artikel 4: Anzahl Aktien, Nominalwert, Art	Article 4: Number of Shares, Par Value, Type

****Nach Vollzug der vierten Nennwertherabsetzungstranche im zweiten Quartal 2012 vorbehaltlich allfälliger Veränderungen durch Kapitalerhöhungen aus genehmigtem Aktienkapital (vorausgesetzt, dass die Aktionäre an der ordentlichen Generalversammlung vom 29. April 2011 einer genehmigten Erhöhung des Aktienkapitals bis zum 28. April 2013 zugestimmt haben) oder bedingtem Aktienkapital, die vor der Anmeldung der vierten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.	**** Upon completion of the fourth partial par value reduction in the second calendar quarter 2012 and, except for par value, subject to adjustment based on any capital increases out of authorized share capital (provided that the shareholders, at the annual general meeting held on April 29, 2011, approved the grant of Board authority to issue authorized share capital until April 28, 2013) or conditional share capital prior to the application to the Commercial Registry of the Canton of Zug for registration of the fourth portion of the capital reduction.

7. As a consequence of the par value reduction, Articles 6(1), 6(3)(e) and 7(1) of our Articles of Association will be amended as follows:

Artikel 6: Genehmigtes Aktienkapital	Article 6: Authorized Share Capital

[1]Der Verwaltungsrat ist ermächtigt, das Aktienkapital jederzeit bis spätestens zum 28. April 2013 ▼, im Maximalbetrag von Schweizer Franken 471’085’500.00* / 453’785’750.00** /436’486’000.00*** / 419’186’250.00**** durch Ausgabe von höchstens 133’075’000* / 133’075’000** /133’075’000*** / 133’075’000**** vollständig zu liberierenden Aktien mit einem Nennwert von je Schweizer Franken 3.54* / 3.41** / 3.28*** / 3.15**** zu erhöhen. Eine Erhöhung des Aktienkapitals (i) auf dem Weg einer Festübernahme durch eine Bank, ein Bankenkonsortium oder Dritte und eines anschliessenden Angebots an die bisherigen Aktionäre sowie (ii) in Teilbeträgen ist zulässig.	[1]The Board of Directors is authorized to increase the share capital no later than April 28, 2013 ▼, by a maximum amount of Swiss Francs 471,085,500.00* / 453,785,750.00** /436,486,000.00*** / 419,186,250.00**** by issuing a maximum of 133,075,000* / 133,075,000** / 133,075,000*** / 133,075,000**** fully paid-up Shares with a par value of Swiss Francs 3.54* / 3.41** / 3.28*** / 3.15**** each. An increase of the share capital (i) by means of an offering underwritten by a financial institution, a syndicate of financial institutions or another third party or third parties, followed by an offer to the then-existing shareholders of the Company, and (ii) in partial amounts, shall be permissible.
▼ Unter der Annahme, dass die Aktionäre an der ordentlichen Generalversammlung vom 29. April 2011 einer genehmigten Erhöhung des Aktienkapitals bis zum 28. April 2013 zugestimmt haben.	▼ Assuming that shareholders, at the annual general meeting held on April 29, 2011, approved the grant of Board authority to issue authorized share capital until April 28, 2013.
*Nach Vollzug der ersten Nennwertherabsetzungstranche im dritten Quartal 2011 vorbehaltlich allfälliger Veränderungen durch Kapitalerhöhungen aus genehmigtem Aktienkapital (vorausgesetzt, dass die Aktionäre an der ordentlichen Generalversammlung vom 29. April 2011 einer genehmigten Erhöhung des Aktienkapitals bis zum 28. April 2013 zugestimmt haben), die vor der Anmeldung der ersten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.	* Upon completion of the first partial par value reduction in the third calendar quarter 2011 and, except for par value, subject to adjustment based on any capital increases out of authorized share capital (provided that the shareholders, at the annual general meeting held on April 29, 2011, approved the grant of Board authority to issue authorized share capital until April 28, 2013) prior to the application to the Commercial Registry of the Canton of Zug for registration of the first portion of the capital reduction.

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**Nach Vollzug der zweiten Nennwertherabsetzungstranche im vierten Quartal 2011 vorbehaltlich allfälliger Veränderungen durch Kapitalerhöhungen aus genehmigtem Aktienkapital (vorausgesetzt, dass die Aktionäre an der ordentlichen Generalversammlung vom 29. April 2011 einer genehmigten Erhöhung des Aktienkapitals bis zum 28. April 2013 zugestimmt haben), die vor der Anmeldung der zweiten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.	** Upon completion of the second partial par value reduction in the fourth calendar quarter 2011 and, except for par value, subject to adjustment based on any capital increases out of authorized share capital (provided that the shareholders, at the annual general meeting held on April 29, 2011, approved the grant of Board authority to issue authorized share capital until April 28, 2013) prior to the application to the Commercial Registry of the Canton of Zug for registration of the second portion of the capital reduction.
***Nach Vollzug der dritten Nennwertherabsetzungstranche im ersten Quartal 2012 vorbehaltlich allfälliger Veränderungen durch Kapitalerhöhungen aus genehmigtem Aktienkapital (vorausgesetzt, dass die Aktionäre an der ordentlichen Generalversammlung vom 29. April 2011 einer genehmigten Erhöhung des Aktienkapitals bis zum 28. April 2013 zugestimmt haben), die vor der Anmeldung der dritten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.	*** Upon completion of the third partial par value reduction in the first calendar quarter 2012 and, except for par value, subject to adjustment based on any capital increases out of authorized share capital (provided that the shareholders, at the annual general meeting held on April 29, 2011, approved the grant of Board authority to issue authorized share capital until April 28, 2013) prior to the application to the Commercial Registry of the Canton of Zug for registration of the third portion of the capital reduction.
****Nach Vollzug der vierten Nennwertherabsetzungstranche im zweiten Quartal 2012 vorbehaltlich allfälliger Veränderungen durch Kapitalerhöhungen aus genehmigtem Aktienkapital (vorausgesetzt, dass die Aktionäre an der ordentlichen Generalversammlung vom 29. April 2011 einer genehmigten Erhöhung des Aktienkapitals bis zum 28. April 2013 zugestimmt haben), die vor der Anmeldung der vierten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.	**** Upon completion of the fourth partial par value reduction in the second calendar quarter 2012 and, except for par value, subject to adjustment based on any capital increases out of authorized share capital (provided that the shareholders, at the annual general meeting held on April 29, 2011, approved the grant of Board authority to issue authorized share capital until April 28, 2013) prior to the application to the Commercial Registry of the Canton of Zug for registration of the fourth portion of the capital reduction.
[3]Der Verwaltungsrat ist ermächtigt, die Bezugsrechte der Aktionäre aus wichtigen Gründen zu entziehen oder zu beschränken und Dritten zuzuweisen, insbesondere:	[3]The Board of Directors is authorized to withdraw or limit the preemptive rights of the shareholders and to allot them to third parties for important reasons, including:

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(e)	für die Beteiligung von:		(e)	for the participation of:
	i.	Mitgliedern des Verwaltungsrates, Mitgliedern der Geschäftsleitung und Mitarbeitern, die für die Gesellschaft oder eine Gruppengesellschaft tätig sind, vorausgesetzt, dass der Gesamtbetrag der unter dieser Bestimmung (e)(i) ausgegebenen Aktien einen Betrag von Schweizer Franken 35’400’000.00* / 34’100’000.00** /32’800’000.00*** / 31’500’000.00****, eingeteilt in 10’000’000* / 10’000’000** /10’000’000*** / 10’000’000**** vollständig zu liberierende Aktien mit einem Nennwert von je Schweizer Franken 3.54* / 3.41** / 3.28*** / 3.15**** nicht übersteigt; und		i.	members of the Board of Directors, members of the executive management and employees of the Company or any of its group companies, always provided that the total amount of such Shares to be issued under this clause (e)(i) shall not exceed Swiss Francs 35,400,000.00* / 34,100,000.00** / 32,800,000.00*** /31,500,000.00****, divided into 10,000,000* / 10,000,000** / 10,000,000*** / 10,000,000**** fully paid-up Shares, with a par value of Swiss Francs 3.54* / 3.41** / 3.28*** / 3.15**** per Share; and
	ii.	Vertragspartnern oder Beratern oder anderen Personen, die für die Gesellschaft oder eine Gruppengesellschaft Leistungen erbringen, vorausgesetzt, dass der Gesamtbetrag der unter dieser Bestimmung (e)(ii) ausgegebenen Aktien einen Betrag von Schweizer Franken 3’540’000.00* /3’410’000.00** / 3’280’000.00*** /3’150’000.00****, eingeteilt in 1’000’000* /1’000’000** / 1’000’000*** /1’000’000**** vollständig zu liberierende Aktien mit einem Nennwert von je Schweizer Franken 3.54* / 3.41** / 3.28*** / 3.15**** nicht übersteigt; oder		ii.	contractors or consultants of the Company or any of its group companies or any other persons performing services for the benefit of the Company or any of its group companies, always provided that the total amount of such Shares to be issued under this clause (e)(ii) shall not exceed Swiss Francs 3,540,000.00* / 3,410,000.00** / 3,280,000.00*** / 3,150,000.00****, divided into 1,000,000* / 1,000,000** / 1,000,000*** / 1,000,000**** fully paid-up Shares, with a par value of Swiss Francs 3.54* /3.41** / 3.28*** / 3.15**** per Share; or
*Nach Vollzug der ersten Nennwertherabsetzungstranche im dritten Quartal 2011 vorbehaltlich allfälliger Veränderungen durch Kapitalerhöhungen aus genehmigtem Aktienkapital (vorausgesetzt, dass die Aktionäre an der ordentlichen Generalversammlung vom 29. April 2011 einer genehmigten Erhöhung des Aktienkapitals bis zum 28. April 2013 zugestimmt haben), die vor der Anmeldung der ersten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.			* Upon completion of the first partial par value reduction in the third calendar quarter 2011 and, except for par value, subject to adjustment based on any capital increases out of authorized share capital (provided that the shareholders, at the annual general meeting held on April 29, 2011, approved the grant of Board authority to issue authorized share capital until April 28, 2013) prior to the application to the Commercial Registry of the Canton of Zug for registration of the first portion of the capital reduction.

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**Nach Vollzug der zweiten Nennwertherabsetzungstranche im vierten Quartal 2011 vorbehaltlich allfälliger Veränderungen durch Kapitalerhöhungen aus genehmigtem Aktienkapital (vorausgesetzt, dass die Aktionäre an der ordentlichen Generalversammlung vom 29. April 2011 einer genehmigten Erhöhung des Aktienkapitals bis zum 28. April 2013 zugestimmt haben), die vor der Anmeldung der zweiten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.	** Upon completion of the second partial par value reduction in the fourth calendar quarter 2011 and, except for par value, subject to adjustment based on any capital increases out of authorized share capital (provided that the shareholders, at the annual general meeting held on April 29, 2011, approved the grant of Board authority to issue authorized share capital until April 28, 2013) prior to the application to the Commercial Registry of the Canton of Zug for registration of the second portion of the capital reduction.
***Nach Vollzug der dritten Nennwertherabsetzungstranche im ersten Quartal 2012 vorbehaltlich allfälliger Veränderungen durch Kapitalerhöhungen aus genehmigtem Aktienkapital (vorausgesetzt, dass die Aktionäre an der ordentlichen Generalversammlung vom 29. April 2011 einer genehmigten Erhöhung des Aktienkapitals bis zum 28. April 2013 zugestimmt haben), die vor der Anmeldung der dritten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.	*** Upon completion of the third partial par value reduction in the first calendar quarter 2012 and, except for par value, subject to adjustment based on any capital increases out of authorized share capital (provided that the shareholders, at the annual general meeting held on April 29, 2011, approved the grant of Board authority to issue authorized share capital until April 28, 2013) prior to the application to the Commercial Registry of the Canton of Zug for registration of the third portion of the capital reduction.
****Nach Vollzug der vierten Nennwertherabsetzungstranche im zweiten Quartal 2012 vorbehaltlich allfälliger Veränderungen durch Kapitalerhöhungen aus genehmigtem Aktienkapital (vorausgesetzt, dass die Aktionäre an der ordentlichen Generalversammlung vom 29. April 2011 einer genehmigten Erhöhung des Aktienkapitals bis zum 28. April 2013 zugestimmt haben), die vor der Anmeldung der vierten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.	**** Upon completion of the fourth partial par value reduction in the second calendar quarter 2012 and, except for par value, subject to adjustment based on any capital increases out of authorized share capital (provided that the shareholders, at the annual general meeting held on April 29, 2011, approved the grant of Board authority to issue authorized share capital until April 28, 2013) prior to the application to the Commercial Registry of the Canton of Zug for registration of the fourth portion of the capital reduction.

Artikel 7: Bedingtes Aktienkapital	Article 7: Conditional Share Capital

[1]Das Aktienkapital kann sich durch Ausgabe von höchstens 138’132’846* /138’132’846** / 138’132’846*** /138’132’846**** voll zu liberierenden Aktien im Nennwert von je Schweizer Franken 3.54* / 3.41** / 3.28*** / 3.15**** um höchstens Schweizer Franken 488’990’274.84* /471’033’004.86** / 453’075’734.88*** /435’118’464.90**** erhöhen durch:	[1]The share capital may be increased in an amount not to exceed Swiss Francs 488,990,274.84* / 471,033,004.86** /453,075,734.88*** / 435,118,464.90**** through the issuance of up to 138,132,846* / 138,132,846** / 138,132,846*** /138,132,846**** fully paid-up Shares with a par value of Swiss Francs 3.54* / 3.41** / 3.28*** / 3.15**** per Share through:

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(a)	die Ausübung von Wandel-, Tausch-, Options-, Bezugs- oder ähnlichen Rechten auf den Bezug von Aktien (nachfolgend die “Umwandlungsrechte”), welche Dritten oder Aktionären im Zusammenhang mit auf nationalen oder internationalen Kapitalmärkten neu oder bereits begebenen Anleihensobligationen, Optionen, Warrants oder anderen Finanzmarktinstrumenten oder neuen oder bereits bestehenden vertraglichen Verpflichtungen der Gesellschaft, einer ihrer Gruppengesellschaften oder ihrer Rechtsvorgänger eingeräumt werden (nachfolgend zusammen, “die mit Umwandlungsrechten verbundenen Obligationen”); dabei darf der Gesamtbetrag der ausgegebenen Aktien einen Betrag von Schweizer Franken 467’750’274.84* / 450’573’004.86** /433’395’734.88*** / 416’218’464.90****, eingeteilt in 132’132’846* / 132’132’846** /132’132’846*** / 132’132’846**** vollständig zu liberierende Aktien mit einem Nennwert von je Schweizer Franken 3.54* / 3.41** / 3.28*** / 3.15**** nicht übersteigen; und/oder		(a)	the exercise of conversion, exchange, option, warrant or similar rights for the subscription of Shares (hereinafter the “Rights”) granted to third parties or shareholders in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations by or of the Company, one of its group companies, or any of their respective predecessors (hereinafter collectively, the “Rights-Bearing Obligations”); the total amount of Shares that may be issued under such Rights shall not exceed Swiss Francs 467,750,274.84* / 450,573,004.86** / 433,395,734.88*** / 416,218,464.90****, divided into 132,132,846* / 132,132,846** /132,132,846*** / 132,132,846**** fully paid-up Shares with a par value of Swiss Francs 3.54* / 3.41** / 3.28*** / 3.15**** per Share; and/or
(b)	die Ausgabe von mit Umwandlungsrechten verbundenen Obligationen an:		(b)	the issuance of Rights-Bearing Obligations granted to:
	i.	die Mitglieder des Verwaltungsrates, Mitglieder der Geschäftsleitung und Arbeitnehmer, die für die Gesellschaft oder eine Gruppengesellschaft tätig sind; vorausgesetzt, dass der Gesamtbetrag der unter dieser Bestimmung (b)(i) ausgegebenen Aktien einen Betrag von Schweizer Franken 17’700’000.00* / 17’050’000.00** /16’400’000.00*** / 15’750’000.00****, eingeteilt in 5’000’000* / 5’000’000** /5’000’000*** / 5’000’000**** vollständig zu liberierende Aktien mit einem Nennwert von je Schweizer Franken 3.54* / 3.41** / 3.28*** / 3.15**** nicht übersteigt; oder		i.	the members of the Board of Directors, members of the executive management and employees of the Company or any of its group companies, always provided that the total amount of such Shares to be issued under this clause (b)(i) shall not exceed Swiss Francs 17,700,000.00* / 17,050,000.00** / 16,400,000.00*** /15,750,000.00****, divided into 5,000,000* / 5,000,000** / 5,000,000*** / 5,000,000**** fully paid-up Shares, with a par value of Swiss Francs 3.54* / 3.41** / 3.28*** / 3.15**** per Share; or

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ii.	Vertragspartner oder Berater oder andere Personen, die für die Gesellschaft oder eine Gruppengesellschaft Leistungen erbringen, vorausgesetzt, dass der Gesamtbetrag der unter dieser Bestimmung (b)(ii) ausgegebenen Aktien einen Betrag von Schweizer Franken 3’540’000.00* /3’410’000.00** / 3’280’000.00*** /3’150’000.00****, eingeteilt in 1’000’000* /1’000’000** / 1’000’000*** /1’000’000**** vollständig zu liberierende Aktien mit einem Nennwert von je Schweizer Franken 3.54* / 3.41** / 3.28*** / 3.15**** nicht übersteigt.	ii.	contractors or consultants of the Company or any of its group companies or any other persons providing services to the Company or its group companies, always provided that the total amount of such Shares to be issued under this clause (b)(ii) shall not exceed Swiss Francs 3,540,000.00* / 3,410,000.00** / 3,280,000.00*** / 3,150,000.00****, divided into 1,000,000* /1,000,000** / 1,000,000*** / 1,000,000**** fully paid-up Shares, with a par value of Swiss Francs 3.54* / 3.41** / 3.28*** /3.15**** per Share.

*Nach Vollzug der ersten Nennwertherabsetzungstranche im dritten Quartal 2011 vorbehaltlich allfälliger Veränderungen durch Kapitalerhöhungen aus bedingtem Aktienkapital, die vor der Anmeldung der ersten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.		* Upon completion of the first partial par value reduction in the third calendar quarter 2011 and, except for par value, subject to adjustment based on any capital increases out of conditional share capital prior to the application to the Commercial Registry of the Canton of Zug for registration of the first portion of the capital reduction.

**Nach Vollzug der zweiten Nennwertherabsetzungstranche im vierten Quartal 2011 vorbehaltlich allfälliger Veränderungen durch Kapitalerhöhungen aus bedingtem Aktienkapital, die vor der Anmeldung der zweiten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.		** Upon completion of the second partial par value reduction in the fourth calendar quarter 2011 and, except for par value, subject to adjustment based on any capital increases out of conditional share capital prior to the application to the Commercial Registry of the Canton of Zug for registration of the second portion of the capital reduction.

***Nach Vollzug der dritten Nennwertherabsetzungstranche im ersten Quartal 2012 vorbehaltlich allfälliger Veränderungen durch Kapitalerhöhungen aus bedingtem Aktienkapital, die vor der Anmeldung der dritten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.		*** Upon completion of the third partial par value reduction in the first calendar quarter 2012 and, except for par value, subject to adjustment based on any capital increases out of conditional share capital prior to the application to the Commercial Registry of the Canton of Zug for registration of the third portion of the capital reduction.

****Nach Vollzug der vierten Nennwertherabsetzungstranche im zweiten Quartal 2012 vorbehaltlich allfälliger Veränderungen durch Kapitalerhöhungen aus bedingtem Aktienkapital, die vor der Anmeldung der vierten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.		**** Upon completion of the fourth partial par value reduction in the second calendar quarter 2012 and, except for par value, subject to adjustment based on any capital increases out of conditional share capital prior to the application to the Commercial Registry of the Canton of Zug for registration of the fourth portion of the capital reduction.

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ANNEX A-2
DETAILS OF RETURN OF CAPITAL IN THE FORM OF A PAR VALUE REDUCTION
(ASSUMPTION: APPROVAL OF PROPOSAL (6) AND NO APPROVAL OF PROPOSAL (4))

The procedures and amendments described below assume our shareholders at the annual general meeting on April 29, 2011 approve Proposal (6) (return of capital in the form of a par value reduction) and do not approve Proposal (4) (capital reduction by cancellation of certain shares held in treasury).

The aggregate share capital numbers in the excerpts from the Company’s Articles of Association provided below are based on the Company’s share capital after the last installment of the regular capital reduction that was approved by our shareholders at the annual general meeting held on April 30, 2010, upon which the Company’s share capital will be reduced to Swiss Francs 1,013,895,093.31, is being entered into the daily ledger of the Commercial Registry of the Canton of Zug. These numbers are subject to adjustment as described below.

In case the last installment of the regular capital reduction that was approved by our shareholders at the annual general meeting held on April 30, 2010 will not have been entered into the daily ledger of the Commercial Registry of the Canton of Zug by the date of the application for registration of the first installment of the capital reduction to be approved by our shareholders at the annual general meeting of April 29, 2011, the share capital numbers as provided below shall be based on a share capital amount of Swiss Francs 1,049,809,633.40 (and a par value of Swiss Francs of 3.80 per registered share) and shall be amended accordingly.

1. The capital reduction will be accomplished as follows:

i. by reducing the par value per registered share from Swiss Francs 3.67 to Swiss Francs 3.15 in four steps, i.e. from Swiss Francs 3.67 to Swiss Francs 3.54 in the third calendar quarter of 2011; from Swiss Francs 3.54 to Swiss Francs 3.41 in the fourth calendar quarter of 2011; from Swiss Francs 3.41 to Swiss Francs 3.28 in the first calendar quarter of 2012; and from Swiss Francs 3.28 to Swiss Francs 3.15 in the second calendar quarter of 2012;

ii. by repayment on a date to be established by the Board of Directors of the respective partial per share reduction amounts of Swiss Francs 0.13 in August 2011, Swiss Francs 0.13 in November 2011, Swiss Francs 0.13 in February 2012, and Swiss Francs 0.13 in May 2012, and in each case to be paid in U.S. dollars (converted at the exchange rate available as published by the Swiss National Bank approximately two business days prior to each such payment date); and

iii. an updated report in accordance with article 732 para. 2 CO by the Company’s statutory auditor shall be prepared in connection with each partial reduction confirming that claims of the Company’s creditors are still fully covered after taking into account each capital reduction step.

2. To enable the annual general meeting of shareholders to resolve on the capital reduction, the Company’s statutory auditor will deliver a report to the annual general meeting of shareholders dated April 29, 2011 confirming in accordance with article 732 para. 2 CO that claims of the Company’s creditors are fully covered after taking into account the capital reduction resulting from the par value reduction.

3. Shares issued from authorized share capital and conditional share capital until registration of the fourth capital reduction in the Commercial Registry (“New Shares”) will be subject to the remaining subsequent capital reductions. The aggregate reduction amount pursuant to Section 1 above will be increased by an amount equal to such remaining par value reductions on the New Shares.

4. The Board of Directors is authorized to determine the application dates of the partial reductions in the Commercial Registry and the repayment procedure for the partial reduction amounts in accordance with article 734 CO.

5. The Board of Directors will only authorize to effect any of the four capital reductions in the event the respective report from the Company’s statutory auditor confirms in accordance with article 732 para. 2 CO

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that claims of the Company’s creditors are fully covered after taking into account the respective capital reduction.

6. At the registration of each installment of the capital reduction in the Commercial Registry, Article 4 of our Articles of Association will be amended as follows:

Artikel 4: Anzahl Aktien, Nominalwert, Art	Article 4: Number of Shares, Par Value, Type

Das Aktienkapital der Gesellschaft beträgt Schweizer Franken 977’980’553.22* / 942’066’013.13** /906’151’473.04*** / 870’236’932.95**** und ist eingeteilt in 276’265’693* / 276’265’693** /276’265’693*** / 276’265’693**** auf den Namen lautende Aktien im Nennwert von Schweizer Franken 3.54* / 3.41** / 3.28*** / 3.15**** je Aktie (jede Namenaktie nachfolgend bezeichnet als “Aktie” bzw. zusammen die “Aktien”). Das Aktienkapital ist vollständig liberiert.	The share capital of the Company is Swiss Francs 977,980,553.22* /942,066,013.13** / 906,151,473.04*** / 870,236,932.95**** and is divided into 276,265,693* / 276,265,693** / 276,265,693*** /276,265,693**** fully paid-up registered shares. Each registered share has a par value of Swiss Francs 3.54* / 3.41** / 3.28*** / 3.15**** (each such registered share hereinafter a “Share” and collectively the “Shares”).
*Nach Vollzug der ersten Nennwertherabsetzungstranche im dritten Quartal 2011 vorbehaltlich allfälliger Veränderungen durch Kapitalerhöhungen aus genehmigtem Aktienkapital (vorausgesetzt, dass die Aktionäre an der ordentlichen Generalversammlung vom 29. April 2011 einer genehmigten Erhöhung des Aktienkapitals bis zum 28. April 2013 zugestimmt haben) oder bedingtem Aktienkapital, die vor der Anmeldung der ersten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.	* Upon completion of the first partial par value reduction in the third calendar quarter 2011 and, except for par value, subject to adjustment based on any capital increases out of authorized share capital (provided that the shareholders, at the annual general meeting held on April 29, 2011, approved the grant of Board authority to issue authorized share capital until April 28, 2013) or conditional share capital prior to the application to the Commercial Registry of the Canton of Zug for registration of the first portion of the capital reduction.
**Nach Vollzug der zweiten Nennwertherabsetzungstranche im vierten Quartal 2011 vorbehaltlich allfälliger Veränderungen durch Kapitalerhöhungen aus genehmigtem Aktienkapital (vorausgesetzt, dass die Aktionäre an der ordentlichen Generalversammlung vom 29. April 2011 einer genehmigten Erhöhung des Aktienkapitals bis zum 28. April 2013 zugestimmt haben) oder bedingtem Aktienkapital, die vor der Anmeldung der zweiten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.	** Upon completion of the second partial par value reduction in the fourth calendar quarter 2011 and, except for par value, subject to adjustment based on any capital increases out of authorized share capital (provided that the shareholders, at the annual general meeting held on April 29, 2011, approved the grant of Board authority to issue authorized share capital until April 28, 2013) or conditional share capital prior to the application to the Commercial Registry of the Canton of Zug for registration of the second portion of the capital reduction.
***Nach Vollzug der dritten Nennwertherabsetzungstranche im ersten Quartal 2012 vorbehaltlich allfälliger Veränderungen durch Kapitalerhöhungen aus genehmigtem Aktienkapital (vorausgesetzt, dass die Aktionäre an der ordentlichen Generalversammlung vom 29. April 2011 einer genehmigten Erhöhung des Aktienkapitals bis zum 28. April 2013 zugestimmt haben) oder bedingtem Aktienkapital, die vor der Anmeldung der dritten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.	*** Upon completion of the third partial par value reduction in the first calendar quarter 2012 and, except for par value, subject to adjustment based on any capital increases out of authorized share capital (provided that the shareholders, at the annual general meeting held on April 29, 2011, approved the grant of Board authority to issue authorized share capital until April 28, 2013) or conditional share capital prior to the application to the Commercial Registry of the Canton of Zug for registration of the third portion of the capital reduction.

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Artikel 4: Anzahl Aktien, Nominalwert, Art	Article 4: Number of Shares, Par Value, Type

****Nach Vollzug der vierten Nennwertherabsetzungstranche im zweiten Quartal 2012 vorbehaltlich allfälliger Veränderungen durch Kapitalerhöhungen aus genehmigtem Aktienkapital (vorausgesetzt, dass die Aktionäre an der ordentlichen Generalversammlung vom 29. April 2011 einer genehmigten Erhöhung des Aktienkapitals bis zum 28. April 2013 zugestimmt haben) oder bedingtem Aktienkapital, die vor der Anmeldung der vierten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.	**** Upon completion of the fourth partial par value reduction in the second calendar quarter 2012 and, except for par value, subject to adjustment based on any capital increases out of authorized share capital (provided that the shareholders, at the annual general meeting held on April 29, 2011, approved the grant of Board authority to issue authorized share capital until April 28, 2013) or conditional share capital prior to the application to the Commercial Registry of the Canton of Zug for registration of the fourth portion of the capital reduction.

7. As a consequence of the par value reduction, Articles 6(1), 6(3)(e) and 7(1) of our Articles of Association will be amended as follows:

Artikel 6: Genehmigtes Aktienkapital	Article 6: Authorized Share Capital

[1]Der Verwaltungsrat ist ermächtigt, das Aktienkapital jederzeit bis spätestens zum 28. April 2013 ▼, im Maximalbetrag von Schweizer Franken 471’085’500.00* / 453’785’750.00** /436’486’000.00*** / 419’186’250.00**** durch Ausgabe von höchstens 133’075’000* / 133’075’000** /133’075’000*** / 133’075’000**** vollständig zu liberierenden Aktien mit einem Nennwert von je Schweizer Franken 3.54* / 3.41** / 3.28*** / 3.15**** zu erhöhen. Eine Erhöhung des Aktienkapitals (i) auf dem Weg einer Festübernahme durch eine Bank, ein Bankenkonsortium oder Dritte und eines anschliessenden Angebots an die bisherigen Aktionäre sowie (ii) in Teilbeträgen ist zulässig.	[1]The Board of Directors is authorized to increase the share capital no later than April 28, 2013[6], by a maximum amount of Swiss Francs 471,085,500.00* / 453,785,750.00** / 436,486,000.00*** / 419,186,250.00**** by issuing a maximum of 133,075,000* / 133,075,000** / 133,075,000*** / 133,075,000**** fully paid-up Shares with a par value of Swiss Francs 3.54* / 3.41** / 3.28*** / 3.15**** each. An increase of the share capital (i) by means of an offering underwritten by a financial institution, a syndicate of financial institutions or another third party or third parties, followed by an offer to the then-existing shareholders of the Company, and (ii) in partial amounts, shall be permissible.

▼ Unter der Annahme, dass die Aktionäre an der ordentlichen Generalversammlung vom 29. April 2011 einer genehmigten Erhöhung des Aktienkapitals bis zum 28. April 2013 zugestimmt haben.	▼ Assuming that shareholders, at the annual general meeting held on April 29, 2011, approved the grant of Board authority to issue authorized share capital until April 28, 2013.
*Nach Vollzug der ersten Nennwertherabsetzungstranche im dritten Quartal 2011 vorbehaltlich allfälliger Veränderungen durch Kapitalerhöhungen aus genehmigtem Aktienkapital (vorausgesetzt, dass die Aktionäre an der ordentlichen Generalversammlung vom 29. April 2011 einer genehmigten Erhöhung des Aktienkapitals bis zum 28. April 2013 zugestimmt haben), die vor der Anmeldung der ersten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.	* Upon completion of the first partial par value reduction in the third calendar quarter 2011 and, except for par value, subject to adjustment based on any capital increases out of authorized share capital (provided that the shareholders, at the annual general meeting held on April 29, 2011, approved the grant of Board authority to issue authorized share capital until April 28, 2013) prior to the application to the Commercial Registry of the Canton of Zug for registration of the first portion of the capital reduction.

A-2-3

**Nach Vollzug der zweiten Nennwertherabsetzungstranche im vierten Quartal 2011 vorbehaltlich allfälliger Veränderungen durch Kapitalerhöhungen aus genehmigtem Aktienkapital (vorausgesetzt, dass die Aktionäre an der ordentlichen Generalversammlung vom 29. April 2011 einer genehmigten Erhöhung des Aktienkapitals bis zum 28. April 2013 zugestimmt haben), die vor der Anmeldung der zweiten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.	** Upon completion of the second partial par value reduction in the fourth calendar quarter 2011 and, except for par value, subject to adjustment based on any capital increases out of authorized share capital (provided that the shareholders, at the annual general meeting held on April 29, 2011, approved the grant of Board authority to issue authorized share capital until April 28, 2013) prior to the application to the Commercial Registry of the Canton of Zug for registration of the second portion of the capital reduction.
***Nach Vollzug der dritten Nennwertherabsetzungstranche im ersten Quartal 2012 vorbehaltlich allfälliger Veränderungen durch Kapitalerhöhungen aus genehmigtem Aktienkapital (vorausgesetzt, dass die Aktionäre an der ordentlichen Generalversammlung vom 29. April 2011 einer genehmigten Erhöhung des Aktienkapitals bis zum 28. April 2013 zugestimmt haben), die vor der Anmeldung der dritten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.	*** Upon completion of the third partial par value reduction in the first calendar quarter 2012 and, except for par value, subject to adjustment based on any capital increases out of authorized share capital (provided that the shareholders, at the annual general meeting held on April 29, 2011, approved the grant of Board authority to issue authorized share capital until April 28, 2013) prior to the application to the Commercial Registry of the Canton of Zug for registration of the third portion of the capital reduction.
****Nach Vollzug der vierten Nennwertherabsetzungstranche im zweiten Quartal 2012 vorbehaltlich allfälliger Veränderungen durch Kapitalerhöhungen aus genehmigtem Aktienkapital (vorausgesetzt, dass die Aktionäre an der ordentlichen Generalversammlung vom 29. April 2011 einer genehmigten Erhöhung des Aktienkapitals bis zum 28. April 2013 zugestimmt haben), die vor der Anmeldung der vierten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.	**** Upon completion of the fourth partial par value reduction in the second calendar quarter 2012 and, except for par value, subject to adjustment based on any capital increases out of authorized share capital (provided that the shareholders, at the annual general meeting held on April 29, 2011, approved the grant of Board authority to issue authorized share capital until April 28, 2013) prior to the application to the Commercial Registry of the Canton of Zug for registration of the fourth portion of the capital reduction.
[3]Der Verwaltungsrat ist ermächtigt, die Bezugsrechte der Aktionäre aus wichtigen Gründen zu entziehen oder zu beschränken und Dritten zuzuweisen, insbesondere:	[3]The Board of Directors is authorized to withdraw or limit the preemptive rights of the shareholders and to allot them to third parties for important reasons, including:

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(e)	für die Beteiligung von:.		(e)	for the participation of:
	i.	Mitgliedern des Verwaltungsrates, Mitgliedern der Geschäftsleitung und Mitarbeitern, die für die Gesellschaft oder eine Gruppengesellschaft tätig sind, vorausgesetzt, dass der Gesamtbetrag der unter dieser Bestimmung (e)(i) ausgegebenen Aktien einen Betrag von Schweizer Franken 35’400’000.00* / 34’100’000.00** /32’800’000.00*** / 31’500’000.00****, eingeteilt in 10’000’000* / 10’000’000** /10’000’000*** / 10’000’000**** vollständig zu liberierende Aktien mit einem Nennwert von je Schweizer Franken 3.54* / 3.41** / 3.28*** / 3.15**** nicht übersteigt; und		i.	members of the Board of Directors, members of the executive management and employees of the Company or any of its group companies, always provided that the total amount of such Shares to be issued under this clause (e)(i) shall not exceed Swiss Francs 35,400,000.00* / 34,100,000.00** / 32,800,000.00*** /31,500,000.00****, divided into 10,000,000* / 10,000,000** / 10,000,000*** / 10,000,000**** fully paid-up Shares, with a par value of Swiss Francs 3.54* / 3.41** / 3.28*** / 3.15**** per Share; and
	ii.	Vertragspartnern oder Beratern oder anderen Personen, die für die Gesellschaft oder eine Gruppengesellschaft Leistungen erbringen, vorausgesetzt, dass der Gesamtbetrag der unter dieser Bestimmung (e)(ii) ausgegebenen Aktien einen Betrag von Schweizer Franken 3’540’000.00* /3’410’000.00** / 3’280’000.00*** /3’150’000.00****, eingeteilt in 1’000’000* /1’000’000** / 1’000’000*** /1’000’000**** vollständig zu liberierende Aktien mit einem Nennwert von je Schweizer Franken 3.54* / 3.41** / 3.28*** / 3.15**** nicht übersteigt; oder		ii.	contractors or consultants of the Company or any of its group companies or any other persons performing services for the benefit of the Company or any of its group companies, always provided that the total amount of such Shares to be issued under this clause (e)(ii) shall not exceed Swiss Francs 3,540,000.00* / 3,410,000.00** / 3,280,000.00*** / 3,150,000.00****, divided into 1,000,000* / 1,000,000** / 1,000,000*** / 1,000,000**** fully paid-up Shares, with a par value of Swiss Francs 3.54* /3.41** / 3.28*** / 3.15**** per Share; or
*Nach Vollzug der ersten Nennwertherabsetzungstranche im dritten Quartal 2011 vorbehaltlich allfälliger Veränderungen durch Kapitalerhöhungen aus genehmigtem Aktienkapital (vorausgesetzt, dass die Aktionäre an der ordentlichen Generalversammlung vom 29. April 2011 einer genehmigten Erhöhung des Aktienkapitals bis zum 28. April 2013 zugestimmt haben), die vor der Anmeldung der ersten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.			* Upon completion of the first partial par value reduction in the third calendar quarter 2011 and, except for par value, subject to adjustment based on any capital increases out of authorized share capital (provided that the shareholders, at the annual general meeting held on April 29, 2011, approved the grant of Board authority to issue authorized share capital until April 28, 2013) prior to the application to the Commercial Registry of the Canton of Zug for registration of the first portion of the capital reduction.
**Nach Vollzug der zweiten Nennwertherabsetzungstranche im vierten Quartal 2011 vorbehaltlich allfälliger Veränderungen durch Kapitalerhöhungen aus genehmigtem Aktienkapital (vorausgesetzt, dass die Aktionäre an der ordentlichen Generalversammlung vom 29. April 2011 einer genehmigten Erhöhung des Aktienkapitals bis zum 28. April 2013 zugestimmt haben), die vor der Anmeldung der zweiten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.			** Upon completion of the second partial par value reduction in the fourth calendar quarter 2011 and, except for par value, subject to adjustment based on any capital increases out of authorized share capital (provided that the shareholders, at the annual general meeting held on April 29, 2011, approved the grant of Board authority to issue authorized share capital until April 28, 2013) prior to the application to the Commercial Registry of the Canton of Zug for registration of the second portion of the capital reduction.

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***Nach Vollzug der dritten Nennwertherabsetzungstranche im ersten Quartal 2012 vorbehaltlich allfälliger Veränderungen durch Kapitalerhöhungen aus genehmigtem Aktienkapital (vorausgesetzt, dass die Aktionäre an der ordentlichen Generalversammlung vom 29. April 2011 einer genehmigten Erhöhung des Aktienkapitals bis zum 28. April 2013 zugestimmt haben), die vor der Anmeldung der dritten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.	*** Upon completion of the third partial par value reduction in the first calendar quarter 2012 and, except for par value, subject to adjustment based on any capital increases out of authorized share capital (provided that the shareholders, at the annual general meeting held on April 29, 2011, approved the grant of Board authority to issue authorized share capital until April 28, 2013) prior to the application to the Commercial Registry of the Canton of Zug for registration of the third portion of the capital reduction.
****Nach Vollzug der vierten Nennwertherabsetzungstranche im zweiten Quartal 2012 vorbehaltlich allfälliger Veränderungen durch Kapitalerhöhungen aus genehmigtem Aktienkapital (vorausgesetzt, dass die Aktionäre an der ordentlichen Generalversammlung vom 29. April 2011 einer genehmigten Erhöhung des Aktienkapitals bis zum 28. April 2013 zugestimmt haben), die vor der Anmeldung der vierten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.	**** Upon completion of the fourth partial par value reduction in the second calendar quarter 2012 and, except for par value, subject to adjustment based on any capital increases out of authorized share capital (provided that the shareholders, at the annual general meeting held on April 29, 2011, approved the grant of Board authority to issue authorized share capital until April 28, 2013) prior to the application to the Commercial Registry of the Canton of Zug for registration of the fourth portion of the capital reduction.

Artikel 7: Bedingtes Aktienkapital	Article 7: Conditional Share Capital

[1]Das Aktienkapital kann sich durch Ausgabe von höchstens 138’132’846* /138’132’846** / 138’132’846*** /138’132’846**** voll zu liberierenden Aktien im Nennwert von je Schweizer Franken 3.54* / 3.41** / 3.28*** / 3.15**** um höchstens Schweizer Franken 488’990’274.84* /471’033’004.86** / 453’075’734.88*** /435’118’464.90**** erhöhen durch:	[1]The share capital may be increased in an amount not to exceed Swiss Francs 488,990,274.84* / 471,033,004.86** /453,075,734.88*** / 435,118,464.90**** through the issuance of up to 138,132,846* / 138,132,846** / 138,132,846*** /138,132,846**** fully paid-up Shares with a par value of Swiss Francs 3.54* / 3.41** / 3.28*** / 3.15**** per Share through:

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(a)	die Ausübung von Wandel-, Tausch-, Options-, Bezugs- oder ähnlichen Rechten auf den Bezug von Aktien (nachfolgend die “Umwandlungsrechte”), welche Dritten oder Aktionären im Zusammenhang mit auf nationalen oder internationalen Kapitalmärkten neu oder bereits begebenen Anleihensobligationen, Optionen, Warrants oder anderen Finanzmarktinstrumenten oder neuen oder bereits bestehenden vertraglichen Verpflichtungen der Gesellschaft, einer ihrer Gruppengesellschaften oder ihrer Rechtsvorgänger eingeräumt werden (nachfolgend zusammen, “die mit Umwandlungsrechten verbundenen Obligationen”); dabei darf der Gesamtbetrag der ausgegebenen Aktien einen Betrag von Schweizer Franken 467’750’274.84* / 450’573’004.86** /433’395’734.88*** / 416’218’464.90****, eingeteilt in 132’132’846* / 132’132’846** /132’132’846*** / 132’132’846**** vollständig zu liberierende Aktien mit einem Nennwert von je Schweizer Franken 3.54* / 3.41** / 3.28*** / 3.15**** nicht übersteigen; und/oder		(a)	the exercise of conversion, exchange, option, warrant or similar rights for the subscription of Shares (hereinafter the “Rights”) granted to third parties or shareholders in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations by or of the Company, one of its group companies, or any of their respective predecessors (hereinafter collectively, the “Rights-Bearing Obligations”); the total amount of Shares that may be issued under such Rights shall not exceed Swiss Francs 467,750,274.84* / 450,573,004.86** / 433,395,734.88*** / 416,218,464.90****, divided into 132,132,846* / 132,132,846** /132,132,846*** / 132,132,846**** fully paid-up Shares with a par value of Swiss Francs 3.54* / 3.41** / 3.28*** / 3.15**** per Share; and/or
(b)	die Ausgabe von mit Umwandlungsrechten verbundenen Obligationen an:		(b)	the issuance of Rights-Bearing Obligations granted to:
	i.	die Mitglieder des Verwaltungsrates, Mitglieder der Geschäftsleitung und Arbeitnehmer, die für die Gesellschaft oder eine Gruppengesellschaft tätig sind; vorausgesetzt, dass der Gesamtbetrag der unter dieser Bestimmung (b)(i) ausgegebenen Aktien einen Betrag von Schweizer Franken 17’700’000.00* / 17’050’000.00** /16’400’000.00*** / 15’750’000.00****, eingeteilt in 5’000’000* / 5’000’000** /5’000’000*** / 5’000’000**** vollständig zu liberierende Aktien mit einem Nennwert von je Schweizer Franken 3.54* / 3.41** / 3.28*** / 3.15**** nicht übersteigt; oder		i.	the members of the Board of Directors, members of the executive management and employees of the Company or any of its group companies, always provided that the total amount of such Shares to be issued under this clause (b)(i) shall not exceed Swiss Francs 17,700,000.00* / 17,050,000.00** / 16,400,000.00*** /15,750,000.00****, divided into 5,000,000* / 5,000,000** / 5,000,000*** / 5,000,000**** fully paid-up Shares, with a par value of Swiss Francs 3.54* / 3.41** / 3.28*** / 3.15**** per Share; or
	ii.	Vertragspartner oder Berater oder andere Personen, die für die Gesellschaft oder eine Gruppengesellschaft Leistungen erbringen, vorausgesetzt, dass der Gesamtbetrag der unter dieser Bestimmung(b)(ii) ausgegebenen Aktien einen Betrag von Schweizer Franken 3’540’000.00* /3’410’000.00** / 3’280’000.00*** /3’150’000.00****, eingeteilt in 1’000’000* /1’000’000** / 1’000’000*** /1’000’000**** vollständig zu liberierende Aktien mit einem Nennwert von je Schweizer Franken 3.54* / 3.41** / 3.28*** / 3.15**** nicht übersteigt.		ii.	contractors or consultants of the Company or any of its group companies or any other persons providing services to the Company or its group companies, always provided that the total amount of such Shares to be issued under this clause (b)(ii) shall not exceed Swiss Francs 3,540,000.00* / 3,410,000.00** / 3,280,000.00*** / 3,150,000.00****, divided into 1,000,000* /1,000,000** / 1,000,000*** / 1,000,000**** fully paid-up Shares, with a par value of Swiss Francs 3.54* / 3.41** / 3.28*** /3.15**** per Share.

A-2-7

*Nach Vollzug der ersten Nennwertherabsetzungstranche im dritten Quartal 2011 vorbehaltlich allfälliger Veränderungen durch Kapitalerhöhungen aus bedingtem Aktienkapital, die vor der Anmeldung der ersten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.	* Upon completion of the first partial par value reduction in the third calendar quarter 2011 and, except for par value, subject to adjustment based on any capital increases out of conditional share capital prior to the application to the Commercial Registry of the Canton of Zug for registration of the first portion of the capital reduction.

**Nach Vollzug der zweiten Nennwertherabsetzungstranche im vierten Quartal 2011 vorbehaltlich allfälliger Veränderungen durch Kapitalerhöhungen aus bedingtem Aktienkapital, die vor der Anmeldung der zweiten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.	** Upon completion of the second partial par value reduction in the fourth calendar quarter 2011 and, except for par value, subject to adjustment based on any capital increases out of conditional share capital prior to the application to the Commercial Registry of the Canton of Zug for registration of the second portion of the capital reduction.

***Nach Vollzug der dritten Nennwertherabsetzungstranche im ersten Quartal 2012 vorbehaltlich allfälliger Veränderungen durch Kapitalerhöhungen aus bedingtem Aktienkapital, die vor der Anmeldung der dritten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.	*** Upon completion of the third partial par value reduction in the first calendar quarter 2012 and, except for par value, subject to adjustment based on any capital increases out of conditional share capital prior to the application to the Commercial Registry of the Canton of Zug for registration of the third portion of the capital reduction.

****Nach Vollzug der vierten Nennwertherabsetzungstranche im zweiten Quartal 2012 vorbehaltlich allfälliger Veränderungen durch Kapitalerhöhungen aus bedingtem Aktienkapital, die vor der Anmeldung der vierten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.	**** Upon completion of the fourth partial par value reduction in the second calendar quarter 2012 and, except for par value, subject to adjustment based on any capital increases out of conditional share capital prior to the application to the Commercial Registry of the Canton of Zug for registration of the fourth portion of the capital reduction.

A-2-8

NOBLE CORPORATION ANNUAL GENERAL MEETING OF SHAREHOLDERS ON APRIL 29, 2011 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS IMPORTANT NOTE: Please sign, date and return this Proxy Card in the enclosed postage pre-paid envelope to the following address, arriving no later than the close of business, Eastern time, on April 28, 2011: • Noble Corporation c/o MacKenzie Partners, Inc. Corporate Election Services P.O. Box 3230 Pittsburgh, PA 15230-9404 or, if granting a proxy to the independent representative: • Mr. Joachim Kloter c/o Kloter & Kohli Attorneys Streulistrasse 28 P. O. Box CH-8032 Zurich, Switzerland. • Please sign and date the proxy card below and fold and detach the card at the perforation before mailing. • Please check one of the following two boxes: • The signatory, revoking any proxy heretofore given in connection with the Annual General Meeting described below, appoints Noble Corporation as proxy, with full powers of substitution, to represent the signatory at the Annual General Meeting on April 29, 2011 and to vote all shares the signatory is entitled to vote at such Annual General Meeting on all matters properly presented at the meeting. • The signatory, revoking any proxy heretofore given in connection with the Annual General Meeting described below, appoints the independent representative, Mr. Joachim Kloter, Kloter & Kohli Attorneys (the “Independent Representative”), with full powers of substitution, to represent the signatory at the Annual General Meeting on April 29, 2011 and to vote all shares the signatory is entitled to vote at such Annual General Meeting on all matters properly presented at the meeting. If you appoint either Noble Corporation or the Independent Representative to represent you at the Annual General Meeting on April 29, 2011, please provide your voting instructions by marking the applicable instruction boxes on the reverse side of this Proxy Card. If you do not check either of the above boxes, your proxy will be granted to Noble Corporation. If you do not provide specific voting instructions, your voting rights will be exercised in the manner recommended by the Board of Directors (“FOR” proposals 2, 3, 4, 5, 6, 7, 8 and 9, “FOR” each director nominee listed on the reverse side and “FOR” holding an advisory vote on executive compensation every three years). In the event of other proposals during the Annual General Meeting on which voting is permissible under Swiss law, Noble Corporation or the Independent Representative, as applicable, will vote your shares in accordance with the respective recommendation of the Board of Directors. The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid Annual General Meeting. Shareholder sign here Date Co-Owner sign here Date The signature on this Proxy Card should correspond exactly with the shareholder’s name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, each should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

Ð Please sign and date the proxy card below on the reverse side, and fold and detach the card at the perforation before mailing. • Vote on Proposals This Proxy Card is valid only when signed and dated If you do not provide specific voting instructions, your voting rights will be exercised in the manner recommended by the Board of Directors. The Board of Directors recommends a vote “FOR” proposals 2, 3, 4, 5, 6, 7, 8 and 9, “FOR” each director nominee listed below and “FOR” holding an advisory vote on executive compensation every three years. 1. Election of Directors: 1a. Lawrence J. Chazen for the class of directors whose term will expire in 2014• FOR • WITHHOLD 1b. Jon A. Marshall for the class of directors whose term will expire in 2014 ..• FOR • WITHHOLD 1c. Mary P. Ricciardello for the class of directors whose term will expire in 2014...• FOR • WITHHOLD 2. Approval of the 2010 Annual Report, the Consolidated Financial Statements of the Company for fiscal year 2010 and the Statutory Financial Statements of the Company for fiscal year 2010 . . FOR • AGAINST . ABSTAIN 3. Approval of the creation of a reserve through appropriation of retained earnings .. . FOR • AGAINST . ABSTAIN 4. Approval of a capital reduction by cancellation of certain shares held in treasury . . FOR • AGAINST . ABSTAIN 5. Approval of an extension of Board authority to issue authorized share capital until April 28, 2013 . . FOR • AGAINST . ABSTAIN 6. Approval of a return of capital in the form of a par value reduction in an amount equal to Swiss francs 0.52 per share.. . FOR • AGAINST . ABSTAIN 7. Approval of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal year 2011 and the election of PricewaterhouseCoopers AG as statutory auditor for a one-year term . FOR • AGAINST . ABSTAIN 8. Approval of the discharge of the members of the Board of Directors and the executive officers of the Company for fiscal year 2010 ... . FOR • AGAINST . ABSTAIN 9. Approval, on an advisory basis, of the compensation of the Company’s named executive officers .. . FOR • AGAINST . ABSTAIN 10. Advisory vote on frequency of the executive compensation advisory vote .. • 1 YEAR • 2 YEARS • 3 YEARS • ABSTAIN Continued on the reverse side. Must be signed and dated on the reverse side.

NOBLE CORPORATION ANNUAL GENERAL MEETING OF SHAREHOLDERS ON APRIL 29, 2011 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS IMPORTANT NOTE: Please sign, date and return this Voting Instruction Card in the enclosed postage pre-paid envelope, arriving no later than the close of business, Eastern time, on April 28, 2011. The undersigned hereby instructs the Trustee of the Noble Drilling Corporation 401(k) Savings Plan (“401(k) Plan”) to vote, as designated below, all shares of Noble Corporation that are credited to the account(s) of the undersigned (whether vested or not) in the 401(k) Plan (“401(k) Plan Shares”) at the Annual General Meeting on April 29, 2011. Please provide your voting instructions by marking the applicable instruction boxes on the reverse side of this Voting Instruction Card. If you do not provide specific voting instructions, the voting rights of your 401(k) Plan Shares will be exercised in the manner recommended by the Board of Directors (“FOR” proposals 2, 3, 4, 5, 6, 7, 8 and 9, “FOR” each director nominee listed on the reverse side and “FOR” holding an advisory vote on executive compensation every three years). The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid Annual General Meeting. In the event of other proposals during the Annual General Meeting on which voting is permissible under Swiss law, the Trustee will vote your 401(k) Plan Shares in accordance with the respective recommendation of the Board of Directors. Continued on the reverse side. IMPORTANT NOTE: Please sign, date and return this Voting Instruction Card in the enclosed postage pre-paid envelope, arriving no later than the close of business, Eastern time, on April 28, 2011. The undersigned hereby instructs the Trustee of the Noble Drilling Corporation 401(k) Savings Plan (“401(k) Plan”) to vote, as designated below, all shares of Noble Corporation that are credited to the account(s) of the undersigned (whether vested or not) in the 401(k) Plan (“401(k) Plan Shares”) at the Annual General Meeting on April 29, 2011. Please provide your voting instructions by marking the applicable instruction boxes on the reverse side of this Voting Instruction Card. If you do not provide specific voting instructions, the voting rights of your 401(k) Plan Shares will be exercised in the manner recommended by the Board of Directors (“FOR” proposals 2, 3, 4, 5, 6, 7, 8 and 9, “FOR” each director nominee listed on the reverse side and “FOR” holding an advisory vote on executive compensation every three years). In the event of other proposals during the Annual General Meeting on which voting is permissible under Swiss law, the Trustee will vote your 401(k) Plan Shares in accordance with the respective recommendation of the Board of Directors. The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid Annual General Meeting. 401(k) Plan Participant sign here Date The signature on this Voting Instruction Card should correspond exactly with the shareholder’s name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, each should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

• Please sign and date the voting instruction card below on the reverse side, and fold and detach the card at the perforation before mailing. • Vote on Proposals This Voting Instruction Card is valid only when signed and dated If you do not provide specific voting instructions, your voting rights will be exercised in the manner recommended by the Board of Directors. The Board of Directors recommends a vote “FOR” proposals 2, 3, 4, 5, 6, 7, 8 and 9, “FOR” each director nominee listed below and “FOR” holding an advisory vote on executive compensation every three years. 1. Election of Directors: 1a. Lawrence J. Chazen for the class of directors whose term will expire in 2014 • FOR • WITHHOLD 1b. Jon A. Marshall for the class of directors whose term will expire in 2014 .. • FOR • WITHHOLD 1c. Mary P. Ricciardello for the class of directors whose term will expire in 2014 .. • FOR • WITHHOLD 2. Approval of the 2010 Annual Report, the Consolidated Financial Statements of the Company for fiscal year 2010 and the Statutory Financial Statements of the Company for fiscal year 2010 . . FOR • AGAINST . ABSTAIN 3. Approval of the creation of a reserve through appropriation of retained earnings.. . FOR • AGAINST . ABSTAIN 4. Approval of a capital reduction by cancellation of certain shares held in treasury . FOR • AGAINST . ABSTAIN 5. Approval of an extension of Board authority to issue authorized share capital until April 28, 2013. . FOR • AGAINST . ABSTAIN 6. Approval of a return of capital in the form of a par value reduction in an amount equal to Swiss francs 0.52 per share.. . FOR • AGAINST . ABSTAIN 7. Approval of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal year 2011 and the election of PricewaterhouseCoopers AG as statutory auditor for a one-year term . FOR • AGAINST . ABSTAIN 8. Approval of the discharge of the members of the Board of Directors and the executive officers of the Company for fiscal year 2010... . FOR • AGAINST . ABSTAIN 9. Approval, on an advisory basis, of the compensation of the Company’s named executive officers.. . FOR • AGAINST . ABSTAIN 10. Advisory vote on frequency of the executive compensation advisory vote ... • 1 YEAR • 2 YEARS • 3 YEARS • ABSTAIN Continued on the reverse side. Must be signed and dated on the reverse side.